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As filed with the Securities and Exchange Commission on June 26, 2008

File No. 333-148051

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA MINING RESOURCES HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-0552519 (I.R.S. Employer Identification Number)

China Mining Resources Holdings Limited
c/o SSC Mandarin Group
Room 4710, 47th Floor, The Center, 99 Queen's Road
Central, Hong Kong
852-2504-2333
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robin Lee, Chief Executive Officer
China Mining Resources Holdings Limited
c/o SSC Mandarin Group
Room 4710, 47th Floor, The Center, 99 Queen's Road
Central, Hong Kong
852-2504-2333
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James M. Kaplan, Esq. Timothy I. Kahler, Esq. Troutman Sanders LLP 405 Lexington Avenue New York, New York 10174 (212) 704-6000 (212) 704-6288–Facsimile	Bruce S. Mendelsohn, Esq. Akin Gump Strauss Hauer & Feld, LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 (212) 872-1002–Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)(3)	8,625,000 Units	$8.00	$69,000,000	$2,711.70	(4)

Shares of Common Stock included as part of the Units(2)(3)	8,625,000 Shares	—	—	—	(5)

Warrants included as part of the Units(2)(3)	8,625,000 Warrants	—	—	—	(5)

Shares of Common Stock underlying the Warrants included in the Units(3)	8,625,000 Shares	$6.00	$51,750,000	$2,033.80	(4)

Representative's Unit Purchase Option	1 Option	$100.00	$100	—	(5)

Units underlying the Representative's Unit Purchase Option ("Underwriter's Units")(3)	375,000 Units	$10.00	$3,750,000	$147.40	(4)

Shares of Common Stock included as part of the Underwriter's Units(3)	375,000 Shares	—	—	—	(5)

Warrants included as part of the Underwriter's Units(3)	375,000 Warrants	—	—	—	(5)

Shares of Common Stock underlying the Warrants included in the Underwriter's Units(3)	375,000 Shares	$6.00	$2,250,000	$88.43	(4)

Total			$126,750,100	$4,981.33	(4)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 1,125,000 Units and 1,125,000 Shares and 1,125,000 Warrants included in such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

(4)
$5,188.30 has been previously paid.

(5)
No fee pursuant to Rule 457(g).

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is or sale is not permitted.

SUBJECT TO COMPLETION, DATED                        , 2008

PRELIMINARY PROSPECTUS

$60,000,000

CHINA MINING RESOURCES HOLDINGS LIMITED

7,500,000 Units

          China Mining Resources Holdings Limited is a newly-organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination or contractual arrangement with one or more operating businesses, which we refer to as the initial business combination. Although our efforts in identifying prospective target businesses will not be limited to a particular industry or country, we expect to focus on businesses located in or serving the People's Republic of China that are engaged primarily in the mineral mining industry and related industries. We do not have any specific business combination under consideration, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Our amended and restated certificate of incorporation provides that our corporate purpose and powers will be limited to dissolving and winding up our affairs and liquidating if we do not consummate a business combination within 24 months (up to 36 months if we extend the period as provided below) of the closing date of our initial public offering. However, if we have entered into a definitive agreement with respect to a business combination, we may seek stockholder approval of an amendment to our amended and restated certificate of incorporation to extend the period of time within which we must consummate a business combination by up to an additional 12 months. In order to extend the period of time to up to 36 months, (i) the amendment to our amended and restated certificate of incorporation providing for such extended period must be approved, at a stockholder meeting duly held for such purpose, by (A) a majority of the outstanding shares of our common stock and (B) a majority of the shares of common stock sold in this offering that are voted (in person or by proxy) at such meeting; and (ii) fewer than 40% of the shares of common stock sold in this offering may be (A) voted (in person or by proxy) at such meeting against such amendment and (B) converted into the right to receive a pro rata share of our trust account as described in this prospectus.

          This is an initial public offering of our units. Each unit that we are offering has a price of $8.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of the initial business combination and            , 2009 [one year from the date of this prospectus], and will expire on            , 2013 [five years from the date of this prospectus], or earlier upon redemption.

          We have granted Lazard Capital Markets LLC, the representative of the underwriters for this offering, a 45-day option to purchase up to 1,125,000 units (over and above the 7,500,000 units referred to above) solely to cover over-allotments, if any. The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Lazard Capital Markets LLC, as representative of the underwriters, for $100, an option to purchase up to a total of 375,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

          Robin Lee, our Chairman and Chief Executive Officer, and our other officers, have agreed to purchase warrants exercisable for 2,500,000 shares of our common stock at a purchase price of $1.00 per warrant (for an aggregate purchase price of $2,500,000) in a private placement that will occur simultaneously with the consummation of this offering. We refer to these warrants as the insider warrants throughout this prospectus. All of the proceeds we receive from the sale of insider warrants will be placed in the trust account described below. The insider warrants will be identical to the warrants included in the units being offered by this prospectus, except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by our initial stockholders or their affiliates. Robin Lee, and our other officers who are purchasing the insider warrants have agreed that the insider warrants will not be sold or transferred by him until 90 days after we have completed the initial business combination, provided however that transfers can be made to certain permitted transferees who agree in writing to be bound by such transfer restrictions. Accordingly, the insider warrants will be placed in escrow and will not be released until 90 days after the completion of our initial business combination.

          There is presently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the "RCP.U" on or promptly after the date of this prospectus. Assuming that the units are listed on the American Stock Exchange, once the securities composing the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols "RCP" and "RCP.WS," respectively. We cannot assure you that our securities will be listed or will continue to be listed on the American Stock Exchange.

          Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 25 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us
Per unit	$8.00	$0.56	$7.44
Total	$60,000,000	$4,200,000	$55,800,000

(1)
Of the underwriting discounts and commissions, $2,100,000 ($0.28 per unit) (or $2,415,000 if the underwriters' over-allotment option is exercised in full) is being deferred by the underwriters and will be placed in the trust account described below. Such funds will be released to the underwriters only upon our completion of the initial business combination, as described in this prospectus. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination.

          Of the net proceeds after expenses we receive from this offering and the private placement, approximately $7.93 per unit, or $59,465,000 (approximately $7.90 per unit, or $68,150,000 if the underwriters' over-allotment option is exercised in full), will be deposited into a trust account at JPMorgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount includes the deferred underwriting discounts and commissions of $2,100,000 (or $2,415,000 if the underwriters' over-allotment option is exercised in full) and the $2,500,000 we will receive from the private placement in which Robin Lee, and certain of other officers, will purchase 2,500,000 insider warrants.

          We are offering the units for sale on a firm commitment basis. Lazard Capital Markets LLC, acting as representative of the underwriters, expects to deliver our units to investors in the offering on or about            , 2008.

LAZARD CAPITAL MARKETS

                                    , 2008

i

PROSPECTUS SUMMARY

        This summary highlights material information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under "Risk Factors" and our financial statements and the related notes included elsewhere in this prospectus. Unless otherwise stated in this prospectus:

  •
  references to "we," "us" or "our company" refer to China Mining Resources Holdings Limited;

  •
  "initial shares" refers to the 1,875,000 shares of common stock that our initial stockholders originally purchased from us on November 15, 2007 as adjusted to reflect the 3-for-4 stock split declared by our board of directors in June 2008 and approved by our initial stockholders;

  •
  "initial stockholders" refers to Global Strategic Partners, Inc., our officers, directors and special advisor, each of whom purchased and beneficially owns initial shares;

  •
  "insider warrants" refers to the 2,500,000 warrants we are selling privately to Robin Lee, our Chairman and Chief Executive Officer, and our other officers, simultaneously with the consummation of this offering;

  •
  references to "China" or the "PRC" refer to the People's Republic of China, for purposes of this prospectus, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

  •
  "management team" refers to our officers and directors;

  •
  "public stockholders" means the holders of the shares of common stock that are being sold as part of the units in this public offering, including any of our initial stockholders solely to the extent that they purchase such shares either in this offering or afterwards;

  •
  the information in this prospectus assumes that the underwriters will not exercise their over-allotment option, unless expressly stated to the contrary; and

  •
  all currency references refer to U.S. dollars (USD), unless noted otherwise; as of June 10, 2008, the applicable exchange rate was one United States Dollar to 6.9248 Renminbi (RMB).

        You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. Except as otherwise specified, all information in this prospectus and all per share information has been adjusted to reflect a 3-for-4 stock split declared by our board of directors on June 13, 2008 and approved by our initial stockholders.

Our Business

        We are a blank check company organized under the laws of the State of Delaware on September 27, 2007. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, or contractual arrangement, with one or more operating businesses, which we refer to as the initial business combination. We may acquire less than 100% of the interests or assets of the target business but in all instances we would control the target company. The key factors that we will rely on in determining control would be our acquisition of at least more than 50% of the voting securities of the target business and/or control of the majority of any governing body of the target company through contractual arrangements or otherwise. Although our efforts in identifying prospective target businesses will not be limited to a particular industry or country, we expect to focus on businesses located in or serving China that are engaged primarily in the mineral mining industry and related industries. We do not have any specific business combination under consideration, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. To date our efforts have been limited to organizational activities as well as activities related to this offering.

        Certain members of our management group have extensive experience advising companies on sourcing mining projects in China, managing the operation of mines in China, acquiring and investing in mining companies and helping to raise growth capital for companies doing business in China. Robin Lee, our Chairman and Chief Executive Officer, is Group Managing Director of SSC Mandarin Financial Services Limited (SSCM), a Hong Kong-based corporate finance advisory firm that provides financial advice to international companies with respect to mining industry acquisitions in China. He has over 25 years of financial and M&A advisory, banking, and public and private corporate finance experience, much of which has been focused on the Chinese mineral mining industry. Bill Zhao, our director and Vice President of Mining Investment, has more than 20 years of experience in the mineral mining industry in China and other countries, with specific expertise in the development, financing and environmental and safety management of mines.

        In September 2007, SSCM was the principal investor in the purchase of an 80% interest in Tongguan Taizhou Mining Company Ltd. ("Taizhou Mining"), a company focused on the exploration and exploitation of precious metals and mineral resources in the PRC. In April 2008, SSCM and the other investors exchanged their interests in Taizhou Mining for shares of Espco Technology Holdings Limited ("Espco Technology"), a public company trading on the Hong Kong Stock Exchange (stock code: 8299). The board of directors of Espco Technology recently approved a proposal to change the name of the entity to "Grand T G Gold Holdings Limited" and this proposal has been submitted to the shareholders of the entity for their consideration. In June 2008, Mr. Lee and Pieter van Aswegen, one of our directors, became directors of Espco Technology. See "Risk Factors—Members of our management team and our directors may become aware of business opportunities that may be appropriate for presentation to us as well as other entities with which they are or may become affiliated and, as a result, may have conflicts of interest that may adversely affect us" and "Management—Conflicts of Interest."

        We believe that the Chinese mineral mining industry is an attractive area to explore for potential business combinations for various reasons, including a large and growing Chinese economy, significant demand in China for mineral resources, industry trends toward modernization and reserve development, and favorable governmental support.

        We believe, based solely on our management's collective business experience, that there are numerous attractive acquisition opportunities in the Chinese mineral mining industry. However, neither we nor any of our agents have conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates in the Chinese mineral mining industry or the likelihood or probability of success of any proposed business combination. Accordingly, we cannot assure you that we will be able to locate a target business in the Chinese mineral mining industry or that we will be able to engage in a business combination with a target business on favorable terms.

        Our initial business combination must be with a target business whose fair market value is at least equal to 80% of the net assets held in trust (excluding deferred underwriting discounts and commissions of $2,100,000, or $2,415,000 if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any proposed extended period, as described in this prospectus) at the time of execution of a definitive agreement relating to a business combination although this may entail simultaneous acquisitions of several businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to such criteria. If we determine to acquire several businesses simultaneously and such businesses are owned by different sellers, we will need each seller to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies in a single operating business. In no instance will we acquire less than majority voting control of a target business through our acquisition of more than 50% of the voting securities of the target business or through contractual arrangements or otherwise. However, this restriction will not preclude a reverse merger or similar transaction where we will acquire the target business.

        The target business that we acquire may have a fair market value substantially in excess of 80% of the net assets held in trust requirement. In order to consummate an acquisition that satisfies this test, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. We may have a greater need for such equity or debt financing because, while the value of our target must be in excess of 80% of the net assets held in trust (excluding deferred underwriting discounts and commissions of $2,100,000 or $2,415,000 if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any proposed extended period) at the time of execution of a definitive agreement relating to a business combination, we may be required to pay or set aside up to 40% (minus one share) of the amount in our trust account to fund conversions of the shares held by stockholders who properly exercise their conversion rights, as described in this prospectus. If stockholders exercise their conversion rights, the amounts available in the trust account to fund our initial business combination will decrease. There is no limitation on our ability to raise funds through equity or debt financing. We have not entered into and are not currently contemplating any financing arrangements with any third parties to raise additional funds. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so.

        We intend to acquire an operating business through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination or contractual arrangement with one or more operating businesses; however, there are a number of industries in China in which direct foreign investment is restricted. Therefore, if our target business operates in an industry that is subject to these requirements we may seek to acquire control of our target business through contractual arrangements with licensed companies operating in China and their owners. We may enter into an initial business combination in which we, our subsidiaries and/or affiliates, and the target business and its stockholders, enter into a series of contracts that, although we would not be allowed to own the assets or obtain direct control of the operating company in a restricted industry in China, will enable us to secure economic benefits and to assume the risks of losses that are substantially similar to full ownership. These contracts could, for example, result in a structure where, in exchange for our payment of the acquisition consideration, the target business would be owned 100% by Chinese residents whom we designate, and the target business would continue to hold the requisite licenses necessary to operate its business. We may also establish a new subsidiary in China which would provide technology, technical support, consulting and related services to the target business in exchange for fees designed to transfer to us substantially all of the economic benefits of ownership of the target business. If we choose to effect a business combination that employs these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies including seeking specific performance or injunctive relief, and claiming damages. We cannot assure you these remedies will be sufficient to offset the cost of enforcement. In addition, they may adversely affect the benefits we expect to receive from our initial business combination.

        Our principal executive offices are located at c/o SSC Mandarin Group, Room 4710, 47th Floor, The Center, 99 Queen's Road, Central, Hong Kong, and our telephone number is 852-2504-2333.

THE OFFERING

Securities offered	7,500,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Lazard Capital Markets LLC determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets generally and the market for securities of small capitalization companies, and the trading pattern of, and demand for, our securities in particular). In no event will Lazard Capital Markets LLC allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which consummation is anticipated to take place four business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the underwriters' over-allotment option if the underwriters' over-allotment option is exercised prior to the filing of the Form 8-K. If the underwriters' over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include appropriate information in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, if Lazard Capital Markets LLC has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus. The units will continue to trade after the common stock and warrants begin to trade separately. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants.
Common Stock:
Number outstanding before this offering and the sale of the insider warrants	1,875,000 shares(1)
Number to be outstanding after this offering and the sale of the insider warrants	9,375,000 shares(1)

(1) In June 2008, the aggregate outstanding 2,500,000 initial shares were decreased to 1,875,000 shares as a result of a 3-for-4 stock split declared by our board of directors and approved by our initial stockholders.

Warrants:
Number outstanding before this offering	0
Number of insider warrants to be sold in a private placement simultaneously with the closing of this offering	2,500,000 warrants
Number to be outstanding after this offering and the sale of the insider warrants	10,000,000 warrants
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$6.00
Exercise period	Each warrant is exercisable on the later of:
• the completion of the initial business combination, and
• , 2009 [one year from the date of this prospectus],

provided that no warrants will be exercisable unless a registration statement under the Securities Act of 1933, as amended, or the Securities Act, covering the shares of common stock issuable upon exercise of the warrants is effective and current.
The warrants will expire at 5:00 p.m., New York City time, on , 2013 [five years from the date of this prospectus], or earlier upon redemption.
Redemption
Once the warrants become exercisable, we may redeem the outstanding warrants (including any of the insider warrants and any outstanding warrants issued upon exercise of the unit purchase option issued to Lazard Capital Markets LLC), without the consent of the underwriters:
• in whole but not in part,
• at a price of $0.01 per warrant,
• upon a minimum of 30 days prior written notice of redemption, and
•
if, and only if, the last sale price of our common stock equals or exceeds $11.50 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of our common stock) for any 20 trading days within a 30-trading-day period ending three business days before we send the notice of redemption, provided that we have an effective registration statement under the Securities Act covering the shares issuable upon exercise of the warrants and a current prospectus relating to them is available.
We have established the above conditions to our exercise of redemption rights to provide:
• warrant holders with adequate notice of our redemption so that they can exercise their warrants at a time when the common stock price is above the warrant exercise price; and
• a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the common stock may fall below the $11.50 trigger price as well as the $6.00 warrant exercise price after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price that is intended to provide warrant holders a reasonable premium to the warrant exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.
Initial shares
On November 15, 2007, our initial stockholders purchased an aggregate of 2,500,000 shares of our common stock, which we refer to as the "initial shares." In June 2008, the aggregate outstanding 2,500,000 initial shares were decreased to 1,875,000 shares as a result of a 3-for-4 stock split declared by our board of directors and approved by our initial stockholders. The initial shares are identical to the shares of common stock included in the units being sold in this offering, except:
• the initial shares are subject to the transfer restrictions described below;
•
an aggregate of 551,471 initial shares will be forfeited by our initial stockholders unless (i) within five years following the closing of this offering, the trading price of our common stock is greater than or equal to $11.50 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of our common stock) for any 20 trading days within any 30-trading-day period, and (ii) the other 1,323,529 initial shares are released from the escrow account described below;

•
in connection with the vote required to approve an amendment, if any, to amended and restated certificate of incorporation to extend our corporate existence by up to an additional 12 months and amendment to 36 months from the date of this prospectus, which we refer to in this prospectus as the extended period, our initial stockholders have agreed to vote the initial shares in accordance with the majority of the shares of common stock voted by the public stockholders.
•
in connection with the vote required to approve our initial business combination and the amendment to our amended and restated certificate of incorporation to extend our corporate existence to perpetuity, our initial stockholders have agreed to vote the initial shares in accordance with the majority of the shares of common stock voted by the public stockholders;
	•	our initial stockholders will not be able to exercise conversion rights (as described below) with respect to the initial shares; and
	•	our initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the initial shares if we fail to consummate a business combination.

Although our initial stockholders do not currently intend to purchase any of our securities in this offering or in the aftermarket or otherwise, neither our initial stockholders, nor our directors or officers, nor affiliates of any such persons, are prohibited from purchasing shares of our common stock in the offering or in the aftermarket or otherwise. To the extent any of such persons make purchases of shares of our common stock in the offering or in the aftermarket or otherwise, all such purchases would be in compliance with all applicable securities laws. Our initial stockholders and each of our officers and directors have agreed to vote all shares of common stock acquired by them in or following this offering in favor of any initial business combination and any amendment to our amended and restated certificate of incorporation to extend our corporate existence to up 36 months from the date of this prospectus or, in connection with the stockholder vote on a business combination, to perpetuity, as applicable.
Warrants to be sold to certain initial stockholders through private placement
Robin Lee, our Chairman and Chief Executive Officer, and our other officers, have agreed to purchase warrants exercisable for 2,500,000 shares of our common stock at a purchase price of $1.00 per warrant in a private placement that will occur simultaneously with the consummation of this offering. These 2,500,000 "insider warrants" will be identical to the warrants included in the units being offered by this prospectus, except that (i) they will be subject to the transfer restrictions described below, and (ii) if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by our initial stockholders or their affiliates. The insider warrants will be purchased separately and not in combination with the common stock or in the form of units. The purchase price to be paid for the insider warrants is identical to the prices paid by insider purchasers of all other similar blank check companies for comparable warrants of such other blank check companies offered on similar terms of which we are aware. The proceeds from the sale of the insider warrants will be held in the trust account pending our completion of a business combination. In the event of a liquidation prior to our initial business combination, the insider warrants will expire worthless.
Transfer restrictions on the initial shares and insider warrants
On or prior to the date of this prospectus, all of our initial stockholders will place the 1,875,000 initial shares and the insider warrants into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Approximately 70.6% of the initial shares, or 1,323,529 shares, will be released to the initial stockholders one year after we consummate our initial business combination or earlier if, following our business combination, we engage in a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities or if we liquidate and dissolve. The remaining 29.4% of the initial shares, or an aggregate of 551,471 initial shares, will be held in escrow for a maximum of five years after the closing of this offering and will be released to the initial stockholders only if (i) our stock price is greater than or equal to $11.50 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of our common stock) for any 20 trading days within any 30-trading-day period ending prior to the fifth anniversary of the closing of this offering and (ii) the other 70.6% of initial shares have been released to the initial stockholders. If the conditions set forth in the preceding sentence, which we refer to in this prospectus collectively as the retention condition, are not satisfied, the 551,471 shares, including any dividends or other distributions thereto, will be forfeited. The insider warrants will not be released from escrow until 90 days after the completion of our business combination. Except as described below, the initial shares and the insider warrants will not be transferable during the applicable escrow period.
Our initial stockholders are permitted, subject to applicable securities laws, to transfer all or a portion of the initial shares and insider warrants held by them to certain permitted transferees who agree in writing to be bound by the transfer restrictions described above. Additionally, transferees receiving initial shares must agree to waive any right to receive a liquidation distribution with respect to the initial shares in the event of our liquidation, to waive any right to exercise conversion rights with respect to the initial shares, to vote the initial shares in accordance with the majority of the shares of common stock voted by the public stockholders regarding any proposed business combination or extended period, as applicable, and to forfeit 29.4% of the initial shares if the retention condition described above is not satisfied.

During the escrow period applicable to the initial shares, our initial stockholders will retain their rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.
Proposed American Stock Exchange symbols for our:
Units	"RCP.U"
Common stock	"RCP"
Warrants	"RCP.WS"
Offering proceeds to be held in trust
$59,465,000 of the proceeds of this offering and the private placement, or approximately $7.93 per unit (or $68,150,000, if the underwriters' over-allotment option is exercised in full, or approximately $7.90 per unit) will be placed in a trust account at JPMorgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. This amount includes the $2,500,000 in proceeds from the private placement of the insider warrants and $2,100,000 (or $2,415,000 if the underwriters' over-allotment option is exercised in full) of deferred underwriting discounts and commissions payable to the underwriters in this offering, subject to and upon our completion of the initial business combination. We believe that the inclusion in the trust account of the proceeds from the sale of the insider warrants and the deferred underwriting discounts and commissions is a benefit to our public stockholders because additional proceeds will be available for distribution to our public stockholders if a liquidation of our company occurs prior to our completing the initial business combination. Except for funds released to public stockholders who exercise their conversion rights with respect to an extended period or our initial business combination, these proceeds will not be released until the earlier of the completion of the initial business combination and our liquidation. Therefore, unless and until the initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any deferred expenses related to this offering or expenses that we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. Notwithstanding the foregoing, upon our written request which may be given from time to time, there can be released to us from the trust account, interest earned on the funds in the trust account, (i) up to an aggregate of $1,500,000 to fund our expenses relating to investigating and selecting a target business and our other working capital requirements, (ii) to pay any amounts we may need to pay our income or other tax obligations, and (iii) in the event an extended period is effected, to pay converting stockholders. With these exceptions, expenses incurred by us may be paid prior to the initial business combination only from the net proceeds of this offering not held in the trust account (initially $100,000).

None of our warrants may be exercised until after the consummation of the initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the proceeds from the exercise of our warrants will be paid directly to us and not placed in the trust account.
Release of amounts held in trust account on the closing of our initial business combination
All amounts held in the trust account that are not returned to investors upon conversion of their shares (as described below), previously released to us as interest income or payable to the underwriters for deferred discounts and commissions, will be released to us on the closing of our initial business combination. In our initial business combination, we must acquire one or more target businesses that have a fair market value in the aggregate in excess of 80% of the net assets held in trust (excluding deferred underwriting discounts and commissions of $2,100,000, or $2,415,000 if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any proposed extended period) at the time of our execution of a definitive agreement relating to a business combination, and we must also comply with the other conditions to consummating a business combination that are described below. Since stockholders voting against an extended period or business combination may convert their shares into a pro rata portion of the trust account by properly exercising their conversion rights, as described in this prospectus, the funds available to fund our initial business combination may be less than 80% of the net assets held in trust.
At the time we complete an initial business combination, following our payment of amounts due to any public stockholders who exercise their conversion rights, there will be released to the underwriters from the trust account their deferred underwriting discounts and commissions that are equal to 3.5% of the gross proceeds of this offering, or $2,100,000 ($2,415,000 if the underwriters' over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If the cash released to us from the trust account exceeds the amount of cash we need to pay as consideration in the initial business combination (for example, because part or all of such consideration is stock or debt securities or is cash derived from a private placement of stock or debt securities), then we may apply such excess cash to general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies or for working capital.
Limited payments to insiders
There will be no fees or other payments paid to our initial stockholders, officers, directors or special advisor, or any of their affiliates, for any services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is) other than:
•
repayment of non-interest bearing loans of $277,000 in the aggregate made to us by SSC Mandarin Group Limited, an affiliate of Robin Lee, our Chairman and Chief Executive Officer, to cover expenses relating to this offering;
•
a payment of $10,000 per month to SSC Mandarin Financial Services Limited, also an affiliate of Robin Lee, for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of our initial business combination or our liquidation; and
	•	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

There is no limit on the total amount of out-of-pocket expenses reimbursable by us, provided that members of our management team and our special advisor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account (initially, approximately $100,000) and interest income on the trust account balance, net of taxes payable on such interest, of up to $1,500,000 that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, unless the initial business combination is consummated.

Our audit committee will review and approve all reimbursements made to our initial stockholders, officers, directors, special advisor or their affiliates, and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval. Please see "Use of Proceeds" for additional information concerning the allocation of proceeds of this offering.
Stockholders must approve our initial business combination
As required by our amended and restated certificate of incorporation, we will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for any business combination, all of our initial stockholders have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. We will only consummate a business combination if (i) a majority of the outstanding shares of our common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and such business combination and (iii) conversion rights have been exercised with respect to less than 40% of the shares sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which up to 40% (minus one share) of the shares of common stock held by the public stockholders, on a cumulative basis, may exercise their conversion rights and the business combination will still go forward. Our board of directors, however, reserves the right to be more restrictive by establishing an even lower percentage threshold of permitted conversions if it believes such is appropriate for any proposed business combination.

Our threshold for conversion rights has been established at 40%, although a lower threshold is more typical in offerings of this type. We have selected the higher threshold to reduce the risk of a small group of stockholders exercising undue influence on the stockholder approval process. However, the 40% threshold entails certain risks described under the headings, "Risk Factors—The ability of our stockholders to exercise their conversion rights, on a cumulative basis, may not allow us to effectuate the most desirable business combination or optimize our capital structure." Such restriction on conversion rights is more fully described under the caption "Prospectus Summary—Conversion rights for stockholders voting to reject an extension of the time period within which we must complete our initial business combination."
Amended and Restated Certificate of Incorporation
Our amended and restated certificate of incorporation, which we will file with the Secretary of State of Delaware immediately prior to the consummation of this offering, provides that if we do not enter into a definitive agreement relating to an initial business combination and complete such a business combination within 24 months after the consummation of this offering, or if the holders of 40% or more of the shares sold in this offering vote against a proposed extension of the time period within which we must complete our initial business combination, if any, beyond 24 months to up to 36 months and elect to convert their shares for a pro rata share of the trust account or we do not receive stockholder approval for such extension (and we are not able to complete our initial business combination within such 24-month period), our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our stockholders to formally vote to approve our dissolution and liquidation). In connection with any proposed initial business combination or an extension of the time period within which we must complete our initial business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence or extension of existence, as applicable, thereby removing the limitation on our corporate life.

We will only consummate a business combination if (i) a majority of the outstanding shares of our common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and such business combination and (iii) conversion rights have been exercised with respect to less than 40% of the shares sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination. Accordingly, if stockholders approved a proposed business combination as set forth above but did not approve the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, we would not be able to consummate such business combination. Also, if stockholders approved an extension of the time period within which we must complete our initial business combination but did not approve the proposal to amend our amended and restated certificate of incorporation to provide for extended existence to up to 36 months from the date of this prospectus, we would not be able to consummate such business combination. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence or extended existence, as applicable, would require the affirmative vote of a majority of our outstanding shares of common stock. We view the provision terminating our corporate life as described above as an obligation to our stockholders. This provision will be amended only in connection with the approval of an extension of the time period within which we may complete our initial business combination or in connection with, and upon consummation of, our initial business combination by such date.
Record Date
In connection with the establishment of our record date for the meeting of stockholders to approve a business combination, we agree to issue a press release five calendar days in advance of the public announcement of the record date as determined by our board of directors.
Possible extension of time to consummate a business combination to up to 36 months
Unlike other blank check companies, if we have entered into a definitive agreement relating to a business combination within 24 months following the consummation of this offering, and if we anticipate that we may not be able to consummate such business combination within the 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional 12 months (thereby allowing us a total of up to 36 months from the date of this prospectus to consummate our business combination), which period we refer to in this prospectus as the extended period. In order to extend the period of time to up to 36 months, (i) the amendment to our amended and restated certificate of incorporation providing for such extended period must be approved, at a stockholder meeting duly held for such purpose, by (A) a majority of the outstanding shares of our common stock and (B) a majority of the shares of common stock sold in this offering that are voted (in person or by proxy) at such meeting; and (ii) fewer than 40% of the shares of common stock sold in this offering may be (A) voted (in person or by proxy) at such meeting against such amendment and (B) converted into the right to receive a pro rata share of our trust account as described in this prospectus.

In connection with the vote required to approve such amendment, if any, our initial stockholders have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our initial stockholders and each of our officers and directors have agreed to vote all shares of common stock acquired by them in or following this offering in favor of any amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus.

We believe that extending the date before which we must complete our initial business combination to up to 36 months following the consummation of this offering may be advisable due to the circumstances involved in the evaluation and closing of a business combination in China, including obtaining audited financial statements prepared in accordance with U.S. generally accepted accounting principles, or GAAP, which could be time consuming in the case of potential targets that have previously kept their accounts in accordance with PRC GAAP, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to PRC state-owned enterprises) and the requirements of Chinese regulatory filings and approvals. If we enter into a definitive agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to accomplish the necessary accounting reconciliations, complete any necessary restructuring of the company, satisfy PRC regulatory requirements, secure the approval of our stockholders and satisfy customary closing conditions.

If we receive stockholder approval for the amendment to our amended and restated certificate of incorporation to effect the extended period and conversion rights are not exercised with respect to 40% or more of the shares sold in this offering in connection with the vote for the extended period, we will then have an additional period of up to 12 months in which to complete the initial business combination. We will still be required to seek stockholder approval before completing our initial business combination if it was not obtained earlier, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds in the trust account for up to three years.
A stockholder's election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved.
Stockholders who vote against the extended period and exercise their conversion rights may vote on the initial business combination if such business combination was not approved by the stockholders earlier to the extent they continue to own shares of common stock or acquire new shares through market purchases or otherwise.
Public stockholders who cause us to convert their shares into their share of the trust account will still have the right to exercise the warrants that they received as part of the units.

If, following approval of the extended period, at the end of 36 months we have not effected a business combination, pursuant to our amended and restated certificate of incorporation our corporate existence will automatically cease without the need for a stockholder vote.
Conversion rights for stockholders voting to reject a proposed business combination or an extension of the time period within which we must complete our initial business combination
Under the terms of our amended and restated certificate of incorporation, if our initial business combination is approved and completed, public stockholders voting against such business combination will be entitled to convert their common stock into a pro rata share of the aggregate amount then on deposit in the trust account (initially approximately $7.93 per share), including deferred underwriting discounts and commissions of $2,100,000 (or $2,415,000 if the underwriters' over-allotment opinion is exercised in full), and any interest earned on their pro rata portion of the trust account, net of taxes payable on such interest, and net of interest income on the trust account balance, net of taxes payable on such interest, (i) of up to $1,500,000 accrued and reserved or released to us as described above to fund our expenses relating to investigating and selecting a target business and our other working capital requirements or (ii) accrued and reserved or released to us as described above to pay our income or other tax obligations. In addition, any stockholders voting against the proposed extension of the time period within which we must complete our initial business combination will be eligible to convert their shares into a pro rata portion of the trust account if we effect the extension. Public stockholders who properly exercise their conversion rights as described in this prospectus will be paid their pro rata portion of the trust account as promptly as practicable after the date of (i) stockholder approval of the extended period, or (ii) consummation of a business combination, as the case may be. We view this conversion requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group," will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete our initial business combination or the stockholder vote required to approve our initial business combination. Shares converted in connection with the vote on an extension of the time period within which we must complete our initial business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against a proposed business combination or an extension of the time period within which we must complete our initial business combination with respect to all shares owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote is held to approve our initial business combination or an extension of the time period within which we must complete our initial business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns more than 10% of the shares sold in this offering could threaten to vote against a proposed business combination or an extension of the time period within which we must complete our initial business combination and seek conversion, regardless of the merits of the transaction, if, for example, its shares are not purchased by us, our management or our initial stockholders at a premium to the then current market price (or if our management or sponsors refuse to transfer to such stockholder some of their shares). By eliminating any stockholder's ability to convert more than 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders' ability to vote all of their shares against the transaction.

A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless (i) the public stockholder votes against our initial business combination or an extension of the time period in which we must complete our initial business combination, (ii) the initial business combination or extension is approved and completed, (iii) the public stockholder holds its shares through the closing of the business combination or the extension of the time period within which we must complete our initial business combination, as applicable, and (iv) the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination or the extension of time, as applicable. We may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System. The

method of delivery will be at the election of the stockholder, and therefore such election will likely depend on whether the shares are held in certificated or electronic form. We will notify investors on a current report on Form 8-K and in our proxy statement related to the initial business combination or extension of time to consummate our initial business combination, as applicable, if we impose this requirement.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company's business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an "option window" after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit to before the stockholder meeting, would become a "put" right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder's election to convert is irrevocable once the business combination is approved.

Public stockholders who exercise their conversion rights will continue to retain all rights to the warrants they received as part of the units purchased in this offering to the extent that such rights have not been otherwise transferred or sold by such public stockholder.

Our initial stockholders will not be able to convert shares of our common stock owned by them, directly or indirectly, whether acquired prior to, in or after this offering, under these circumstances (nor will they seek appraisal rights with respect to such shares if appraisal rights would be available to them). Public stockholders who convert their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. If our initial business combination is not approved or completed for any reason, then public stockholders voting against such business combination will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. If the extension of time to effect the initial business combination is not approved, then public stockholders voting against such extension will not be entitled to convert their shares. In either such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholders.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid their conversion price following their exercise of conversion rights, promptly after approval of the extension of the time period within which we must complete our business combination or promptly after the consummation of our business combination, as applicable. However, the public shareholder will have to follow the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination or the extension of the time period within which we must complete our initial business combination, as applicable. The initial conversion price is approximately $7.93 per share. Since this amount is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we, and the non-converting stockholders, will bear the financial effect of such payments to both the converting stockholders and the underwriters.

Voting against a proposed time extension, if any, or our initial business combination alone will not result in conversion of your shares into a pro rata share of the trust account; to convert your shares, you must also exercise the conversion rights described above and follow the specific procedures for conversion that will be set forth in the proxy statement relating to the stockholder vote for a proposed time extension, if any, or a proposed initial business combination, as applicable.
Liquidation if no business combination
As described above, our amended and restated certificate of incorporation provides that, if we do not enter into a definitive agreement and complete such business combination within 24 months after the consummation of this offering, or if 40% or more of the shares sold in this offering are voted against a proposed extension of time period within which we must complete our initial business combination, if any, beyond 24 months to up to 36 months and are converted into a pro rata share of the trust account on a cumulative basis or we do not receive stockholder approval for such extension (and we are not able to complete our initial business combination within such 24-month or 36-month period), our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account at the time including:
•
all accrued interest, net of, (i) up to $1,500,000 of interest income previously released to us to fund our expenses relating to investigating and selecting a target business and our other working capital requirements, including the costs of our dissolution and liquidation, (ii) interest income previously released to us to pay our income or other tax obligations; and (iii) any amounts paid to converting stockholders in connection with the approval of an extended period, and
• all deferred underwriting discounts and commissions, as well as any remaining amounts in the trust account.
The underwriters have waived their right to receive any deferred underwriting discounts and commissions upon our liquidation if we are unable to complete an initial business combination.

Robin Lee, our Chairman and Chief Executive Officer, has agreed that he will be liable to us if, and to the extent, any claims by a vendor for services rendered or products sold to us by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation. This indemnity obligation will apply to all obligations to third parties except as to any claimed amounts owed to a third party who executed a valid and enforceable waiver. We have not received any waiver agreements at this time. We have questioned him on his financial net worth and reviewed his financial information and believe that he will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that he will be able to satisfy those obligations, if he is required to do so. As a result, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $7.93, plus interest then held in the trust account.

We anticipate the distribution of the funds in the trust account to our public stockholders will occur within 10 business days from the date our corporate existence ceases. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Robin Lee has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

Right of first review
In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed (to the extent permitted without violation of their pre-existing fiduciary or contractual obligations), until the earliest of our initial business combination, our liquidation, or such time as he or she ceases to be an officer or director, to present to us for consideration prior to presentation to any other entity, any business opportunity with a value in excess of $30,000,000 in the Chinese mineral mining industry. In addition, each such person has confirmed to us that no pre-existing fiduciary duties or contractual obligations apply to them that would require them to present to any person or entity other than us, such opportunity in the Chinese mineral mining industry. The foregoing notwithstanding, each such person will not be prevented from assisting his or her current employer in representing a present or future client that seeks its assistance with the consummation of an acquisition of any target acquisition opportunity identified by the client, including any such opportunity in the Chinese mineral mining industry.
Determination of offering amount
In determining the size of this offering, the members of our management team, based on their collective experience, including their experience in the Chinese mineral mining industry, took into consideration the amount of capital they estimate will be required for us to complete an initial business combination with one or more attractive acquisition targets of sufficient size to enable us to operate as a stand-alone public company.

Based on this determination, our management believes that an offering of this size, together with the proceeds of the private placement warrants, would provide us with sufficient equity capital to execute our business plan. We believe that the amount of capital to be held in our trust account, plus our ability to finance an acquisition using stock or debt, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. However, we have not conducted any research, studies, analyses, evaluations or compilations of information with respect to any particular acquisition target or otherwise to support this belief, and this belief may not be correct. We may not be able to successfully identify suitable acquisition targets, obtain necessary financing or consummate a transaction with one or more operating companies.

RISKS

        We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company. In addition, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see "Proposed Business—Comparison of this offering to those of blank check companies subject to Rule 419." You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 25 of this prospectus.

SUMMARY FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	March 31, 2008
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(595,439)	$57,474,178
Total assets	671,909	59,574,178
Total liabilities	662,731	2,100,000
Value of common stock which may be converted to cash	—	23,789,992
Stockholders' equity	$9,178	$33,684,186

(1)
The "as adjusted" liabilities consist of deferred underwriting discounts and commissions to be placed in trust and to be payable to the underwriters only if we consummate a business combination.

        The "as adjusted" information gives effect to the sale of the units we are offering, including the application of the related gross proceeds, the receipt of $2,500,000 from the sale of the insider warrants, the payment of the estimated remaining expenses of this offering and the repayment of the accrued and other liabilities required to be repaid.

        The working capital deficiency excludes $604,617 of costs related to this offering which were paid or incurred prior to March 31, 2008. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders' equity in the "as adjusted" information.

        The "as adjusted" working capital and total assets amounts include $59,465,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The "as adjusted" total assets also include an additional $2,100,000 (or $0.28 per share) of deferred underwriting discounts to be placed in trust and to be payable to the underwriters in the offering only if we consummate a business combination. Upon the consummation of our initial business combination, the full amount of such deferred underwriting discounts will be payable without regard to whether conversion rights have been exercised with respect to any shares in connection with a vote to extend the time period within which we must complete our initial business combination or in connection with a vote to approve the business combination. If a business combination is not so consummated, the amount in our trust account at the time, and all accrued interest earned thereon less (i) up to $1,500,000 of interest income that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, (ii) any interest income released to us to pay our income or other tax obligations, and (iii) any amounts paid to converting stockholders in connection with the approval of an extended period will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

        We will not proceed with an initial business combination if 40% or more of the shares sold in this offering are both voted against the initial business combination and converted into a pro rata share of the aggregate amount then on deposit in the trust account, with such 40% determined on a cumulative basis with any shares that may have been so converted in connection with any stockholder vote to extend the time period within which we must complete our initial business combination. If conversion rights are exercised as to less than 40% of the shares sold in this offering on a cumulative basis, we would be required to convert to cash up to 40% (minus one share) of the 7,500,000 shares sold in this offering, or 2,999,999 shares of common stock, at an initial per-share conversion price of approximately

$7.93 (for a total of approximately $23,800,000), without taking into account interest earned on the trust account. The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account, including $2,100,000, or $0.28 per share, in deferred underwriting discounts and commissions, and including any interest earned on their pro rata portion of the trust account, net of (i) up to $1,500,000 of interest income accrued and reserved or released to us as described above to fund our expenses relating to investigating and selecting a target business and our other working capital requirements, (ii) interest income accrued and reserved or released to us as described above to pay our income or other tax obligations, and (iii) any amounts paid to converting stockholders in connection with the approval of an extended period. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred discounts and commissions at the time of the consummation of our initial business combination, we, and the non-converting stockholders, will bear the financial effect of such payments to both the converting stockholders and the underwriters.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully the risks described below, which we believe represent all the material and reasonably foreseeable risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks related to our business and this offering

We are a newly formed, development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of completing a business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target businesses concerning a business combination and may be unable to complete a business combination. We will not generate any revenues from operations until after completing a business combination. If we expend all of the $100,000 in proceeds from this offering not held in the trust account and all of the interest income earned on the trust account that may be released to us to fund our working capital and general corporate requirements in seeking a business combination but fail to complete such a business combination, we will never generate any operating revenues.

We may not be able to consummate our initial business combination within the required time frame, in which case we would be forced to dissolve and liquidate our assets.

        Pursuant to our amended and restated certificate of incorporation, we must complete a business combination with a business or businesses whose fair market value is in excess of 80% of the net assets in trust (excluding deferred underwriting discounts and commissions but including any amounts paid to converting stockholders in connection with the approval of any proposed extended period) at the time of our execution of a definitive agreement relating to a business combination. If we fail to consummate our initial business combination within the required time frame, we will, in accordance with our amended and restated certificate of incorporation, dissolve, liquidate and wind up. We may not be able to consummate a business combination for any number of reasons, including a failure to find suitable target businesses within the required time frame. If we fail to complete a specific business combination after expending substantial management time and attention and substantial costs for accountants, attorneys, and other experts, such costs likely would not be recoverable, which could materially adversely affect subsequent attempts to locate and combine with another target business within the required time frame. We do not have any specific business combination under consideration, and neither we nor any representative acting on our behalf has had any substantive contacts with any target businesses regarding a business combination, nor taken any substantive actions, direct or indirect, to locate or search for a target business.

Unlike other blank check companies, we are permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete an initial business combination to up to 36 months. As a result, your funds may be held in the trust account for up to three years.

        Unlike other blank check companies, if we have entered into a definitive agreement for a business combination within 24 months following the consummation of this offering, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the 24 months to up to 36 months by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for an amendment to our amended and restated certificate of incorporation to effect such extended period. We believe that an extended period could be necessary due to the circumstances involved in the evaluation and closing of a business combination in China, including obtaining audited U.S. GAAP financial statements of potential targets that have previously kept their accounts in accordance with PRC GAAP, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to PRC state-owned enterprises) and the requirements of Chinese regulatory filings and approvals. If the proposal for an amendment to our amended and restated certificate of incorporation to effect an extended period of up to 36 months is approved by our stockholders, we will have up to an additional 12 months beyond the 24-month period within which to complete our initial business combination. As a result, we may be able to hold your funds in the trust account for up to three years and thus delay the receipt by you of your funds from the trust account on liquidation.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $8.00 per share and our warrants will expire worthless.

        If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per-share liquidation distribution will be approximately $7.93, which is less than the $8.00 per unit offering price because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no liquidating distribution with respect to our outstanding warrants, which will expire worthless if we liquidate before the completion of a business combination. We will pay the costs of our dissolution and liquidation of the trust account from our remaining assets outside of the trust account, and we estimate such costs to be approximately $15,000. There may not be sufficient funds outside the trust account for such purpose. In addition, the amounts held in the trust account may be subject to claims by third parties, such as vendors, prospective target business or other entities, if we do not obtain valid waivers from such third parties. We have not received any waiver agreements at this time and any such waivers may not be enforceable. Robin Lee, our Chairman and Chief Executive Officer, has agreed that, if we dissolve prior to the consummation of a business combination, he will indemnify us for all claims of creditors, to the extent we fail to obtain enforceable waivers from such parties. However, Mr. Lee may not be able to satisfy those claims. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled "Proposed Business—Effecting a Business Combination—Liquidation if no Business Combination."

If the net proceeds of this offering available to us outside of the trust account are insufficient to allow us to operate for at least the next 24 months or, if an extended period is approved, the next 36 months, we may be unable to complete our initial business combination.

        Upon the consummation of this offering, there will be funds available to us outside of the trust account of $100,000, plus any amounts that we need to pay our tax obligations and up to an additional $1,500,000 that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, which will be funded solely from interest earned on the trust account balance, net of taxes payable on such interest. The funds available to us may not be sufficient to allow us to operate for at least the next 24 months or, if extended, the next 36 months, assuming that our initial business combination is not consummated during that time. Our expenditures of such funds may not ultimately lead to a business combination. In that case, we would not have sufficient remaining funds to continue searching for, or to conduct due diligence with respect to, a target business, in which case we would be forced to obtain alternative financing or liquidate.

The requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

        Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Our amended and restated certificate of incorporation requires that we obtain the unanimous consent of our stockholders to amend the following provisions:

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  upon consummation of this offering, $59,465,000 (or $68,150,000 if the underwriters' over-allotment option is exercised in full), of the proceeds from the offering and the private placement shall be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination, including the payment of the deferred underwriting discounts and commissions, payments to the converting stockholders or thereafter, upon our dissolution and liquidation, or as otherwise permitted in the amended and restated certificate of incorporation;

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  prior to consummating a business combination, we must submit such business combination to our stockholders for approval;

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  we will only consummate our initial business combination if (i) a majority of the outstanding shares of our common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for the perpetual existence of the Company, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and such business combination and (iii) less than 40% of the shares sold in this offering are converted, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve the extended period within which we must complete our initial business combination and the stockholder vote required to approve our initial business combination;

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  if we have entered into a definitive agreement with respect to a business combination within 24 months of the consummation of this offering, and we anticipate that we may not be able to consummate a business combination within 24 months, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend the period of time within which we must consummate a business combination by up to an additional 12 months. In such case, we will present such proposal to our stockholders. In order to extend the period of time to up to 36 months, (i) the amendment to our amended and restated certificate of incorporation providing for such extended period must be approved, at a stockholder meeting duly held for such purpose, by (A) a majority of the outstanding shares of our common stock and (B) a majority of the shares of common stock sold in this offering that are voted (in person or by proxy) at such meeting; and (ii) fewer than 40% of the shares of common stock sold in this offering may be (A) voted (in person or by proxy) at such meeting against such amendment and (B) converted into the right to receive a pro rata share of our trust account as described in this prospectus;

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  if a business combination is approved and consummated or an extended period is approved, as applicable, public stockholders who voted against the extended period or the business combination and properly exercise their conversion rights will receive their pro rata share of the amount in our trust account at the time, including deferred underwriting discounts and commissions and including any interest earned on their pro rata share, net of taxes payable on such interest, and net of (i) interest income on the trust account balance of up to $1,500,000 released to us to fund working capital requirements or (ii) interest earned on the trust account balance that is released to us to pay income or other tax obligations; and

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  if a business combination is not consummated within the time periods specified in this prospectus, then our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation of our assets, including funds in the trust account at the time, and we will not be able to engage in any other business activities.

        Our amended and restated certificate of incorporation provides that until the consummation of our initial business combination, the above requirements and restrictions may be amended by the vote of our Board of Directors and the unanimous vote of our stockholders. However, if such an amendment was proposed and approved, it could reduce or eliminate the protection afforded to our public stockholders by these requirements and restrictions. This requirement for a unanimous stockholder vote has not been opined upon for validity or enforceability by Delaware counsel. However, we view these provisions as obligations to our stockholders and have agreed not to take any action to amend or waive these provisions.

You will not be entitled to protections normally afforded to investors in blank check companies.

        Because the net proceeds of this offering are designated for completing a business combination with a target business that has not been identified, we may be deemed a "blank check" company under the United States securities laws. However, because we anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, and because we will have net tangible assets in excess of $5,000,000 upon consummation of this offering and will at that time file a Current Report on Form 8-K with the SEC that includes an audited balance sheet demonstrating this fact, we are exempt from the SEC rules such as Rule 419 that are designed to protect investors in blank check companies. Accordingly, investors will not receive certain benefits or protections of that Rule. For information concerning how Rule 419 blank check offerings differ from this offering, please see "Proposed Business—Comparison of this offering to those of blank check companies subject to Rule 419."

Because there are numerous companies that may seek to effectuate a business combination, it may be more difficult for us to do so.

        We may be subject to competition from other companies seeking to consummate a business plan similar to ours which will, as a result, increase competition for privately-held companies to combine with companies having structures similar to ours. Because of this competition, we may not be able to successfully compete for an attractive business combination and effectuate a business combination within the required time periods, in which case we will be forced to liquidate.

We will depend on interest earned on the trust account to fund our search for a target business or businesses, to pay our tax obligations and to complete our initial business combination.

        Of the net proceeds of this offering, only approximately $100,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to identify one or more target businesses and to complete our initial business combination. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate and close an initial business combination. In such event, we would need to borrow funds from our management team or a third party to operate or may be forced to liquidate. However, neither our management team nor any other party is required to provide financing to us under any circumstances.

If third parties bring claims against us, the proceeds held in the trust account may be reduced and the per-share liquidation price received by our public stockholders will be less than $7.93 per share.

        Our placing of funds in the trust account may not protect those funds from third party claims against us. Even third parties who execute agreements waiving any claim to any assets held in the trust account may nevertheless seek recourse against the trust account, or challenge the validity of such waivers. Accordingly, the proceeds held in the trust account may be subject to claims which would take priority over the claims of our public stockholders and, as a result, the per-share liquidation price could be less than $7.93 due to claims of such third parties. For information relating to an indemnity covenant in this regard from Robin Lee, our Chairman and Chief Executive Officer, see the discussion elsewhere in this prospectus under the caption "Proposed Business—Effecting a Business Combination—Liquidation if No Business Combination."

        In addition, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Any claims by creditors could cause additional delays in the distribution of trust funds to the public stockholders beyond the time periods required to comply with Delaware General Corporation Law procedures and federal securities laws and regulations. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $7.93 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

        Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months (or 36 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including by implementing certain substantial waiting periods before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we intend to make liquidating distributions to our stockholders as soon as reasonably possible following any such cessation of our corporate existence and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent ten years. We may not properly assess all such claims and therefore our stockholders could potentially be liable to third parties for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

        In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders in our dissolution could be viewed under applicable debtor/creditor and/or bankruptcy laws, among other laws, as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution and such amounts could be subject to other types of disgorgement proceedings. Because we intend to distribute the proceeds held in the trust account to our public stockholders promptly following cessation of our corporate existence as currently required in our amended and restated certificate of incorporation after                        , 2010 [twenty four months from the date of this prospectus] (or                        , 2011 [thirty six months from the date of this prospectus] if extended pursuant to a stockholder vote as described in this prospectus), this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

        No warrants will be exercisable and we will not be obligated to issue shares of common stock upon the exercise of any warrants unless, at the time of such exercise, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. We may not be able to comply with our covenant to have an effective registration statement and current prospectus covering shares of common stock underlying the warrants from the date the warrants become exercisable. Holders of warrants may not be able to exercise their warrants, the market for the warrants may be limited and the warrants may be deprived of any value and may expire worthless if there is no effective registration statement and current prospectus covering the shares of common stock underlying warrants. In such event, the holder of a unit will have paid the entire unit purchase price for the common stock contained in the unit as the warrant will be worthless.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

        Our warrants will not be exercisable unless the underlying shares of common stock have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such warrants. We may not be successful in registering the warrants and the underlying shares in all applicable states or in securing an exemption from such registration through listing our securities on a national securities exchange. If we fail to perform these covenants, holders of warrants may not be able to exercise their warrants, the market for the warrants may be limited and the warrants may be deprived of any value. In such event, the holder of a unit will have paid the entire unit purchase price for the common stock contained in the unit as the warrant will be worthless. In no event will holders of warrants be entitled to a net cash settlement for their warrants.

Since we are not restricted to a particular industry or country and we have not yet selected a target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

        We expect to focus on businesses in the Chinese mineral mining industry, but we may also explore opportunities in other industries and/or other countries. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry or country in that we may ultimately operate or the target business that we may ultimately acquire. To the extent we complete a business combination with a company that does not have a stable history of earnings and growth or an entity in a relatively early stage of its development; we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. We may fail to properly ascertain or assess all of the significant risk factors inherent in a particular industry or target business. Even if we properly assess those risks, some of them may be outside of our control. Moreover an investment in our units may ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and could cause a change in control of our ownership.

        Our amended and restated certificate of incorporation authorizes the issuance of up to 30,000,000 shares of common stock, par value $0.0001 per share, and 500,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the sale of the insider warrants (assuming no exercise of the over-allotment option), there will be 9,875,000 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants and the unit purchase option granted to Lazard Capital Markets LLC) and all of the 500,000 shares of preferred stock available for issuance. We may in the future determine to issue a substantial number of additional shares of our common or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. However, we have agreed with the underwriters that we will not issue any equity securities prior to our consummation of an initial business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

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  may significantly reduce the equity interest of investors in this offering;

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  may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

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  could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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  may adversely affect the then-prevailing market price for our common stock.

        Similarly, if we issue debt securities, it could result in:

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  default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

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  acceleration, even if we are then current in our debt service obligations, if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and any such covenants are breached without a waiver or renegotiation;

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  a required immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

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  our inability to obtain additional financing, if necessary, if the debt securities contain covenants restricting our ability to obtain additional financing.

Our long-term success will likely be dependent upon a yet to be identified management team which you will not be able to fully evaluate prior to purchasing our units.

        Our ability to successfully effect a business combination is dependent upon the efforts of our management team. The future role of our management team in any acquired business or businesses, however, cannot presently be ascertained. Following a business combination, it is likely that the management team of the acquired business or businesses at the time of the business combination will remain in place given that it is likely that they will have greater knowledge, experience and expertise than our current management team in the industry in which the acquired business or businesses operate as well as in managing the acquired business or businesses. Thus, it is likely that our long-term success will be dependent upon a yet to be identified management team which you will not be able to fully evaluate prior to purchasing our units in this offering. Moreover, our assessment of the management team of a prospective target business may prove to be incorrect. These individuals may be unfamiliar with the requirements of operating a public company as well as with United States securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on public companies by such laws. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations.

Our officers, directors and special advisor may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

        After the consummation of a business combination, our officers, directors and special advisor may remain associated in some capacity with the acquired business or businesses if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the acquired business or businesses after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

We will likely seek a business combination with one or more privately-held companies, which may present certain challenges to us, including the lack of available information about these companies.

        In accordance with our business strategy, we will likely seek a business combination with one or more privately-held companies. Generally, very little public information exists about these companies, and we are required to rely on the ability of our management team to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to obtain all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required to subsequently take write-downs or write-offs, or restructuring, impairment or other charges, which could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

        Our due diligence investigation of any target businesses may not identify all material issues that may relate to such target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses and an impairment of the value of our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing indebtedness held by a target business or by virtue of our obtaining post-combination debt financing.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval.

        You will be relying on the ability of our management team and board of directors to choose a suitable business combination. At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval. In addition, a proposed business combination that you vote against could still be approved if a sufficient number of public stockholders vote for it. Conversely, a proposed business combination that you vote for could still be rejected if a sufficient number of public stockholders vote against it.

Our board of directors may not accurately determine the fair market value of a target business, and as a result we may pay more than what the target business is actually worth.

        We must complete a business combination with a business or businesses whose fair market value is in excess of 80% of the net assets held in trust (excluding deferred underwriting discounts and commissions of $2,100,000 or $2,415,000 if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any proposed extended period) at the time of our execution of a definitive agreement relating to a business combination. The methods and procedures we intend to use estimate the fair market value of any target business with which we propose to combine are summarized elsewhere in this prospectus under the caption "Proposed Business—Effecting a Business Combination—Fair Market Value of Target Business." If we overestimate the fair market value of a company that we acquire, then the value of our securities could be adversely affected.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

        We do not intend to have any full time employees prior to the consummation of a business combination. Each of our executive officers and directors is engaged in other business endeavors to which, collectively, he will devote a substantial majority of his business time, and none of such directors or executive officers will be obligated to devote any specific number of hours to our affairs, which could create a conflict of interest when allocating his time between our operations and his other commitments. If our directors' and officers' other business affairs prevent them from devoting any substantial amount of time to our affairs, our ability to consummate a business combination would be materially and negatively affected. These conflicts may not be resolved in our favor.

Members of our management team and our directors may become aware of business opportunities that may be appropriate for presentation to us as well as other entities with which they are or may become affiliated and, as a result, may have conflicts of interest that may adversely affect us.

        Due to current or future affiliations with other companies, our officers and directors may have or develop conflicts of interest in determining to which entity a particular business opportunity should be presented. Discussions of our management team's and our directors' existing affiliations and potential conflicts of interest, including the conflicts of interest that could arise as a result of Messrs. Lee and van Aswegen being directors of Espco Technology, and a description of certain business opportunities which they have agreed to present to us prior to presentation to any other entity, are contained elsewhere in this prospectus under the captions, please see "Management—Directors and Executive Officers," "Management—Conflicts of Interest" and "Certain Transactions." Any conflicts of interest may not be resolved in our favor, and a potential target business may be presented to another entity, including Espco Technology, prior to its presentation to us.

Our officers and directors beneficially own shares issued prior to the offering and will beneficially own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

        Our initial stockholders own shares of our common stock that were issued prior to this offering. Additionally, Robin Lee, our Chief Executive Officer, and our other officers, will purchase all of the insider warrants on a private placement basis simultaneously with the consummation of this offering. Robin Lee will loan to each of the other officers two-thirds of the purchase price to be paid by such other officers in this private placement, with such loans being non-recourse to any assets of the borrowers other than the insider warrants and shares of our common stock that may be purchased pursuant to the insider warrants. The insider warrants are identical to the warrants included in the units sold in this offering, except that (i) they will be subject to the transfer restrictions as described in this prospectus and (ii) if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by our initial stockholders or their affiliates. Our initial stockholders have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired by our initial stockholders prior to this offering, as well as the insider warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket, will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

Unless we complete our initial business combination, members of our management team will not receive reimbursement for any out-of-pocket expenses they incur if such expenses exceed the amount available to us for investigating and selecting a target business and other working capital requirements. Therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the stockholders' best interest.

        Members of our management team will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the $100,000 held outside of the trust account and interest income on the trust account balance of up to $1,500,000 that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, unless our initial business combination is consummated. Members of our management team may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business' owners do not agree to such repayment, this could cause our management team to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interests of members of our management team could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

        We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. However, we may fail to continue to meet the listing standards of, or otherwise continue to be listed on, the American Stock Exchange in the future prior to a business combination. In addition, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We may fail to meet those initial listing requirements at that time.

        If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

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  a limited availability of market quotations for our securities;

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  a reduced liquidity with respect to our securities;

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  a determination that our common stock is a "penny stock" which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

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  a limited amount of news and analyst coverage for our company; and

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  a decreased ability to issue additional securities or obtain additional financing in the future.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

        If at any time we have net tangible assets of $5,000,000 or less and our shares of common stock have a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934, or the Exchange Act.

        Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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  make a special written suitability determination for the purchaser;

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  receive the purchaser's written agreement to a transaction prior to sale;

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  provide the purchaser with risk disclosure documents that identify certain risks associated with investing in "penny stocks" and that describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

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  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

        If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We will probably complete only one business combination with the proceeds of this offering, meaning our operations will depend on a single business that is likely to operate in a non-diverse industry or segment of an industry.

        The net proceeds from this offering and the sale of the insider warrants after payment of deferred underwriting fees will provide us with approximately $57,465,000 (approximately $65,835,000 if the underwriters' over-allotment option is exercised in full) that we may use to complete a business combination, assuming no public stockholders exercise their conversion rights. Our initial business combination must be with a target business or businesses with a fair market value of at least 80% of the net assets held in trust (excluding deferred underwriting discounts and commissions of $2,100,000 or $2,415,000 if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any proposed extended period) at the time of our execution of a definitive agreement relating to a business combination. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount in excess of 80% of the amount in our trust account at the time of our execution of the definitive agreement. We may have a greater need for such equity or debt financing than other blank check companies because, while the value of our target must be in excess of 80% of the net assets held in trust (excluding deferred underwriting discounts and commissions of $2,100,000 or $2,415,000 if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any proposed extended period) at the time of execution of a definitive agreement relating to a business combination, we may be required to set aside up to 40% (minus one share) of the amount in our trust account to fund conversions of the shares held by stockholders who properly exercise their conversion rights, as described in this prospectus. If stockholders exercise their conversion rights, the amounts available in the trust account to fund our initial business combination will decrease. We have not entered into and are not currently contemplating any financing arrangements with any third parties to raise additional funds. We may not be able to acquire more than one target business because of various factors, including, the difficulty of coordinating the timing of multiple negotiations and closings, the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating financial information target businesses as if they had been operated on a combined basis. Due to these risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only our initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments.

We may effect a business combination with a financially unstable company or an entity in the early stage of development or growth, which may subject us to greater risks than if we were to effect a business combination with a more established company with a proven record of earnings and growth.

        After conducting due diligence investigations to evaluate risks in potential target businesses, we may still decide to effect a business combination with a company that is financially unstable or is in the early stage of development or growth, including an entity without established records of sales or earnings. To the extent we effect a business combination with financially unstable or early stage or emerging growth companies, we may be affected by numerous risks inherent in the business and operations of such companies that we would not be subject to if we were to effect a business combination with a more established company with a proven record of earnings and growth.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a "group", will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

        In connection with any stockholder approval we may seek for the purpose of effecting an extended period or approving our initial business combination, we will offer each public stockholder (but not our initial stockholders) the right to have his, her, or its shares of common stock converted to cash if the stockholder votes against a time extension of time or business combination (as applicable) and, if the extension of time or the business combination, as applicable, is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group," will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, which includes any stockholders who previously exercised their conversion rights in connection with the stockholder vote, if any, required to approve an extension of time and the stockholder vote required to approve our initial business combination. Accordingly, if you purchase more than 10% of the shares sold in this offering and a proposed extension of time or business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. The value of such additional shares may not appreciate over time following a business combination and the market price of the common stock may be less than the per-share conversion price.

The ability of our stockholders to exercise their conversion rights, on a cumulative basis, may not allow us to effectuate the most desirable business combination or optimize our capital structure.

        When we seek stockholder approval of any extended period or proposed initial business combination, we will offer each public stockholder, but not our initial stockholders, the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the extension of time or business combination and the extension of time or business combination is approved and completed. Such holder must both vote against the applicable proposal and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion if the transaction is approved, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect.

        The conversion rights, on a cumulative basis, afforded to the public stockholders may result in the conversion into cash of up to 40% (minus one share) of the aggregate number of the shares sold in this offering. Therefore, as much as $23,789,992 (plus the converting stockholders' share of all accrued interest after distribution of interest income on the trust account balance to us as described above) may be required to fund the exercise of conversion rights. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at a higher than desirable level. This may limit our ability to effectuate the most attractive business combination available to us.

Unlike other blank check offerings, we allow conversion rights to be exercised with respect to up to 40% (minus one share) of the common stock purchased by the public stockholders in this offering, on a cumulative basis. This higher threshold will make it easier for us to consummate a business combination with which you may not agree.

        We will only consummate a business combination if (i) a majority of the outstanding shares of our common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and such business combination and (iii) conversion rights have been exercised with respect to less than 40% of the shares sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we may complete our initial business combination and the stockholder vote required to approve our initial business combination. Accordingly, 40% (minus one share) of the public stockholders may exercise their conversion rights, on a cumulative basis, and we could still consummate a proposed business combination. Our board of directors, however, reserves the right to be more restrictive by establishing an even lower percentage threshold of permitted conversions if it believes such lower percentage is appropriate for any proposed business combination. We have established the conversion percentage at 40%, rather than the lower threshold that is customary and standard of offerings similar to ours, in order to reduce the likelihood that a small group of investors holding a large block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

We may require stockholders who wish to convert their shares of common stock to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

        We may require public stockholders who wish to convert their shares of common stock to tender their certificates to our transfer agent prior to the stockholder meeting or to deliver their shares of common stock to the transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder's broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to redeem may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to convert their shares of common stock, unless they are able to make a timely delivery electronically through the DWAC System.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

        We expect to encounter intense competition in seeking an attractive business combination target from other entities, including other blank check companies having a business objective similar to ours, private equity funds, venture capital funds, leveraged buyout funds and operating businesses. Many of these competitors are well established, have extensive experience in identifying and effecting business combinations and possess greater technical, human and other resources than we do. Our ability to compete in acquiring certain sizable target businesses will be limited by the availability of sufficient financial resources, which will give other competitors an advantage in pursuing the acquisition of certain target businesses. In addition, we expect to focus our efforts on identifying a prospective target business in the Chinese mineral mining industry, and Bill Zhao, our director and Vice President of Mining Investment, our directors Pieter van Aswegen and Denis Worrall, and our special advisor Guoli Wan, are the only members of our management team with operating experience in that industry. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain any additional financing necessary to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

        Because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds expended in search of a target business, or the obligation to convert into cash a significant number of shares held by dissenting stockholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to consummate a business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure such financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors, or stockholders is required to provide any financing for us in connection with, or following, a business combination.

Our initial stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote, including any stockholder vote to approve our initial business combination or an extension of the period of time within which we must complete such business combination.

        Upon consummation of this offering, our initial stockholders will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). Robin Lee, our Chairman and Chief Executive Officer, currently owns a number of shares that will constitute 11.4% of our issued and outstanding shares upon consummation of this offering and has call options to purchase additional shares from certain of the other owners of such outstanding shares. These call options are exercisable under certain circumstances until the consummation of our initial business combination. In addition, Robin Lee and our other officers will purchase all of the insider warrants for an aggregate purchase price of $2,500,000 in a private placement transaction simultaneously with the consummation of this offering. In the private placement of the insider warrants, Robin Lee will loan to each of the other officers two-thirds of the purchase price to be paid by such other officers in this private placement, with such loans being non-recourse to any assets of the borrowers other than the insider warrants and shares of our common stock that may be purchased pursuant to the insider warrants. Upon the consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. We may consummate an initial business combination before there is an annual meeting of stockholders to elect new directors, in which case all of the current directors will continue in office at least until the consummation of our initial business combination. If there is an annual meeting, as a consequence of our staggered board of directors, only a minority of the board of directors will be considered for election, and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert significant control at least until the consummation of a business combination.

        Neither our initial stockholders nor any of their affiliates are prohibited from purchasing shares of our common stock in this offering or in the aftermarket or otherwise. Any such purchases would give our initial stockholders an even greater influence on matters requiring stockholder approval, including the vote taken in connection with a business combination or a vote taken to consider an extension of the time period within which we must consummate our initial business combination. To the extent that our initial stockholders or their affiliates purchase shares of our common stock in the aftermarket or otherwise, such purchases may have an impact on the market price of our common stock. In such case, investors should consider the potential impact of any such purchases on the market price for our common stock and should not place undue reliance on such market price, but should instead consider the merits of any proposed business combination in deciding whether to vote in favor of such business combination.

        In addition, our initial stockholders or their affiliates may purchase shares of our common stock from public stockholders that have indicated their intention to vote against the business combination (or an extension of time) and exercise their conversion rights. Any such purchase could be at a price that is at, above or below the market price for our shares at the time of the purchase. Such purchases by our initial stockholders or their affiliates could result in a business combination or an extended period being approved that may not have otherwise been approved by our public stockholders, but for the purchases made by our initial stockholders or their affiliates. As a result, purchases by our initial stockholders or their affiliates will make it more likely that a business combination (or an extension of time) will be approved that may not have otherwise been approved by our public stockholders, but for the purchases made by our initial stockholders or their affiliates. Investors should note that all of our initial stockholders own shares of our common stock, and Robin Lee and our other officers (each of whom is also one of our initial stockholders) own insider warrants, which will become worthless if we do not consummate a business combination and, accordingly, our initial stockholders and our officers have an interest in causing a business combination to be consummated that is different from the interest of our other stockholders.

Our amended and restated certificate of incorporation and our bylaws contain provisions that would discourage takeover attempts.

        Our amended and restated certificate of incorporation provides that our stockholders will not be able to take any action by written consent subsequent to the consummation of this offering, but will only be able to take action at duly called annual or special meetings of stockholders. Our bylaws further provide that special meetings of our stockholders may be called by a majority of our board of directors, by our Chairman of the Board or Chief Executive Officer and will be called by our President or Secretary upon the written request of the holders of a majority of the outstanding shares of our common stock. These provisions, by making it difficult for our stockholders to take action, may have the effect of discouraging, delaying or preventing non-negotiated takeover attempts not approved by our board of directors that our stockholders may consider favorable, including transactions that might result in payment of a premium over the market price for the shares of common stock held by our stockholders. Moreover, these provisions may prevent or frustrate attempts by our stockholders to replace or remove members of our board of directors.

Our initial stockholders paid an aggregate of $25,000, or approximately $0.01 per share, for their initial shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share of our common stock (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and other investors in this offering. The fact that our initial stockholders acquired their initial shares of common stock at a nominal price significantly contributed to this dilution. Assuming this offering is completed and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 34% or $2.72 per share (the difference between the pro forma net tangible book value per share of $5.28, and the initial offering price of $8.00 per unit).

Our outstanding warrants and options may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

        We will be issuing warrants to purchase 7,500,000 shares of common stock (or 8,625,000 shares if the underwriters' over-allotment option is exercised in full) as part of the units offered by this prospectus and will also issue the insider warrants to purchase 2,500,000 shares of common stock. In addition, we will grant an option to purchase 375,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 375,000 warrants. If we issue shares of our common stock to consummate a business combination, the potential issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive buyer to some target business. This is because exercise of the warrants will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

If our initial stockholders exercise their registration rights with respect to their initial shares or insider warrants (or underlying securities), it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

        The holders of the initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities will be entitled to make up to two demands that we register such securities. As at least approximately 70.6% of the initial shares will be released from escrow one year after the consummation of a business combination, our initial stockholders will be able to make a demand for registration of the resale of their initial shares that have been released from escrow at any time commencing nine months after the consummation of a business combination. Our initial stockholders will be able to elect to exercise these registration rights with respect to the insider warrants (and underlying securities) at any time after we consummate a business combination. In addition, these holders will have certain "piggy-back" registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. If our initial stockholders exercise their registration rights with respect to all of their initial shares and the insider warrants (and underlying securities), then there will be an additional 1,875,000 shares of common stock and 2,500,000 warrants or up to 4,375,000 shares of common stock that are eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make a business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholders and holders of insider warrants are registered.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

        There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If we are deemed to be an investment company, we may be required to satisfy burdensome compliance requirements and our activities may be restricted, which may make it more difficult for us to complete a business combination.

        A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we will be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust will be invested by the trustee only in United States "government securities," within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

        If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

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  restrictions on the nature of our investments; and

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  restrictions on the issuance of securities.

        In addition, we may have imposed upon us certain burdensome compliance requirements, including:

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  registration as an investment company;

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  adoption of a specific form of corporate structure; and

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  reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

        Compliance with these additional regulatory burdens would require additional expense for which we have not made provision.

The determination of the terms of this offering was more arbitrary than would typically be the case if we were an operating company.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units, the terms of the warrants, the size of this offering and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us. In determining the terms of this offering, our management considered a number of factors, including:

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  the history and prospects of companies whose principal business is the acquisition of other companies;

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  prior offerings of similar blank check companies;

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  our prospects for acquiring one or more businesses at attractive values given the restrictions placed on our company and other similar blank check companies;

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  practical issues such as trying to remain the below the size at which we will be competing directly with large private equity firms and underwriters for target businesses;

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  our capital structure;

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  an assessment of our management and their experience in identifying operating companies;

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  general conditions of the securities markets at the time of the offering and the anticipated reception of the securities markets to this offering; and

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  other factors as were deemed relevant.

        However, although these factors were considered, the determination of the terms of this offering was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management's assessment of the financial requirements necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate a business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a target business having a fair market value of in excess of 80% of the amount in our trust account.

Our obligations under laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations, may increase our cost of completing a business combination.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires that management assess and report on the effectiveness of our internal control beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to develop and maintain effective internal control, it may harm our business and/or result in difficulties in meeting our reporting obligations, which could cause investors to lose confidence in our financial information and thereby have negative effect on the trading price of our stock. We may also be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. In addition, management of a target business may not be familiar with United States securities laws and may not have the knowledge to implement and maintain the necessary disclosure and accounting controls. Therefore, such target business may not be in compliance with the provisions of the Sarbanes-Oxley Act. The development and maintenance of the internal control of any such entity to ensure compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete such acquisition.

If we determine to change our domicile in connection with a business combination, the new jurisdiction's laws will likely govern all of our material agreements and we may not be able to enforce our legal rights.

        In connection with a business combination, we may determine to relocate the home jurisdiction of our business from Delaware to a jurisdiction outside of the United States. If we determine to do this, the new jurisdiction's corporate law will control our corporate governance requirements and will determine the rights of our stockholders. The new jurisdiction's corporate law may provide less protection to our stockholders than is afforded by Delaware law. In addition, upon reincorporation, we may become a "foreign private issuer" for purposes of United States securities laws, which means that we may be subject to less stringent reporting requirements and that some provisions of the United States securities laws (such as the proxy rules and the short-swing trading rules) would not apply to us. In addition, if we were to relocate to a foreign jurisdiction, whether or not we reincorporate outside the United States, the new jurisdiction's laws will likely govern all of our material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements in a new jurisdiction could result in a significant loss of business, business opportunities or capital. Any such reincorporation will likely subject us to foreign regulation, including foreign taxation.

Because most of our directors and officers reside outside of the United States, it may be difficult for you to enforce your rights against them or enforce U.S. court judgments against them.

        All but two of our directors and officers reside outside of the United States and, after the consummation of our initial business combination, substantially all of our assets will be located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under United States Federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the United States Federal securities laws.

We may qualify as a personal holding company for U.S. federal income tax purposes and thus be subject to a higher rate of tax on our undistributed adjusted taxable income.

        We could be subject to additional U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation's adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents).

        Depending on the dates and sizes of our business combinations, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including our founders and certain tax-exempt organizations and pension funds, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons. Thus, we may become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional 15% PHC tax on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2010, the PHC tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals (currently 35%). Any such additional taxes would reduce the cash available for distributions (current or upon liquidation) by us with respect to shares of our common stock and the cash available to us in connection with a business combination.

Risks associated with acquiring and operating a target business in China

After a business combination, substantially all of our assets will likely be located in China and substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in China.

        The PRC's economic, political and social conditions, as well as government policies, will likely have a significant effect on our business. The PRC economy differs from the economies of most developed countries in many respects. In particular, the Chinese government has a greater degree of ownership over productive assets and exercises a greater degree of control over economic and monetary activities than the governments of other developed countries. Our ability to find an attractive target business with which to consummate a business combination is based in part on an assumption that the Chinese economy will continue to grow. The Chinese economy, the Chinese mineral mining industry in particular, or any target business specifically, may experience a material and adverse effect as a result of decisions and policies by the Chinese government, including but not limited to PRC government control over capital investments, changes in tax regulations applicable to a potential target business and business combinations, or other changes in China's economic, political or legal systems.

Our ability to consummate an attractive business combination could be severely restricted by Chinese government policies which may change from time to time.

        The PRC government continues to impose industrial policies in order to regulate industry development. Chinese government policies could be changed in a manner that would severely limit our ability to consummate an attractive business combination. An example of Chinese government industrial policies relevant to us is the new Catalogue of Foreign Investment Projects which was recently promulgated by the National Development and Reform Commission (NDRC) and Ministry of Commerce (MOFCOM) of the PRC and became effective December 1, 2007 (the "2007 Catalogue"). The 2007 Catalogue severely restricts foreign persons from investing in the exploration and mining of certain nonrenewable and important mineral resources, including tungsten, molybdenum, tin, antimony and fluorite. Tungsten and molybdenum are components used in the production of steel, and before the promulgation of this 2007 Catalogue we may have considered acquisition opportunities in the mining of tungsten or molybdenum to be possible areas for our initial business combination. We would encounter very significant regulatory challenges if we were to seek acquisition opportunities in the mining of tungsten or molybdenum. Please refer to the discussion contained elsewhere in this prospectus under the caption "Business—Industry encouragement from Chinese Government." If future revisions to the 2007 Catalogue or other Chinese government policies restrict foreign investment in additional minerals and metals, our ability to consummate an attractive business combination could be materially and adversely affected.

If we acquire a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses, and may be difficult to enforce.

        The government of the PRC has restricted or limited foreign ownership in a wide range of industries including certain aspects of telecommunications, advertising, food production and energy industries. In addition, from time to time there can be additional restrictions on foreign ownership of businesses in "important industries" affecting national economic security or having "famous trademarks" or "traditional Chinese brand names." Nevertheless, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may be consummated in some cases through contractual arrangements with permitted Chinese parties, subject to review by certain PRC governmental agencies. However, since there has been limited implementation guidance provided with respect to the merger and acquisition regulations, the relevant government agencies could apply the regulations to a business combination effected through contractual arrangements. If such an agency determines that an application should have been made, the government may require us to complete an application with the proper government agencies, levy fines, revoke our business licenses, require us to restructure ownership of our operations or discontinue a portion or all of the acquired business. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. See the discussion elsewhere in this prospectus under the caption "Business—Government Regulations."

        Moreover, we expect that the contractual arrangements upon which we would be relying will be governed by Chinese law and the only basis of resolving disputes which may arise from the execution of such contractual arrangements through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and disputes thereunder would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

If relations between the United States and the PRC deteriorate, potential target businesses or their goods or services could become less attractive.

        The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. For instance, if the United States imposes quotas on Chinese imports, such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the PRC in industries that may affect our ultimate target business. Relations may be compromised if the U.S. becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Relations may also be compromised if either the PRC government or the Taiwan government unilaterally alters the current political status quo between Taiwan and the PRC. Changes in political conditions in the PRC and changes in Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive.

Our target business may face risks related to environmental protection requirements imposed by the PRC environmental laws and regulations, which may cause us to incur additional costs.

        The operations of our target business are subject to extensive PRC environmental laws and regulations, both at the national and local levels, relating to air and water, waste management, public health and safety. To comply with these environmental laws and regulations, we may incur significant costs associated with our production facilities, production process, the installation of pollution control equipment and the closure of mines. Our target business will likely be subject to stringent inspection by the PRC environmental authorities and various license and environmental permit requirements, which could increase our operating costs and other expenses.

        Changes in environmental laws or regulations could materially increase our operating and other expenses. For example, the PRC government could adopt stricter environmental requirements such as tighter pollutant discharge limits, increase pollutant discharge fees, impose new fees, introduce more extensive pollution control requirements, introduce more stringent licensing mechanisms and increase the number of regulated substances. The future imposition of stricter environmental legislation could have a material adverse effect on our financial condition and results of operations.

        Moreover, our target business may be unable to comply with all environmental laws and regulations that have been or will be adopted. Failure to comply with, or any change or difference in the interpretation or enforcement policy of such laws and regulations, or the occurrence of any unanticipated environmental effects from our operations, may subject us to punitive governmental measures, including forced suspension of operations, which may have a material adverse effect on our financial condition and results of operations.

We face risks related to health epidemics and other outbreaks, which could adversely affect our operations.

        Our target business could be materially and adversely affected by the outbreak of avian flu, severe acute respiratory syndrome or another epidemic. From time to time, there have been reports on the occurrences of avian flu in various parts of China, including a few confirmed human cases and deaths. Any prolonged recurrence of avian flu, severe acute respiratory syndrome or other adverse public health developments in China or elsewhere in Asia may have a material and adverse effect on our business operations.

Merger and acquisition regulations implemented on September 8, 2006 are expected to cause greater delays and PRC governmental scrutiny of acquisitions of equity interests of Chinese companies by foreign persons such that we may not be able to complete a transaction.

        Effective September 8, 2006, MOFCOM, together with several other government agencies, promulgated regulations for the approval of foreign investment in Chinese assets or equity interests (the "M&A Rules"). The M&A Rules have largely centralized the approval authorities to MOFCOM and certain other agencies. The M&A Rules will require participants in certain proposed transactions to make applications to the approval authorities. It is expected that compliance with the regulations set forth in the M&A Rules will be more time-consuming and costly than in the past, and will grant the government more authority to evaluate and control the terms of the transaction. Therefore, any business combination we propose may not be completed because the terms of the transaction may not satisfy aspects of the approval process or because, even if approved, such transaction may not be consummated within the required time period.

Because the M&A Rules grant PRC government agencies scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

        The M&A Rules permit MOFCOM and the other approval authorities to substantively evaluate the target business, the acquirer and the terms of the transaction, and to prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The M&A Rules require that the consideration be paid within strict time periods, generally not in excess of three months (or one year subject to prior special approval under certain special circumstances) after the issuance of a foreign-invested enterprise business license. The M&A Rules also require new foreign sourced capital of not less than 25% of the domestic company's post-acquisition capital in order to obtain treatment as a foreign investment enterprise, or FIE, and the benefits associated with FIE status such as waivers of certain tax and foreign currency control regulations. In asset transactions there also must be no harm to third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our stockholders interests in an acquisition of a Chinese business or assets.

The M&A Rules have introduced industry protection and anti-trust aspects to the acquisition of Chinese companies and assets which may limit our ability to effect an acquisition.

        Under the M&A Rules, acquisitions of Chinese domestic companies that involve important industries, or that may affect the national economy and security, or that may result in the transfer of control of companies having famous or well established Chinese brand names must be reported to and approved by MOFCOM and other approval authorities. The M&A Rules also provide for antitrust review of certain large transactions or transactions involving large companies and roll-up transactions with the same effect in the relevant Chinese market. On August 30, 2007, the Standing Committee of the 10th National People's Congress approved and promulgated the Chinese Antitrust Law, which will take effect August 1, 2008. This antitrust law prohibits anti-competitive behavior (monopoly) and unfair business practices and makes illegal certain practices deemed to hurt businesses or consumers or both, or generally to violate standards of ethical behavior, such as, price fixing, customer and market allocation agreements, boycotting, etc. Any transaction that we contemplate will have to comply with these regulations and may require additional approval or abandonment if we are not able to satisfy the requirements of the governmental authorities.

Ambiguities in the M&A Rules may make it difficult for us to properly comply with all applicable rules and may affect our ability to consummate a business combination.

        The M&A Rules contain ambiguities which give regulators great latitude in the approval process, which in turn will cause uncertainty in our ability to complete a transaction on a timely basis. Therefore, it is likely that we will not be able to predict the extent to which the regulations will apply to a transaction, and there may be uncertainty in whether or not a transaction will be completed until the approval process is under way or until the preliminary approvals are obtained. This may negatively impact our ability to consummate a business combination.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could materially and adversely impact our profitability following a business combination.

        The PRC's economic growth in recent years has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limited loans for fixed assets and restricted state bank lending. Similar restrictions may lead to a slowing of economic growth and decrease the interest in the products or services we may ultimately offer leading to a material and adverse impact on our profitability.

Any devaluation of currencies used in the PRC could negatively impact our target business' results of operations and any appreciation in such currencies could cause the cost of a target business as measured in Dollars to increase.

        Because our objective is to complete a business combination with a target business having its primary operating facilities located in the PRC, and because substantially all revenues and income following a business combination would be received in a foreign currency such as the Renminbi, the main currency used in the PRC, the Dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC's political and economic conditions. To the extent that we need to convert United States Dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States Dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States Dollars for other business purposes and the United States Dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced.

        PRC monetary authorities set the value of the Renminbi by reference to a basket of currencies, and this value is permitted to fluctuate within a managed band. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in Dollars to increase. Further, target companies may be adversely affected since the competitive advantages that existed as a result of certain former currency policies will cease. Any target business with which we consummate a business combination may not be able to compete effectively with the new policies in place.

Foreign exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

        Following a business combination with a PRC target company, the post-combination company will be subject to the PRC's rules and regulations on currency conversion. In the PRC, the State Administration of Foreign Exchange (SAFE) regulates the conversion of the Renminbi into foreign currencies. China imposes significant restrictions on foreign currency transactions, including conversion of Renminbis for capital account items and including direct investment and loans. The PRC regulatory authorities may impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our stockholders or to fund operations we may have outside of the PRC.

If the PRC enacts regulations in our target business' proposed industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

        Many of the rules and regulations that companies face in China are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely limit the pool of potential target businesses. In addition, if the relevant Chinese authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have discretion in dealing with such a violation, including, without limitation:

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  levying fines;

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  revoking our business and other licenses;

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  requiring that we discontinue any portion or all of our business; and

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  revoking the right of exploration, development and production.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely affect our ability to acquire PRC companies.

        SAFE requires approvals from PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities. If a PRC stockholder of an offshore parent company fails to obtain the required SAFE approval, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion. The risks of failure to fully comply with such regulations may make it more difficult for us to use our stock as partial consideration in any transaction with the owners of a PRC-based target business.

Because Chinese law will govern almost all of any target business' material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

        Chinese law will govern almost all of our target business' material agreements, many of which may be filed with Chinese governmental agencies. Any target business we acquire may not be able to enforce any of its material agreements and remedies for breaches by the third parties to such agreements may not be available outside of the PRC. The system of laws and the enforcement of existing laws and contracts in the PRC may not be as certain in implementation and interpretation as in the United States. The Chinese legal system is similar to a civil law system based on written statutes. Interpretation and enforcement of PRC laws and regulations involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. Also, the Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

If our management following a business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

        Following a business combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business combination will likely remain in place. Management of any target business we acquire may not be familiar with United States securities laws. If new management is unfamiliar with such laws, it may be necessary for them to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Because any target business with which we attempt to complete a business combination may be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

        In accordance with requirements of United States securities laws, in order to seek stockholder approval of a business combination, a proposed target business may be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, United States generally accepted accounting principles and audited in accordance with United States generally accepted auditing standards. These financial statement requirements may limit the pool of potential target businesses that we may acquire. Furthermore, to the extent that we seek to acquire a target business that does not have financial statements prepared in accordance with United States generally accepted accounting principles, it could make it more difficult for our management to analyze such target business and determine whether it has a fair market value in excess of 80% of the amount in our trust account. It could also delay our preparation of our proxy statement that we will send to stockholders relating to the proposed business combination with such a target business, thereby making it more difficult for us to consummate such a business combination.

The New Income Tax Law and its implementation rules have removed certain exemptions within the PRC regarding withholding taxes. After the effective date of the New Income Tax Law and its implementation rules, we may be required to deduct 10% withholding taxes from dividends our operating company may pay to us as its foreign stockholder following a business combination, which is in compliance with a tax treaty between the USA and PRC.

        Under the New Income Tax law and its implementation rules, which were officially issued on 11 December 2007 and became effective together with the New Income Tax, income from the PRC derived by a foreign enterprise which has no establishment in the PRC is subject to a 10% withholding tax. This 10% withholding tax rate is in compliance with the tax treaty between the USA and China.

        Note that, subject to certain limitations, a U.S. holding company would be entitled to credit non-U.S. withholding taxes (including Chinese withholding taxes) on dividends or interest received, and non-U.S. corporate income taxes of its subsidiaries paid with respect to income distributed as dividends or deemed distributed under "subpart F" of the U.S. Internal Revenue Code from such subsidiaries, against the holding company's federal income tax.

After we consummate a business combination, our operating company in China will be subject to restrictions on dividend payments.

        After we consummate a business combination, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such reserve account may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

The New Income Tax Law and its implementation rules have reduced the tax and fee benefits provided to foreign investors and companies to encourage development within the country and, as a result, expenses may increase impacting margins and net income.

        Under the New Income Tax Law and its implementation rules, effective January 1, 2008, FIEs and domestic companies are subject to a uniform tax rate of 25%, with a five-year transition period for those enterprises which were entitled to a preferential lower tax rate under prior tax laws or regulations. While the new income tax law equalizes the tax rates for FIEs and domestic companies, preferential tax treatment would continue to be given to companies in certain highly encouraged sectors and to entities classified as high-technology companies which need high support from the PRC government, whether FIEs or domestic companies. Entities that qualify as high-technology companies especially supported by the PRC government are expected to benefit from a tax rate of 15% as compared to the uniform tax rate of 25%. Following the effectiveness of the New Income Tax Law and its implementation rules, a company's effective tax rate may increase, unless it is otherwise eligible for preferential treatment.

If the PRC government determines that we failed to obtain requisite PRC governmental approvals for, or register with the PRC government, for our future import and export of technologies, we could be subject to sanctions.

        China imposes controls on technology import and export. The term "technology import and export" is broadly defined to include, without limitation, the transfer or license of patents, rights of applying for patents, know-how and the provision of services in relation to technology. The PRC adopts a uniform system of managing the import and export of technologies. Generally, to be imported or exported, the technologies are divided into three categories, "encouraged", "limited" or "prohibited". The encouraged technologies can be imported or exported freely, but the import or export contracts must be registered with the relevant PRC governmental authorities. The limited technologies cannot be imported or exported without a permit. If we do not successfully obtain such permit or complete such registration, or are otherwise found to be in violation of PRC laws or regulations, the relevant regulatory authorities have broad discretion in dealing with such violation, including, but not limited to, issuing a warning, levying fines, confiscating our earnings generated from the import or export of such technology or even restricting our future export and import of any technology. Any of these or similar sanctions could cause significant disruption to our business operations or render us unable to conduct a substantial portion of our business operations and may adversely affect our business and result of operations.

If we acquire a business not located in either the United States or China, we will face certain risks similar to those we will face if our target business is located in China.

        If we acquire a business not located in either the United States or China, we will be subject to risks relating to business ownership or control in such other jurisdiction, including risks related to changes in local, political, economic and market conditions, interest rates, zoning laws, compliance with environmental laws, costs and terms of financing and the potential for uninsured casualty and other losses. We will also be subject to the uncertainties entailed in attempting to enforce agreements in jurisdictions other than the United States. Certain of these risks are similar to risks we will face in attempting to acquire and operate a target business in China, as discussed above.

        Various jurisdictions outside the United States and China have laws limiting the ability of entities not formed in such jurisdictions to pay dividends and remit earnings to affiliated companies unless specified conditions are met. Sales in such jurisdictions will generally be made in local currencies, which would subject us to risks associated with currency fluctuations. Currency devaluations and unfavorable changes in international monetary and tax policies could have a material adverse effect on our profitability and financing plans, as could other changes in the international regulatory climate and international economic conditions. We also may be subject to currency exchange controls or other monetary policies that require or prohibit the repatriation of profits. Moreover, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. Any target business we may acquire may not be able to enforce any of its material agreements and remedies for breaches by third parties to such agreements may not be available in this other jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Risks associated with the Chinese mineral mining industry

If we are able to consummate a business combination with a mineral resource-related company in the PRC, there may be risks associated with operating such business which may affect our eventual operations.

        We may consummate a business combination with a company that focuses on mining a specific type or types of minerals. Our operations could be affected by mining conditions, which may include faults, seam deterioration in quality or thickness, pressure in mine openings, the presence of gas, water inflow from water-bearing strata and propensity for spontaneous combustion inside the mines, as well as operational risks associated with all industrial or engineering activity, such as mechanical breakdowns. Our operations may involve underground mining, which is also subject to certain risks such as methane outbursts and accidents caused by roof weakness and groundfalls. The foregoing conditions may result in an increase in our cost of production as a result of delays and additional operational expenses. Any of such events or conditions could occur and could result in a material adverse effect on our results of operations.

        The Chinese mining industry also has drawbacks that the mining industry does not have within the United States. For instance:

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  In China, insurance coverage is a relatively new concept compared to that of the United States and for certain aspects of a business operation insurance coverage is restricted or expensive. Workers' compensation for employees in the PRC may be unavailable or, if available, insufficient to adequately cover such employees.

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  The environmental laws and regulations in the PRC set various standards regulating certain aspects of health and environmental quality, including, in some cases, the obligation to rehabilitate current and former facilities and locations where operations are or were conducted.

    Violation of such standards could result in a temporary or permanent restriction by the PRC of our mining operations.

        If a target business with which we ultimately complete a business combination does not adequately address any of these or other limitations, our financial condition and results operations will be materially and adversely affected.

Upon acquiring a target business, we will be subject to certain risks which are unique to the mineral mining industry.

        The exploration for and production of minerals is highly speculative and involves risks different from and in some instances greater than risks encountered by companies in other industries. Many exploration programs do not result in the discovery of any minerals, and any minerals discovered may not be of sufficient quantity or quality. Simply discovering promising mineralization may not warrant production because the minerals may be difficult or impossible to extract or mine on a profitable basis, if at all.

        Profitability of any extraction and mining we may conduct will involve a number of factors, including, but not limited to:

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  the ability to obtain all required permits;

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  costs of bringing the property into production;

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  the construction of adequate production facilities;

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  the availability and costs of financing;

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  keeping ongoing costs of production at economic levels; and

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  market prices for the minerals to be mined staying above production costs.

        Further, even if we are able to extract minerals on a profitable basis, it could take months or even years from the time we commence such extraction to the time we are able to sell such minerals. Any target business we may acquire in the future may not own properties that contain deposits of minerals that will be profitable to extract or mine.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our management's expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

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  ability to complete a combination with one or more target businesses;

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  management team allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements;

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  potential inability to obtain additional financing to complete a business combination;

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  limited pool of prospective target businesses;

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  potential change in control if we acquire one or more target businesses for stock;

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  public securities' limited liquidity and trading;

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  failure to list or delisting of our securities from the American Stock Exchange or an inability to have our securities listed on the American Stock Exchange following a business combination;

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  use of proceeds not in trust or available to us from interest income on the trust account balance;

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  our financial performance following this offering;

  •
  success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination; or

  •
  impact of the current or proposed Chinese laws and regulations regarding foreign investment in China or the Chinese mineral mining industry on our initial business combination and our operation of the acquired business.

        The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account after payment of offering expenses and net of $100,000 to be used as other expenses), will be as set forth in the following table:

	Without Over- Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$60,000,000		$69,000,000
From private placement of insider warrants	2,500,000		2,500,000

Total gross proceeds	$62,500,000		$71,500,000

Offering expenses
Underwriting discount (7% of gross proceeds from offering, 3.5% of which is payable at closing and excluding 3.5% which is payable upon consummation of a business combination)	$2,100,000	(1)	$2,415,000	(1)
Legal fees and expenses (including blue sky services and expenses)	400,000		400,000
Printing and engraving expenses	65,000		65,000
American Stock Exchange filing and listing fee	55,000		55,000
Accounting fees and expenses	70,000		70,000
SEC registration fee	5,188		5,188
FINRA filing fee	17,400		17,400
Miscellaneous expenses	222,412		222,412

Total offering expenses	$2,935,000		$3,250,000

Net proceeds before payment of deferred underwriting fees
Held in trust	$59,465,000		$68,150,000
Not held in trust	100,000		100,000

Total net proceeds	$59,565,000		$68,250,000

Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(2)
Legal, accounting and other expenses attendant to the due diligence investigation, structuring and negotiation of a business combination	$500,000		$500,000
Payment for office space and administrative and support services to SSC Mandarin Financial Services Limited ($10,000 per month)	240,000		240,000
Legal and accounting fees relating to SEC reporting obligations	200,000		200,000
Working capital to cover miscellaneous expenses(3)	660,000		660,000

Total	$1,600,000		$1,600,000

(1)
No discounts or commissions will be paid with respect to the purchase of the insider warrants. For the purposes of presentation, the underwriting discounts are reflected as the amount payable to the underwriters upon consummation of this offering. An additional $2,100,000 or $2,415,000 if the underwriters' over-allotment option is exercised in full, all of which will be deposited in trust following the consummation of this offering, is payable to the underwriters only if and when we consummate a business combination.

(2)
The amount of net proceeds from this offering not held in trust will remain constant at $100,000 even if the over-allotment is exercised. In addition, there can be released to us from the trust account, interest earned on the funds in the trust account, net of taxes payable on such interest, (i) up to an aggregate of $1,500,000 to fund our expenses related to investigating and selecting a target business and our other working capital requirements and (ii) to pay any amounts we may need to pay our income or other tax obligations. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following this offering.

(3)
The miscellaneous expenses may include deposits or down payments for a proposed initial business combination, director and officer liability insurance premiums, brokers' retainer fees, consulting fees, finders' fees and fees payable to Continental Stock Transfer & Trust Company.

        In addition to the offering of units by this prospectus, Robin Lee, our Chairman and Chief Executive Officer, and our other officers, have agreed to purchase warrants exercisable for 2,500,000 shares of our common stock at a purchase price of $1.00 per warrant in a private placement that will occur simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from the sale of the insider warrants will be placed in the trust account described below.

        A total of $56,965,000, or $65,650,000 if the underwriters' over-allotment option is exercised in full, of the net proceeds of this offering, plus the $2,500,000 we will receive from the sale of the insider warrants, will be placed in a trust account at JPMorgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount includes $2,100,000, or $2,415,000 if the underwriters' over-allotment option is exercised in full, of underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to payments to converting stockholders and interest income that may be released to us from time to time (i) of up to $1,500,000 to fund our expenses related to investigating and selecting a target business and our other working capital requirements and (ii) to pay our income or other tax obligations, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. If we seek an extension of the time period within which we must complete our initial business combination and stockholders who vote against the extension and exercise their conversion rights the relevant amount of funds in trust will be released to such converting stockholders. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

        We have agreed to pay SSC Mandarin Financial Services Limited, a monthly fee of $10,000 for office space and administrative and support services. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders.

        No compensation of any kind, including finder's, consulting or other similar fees, will be paid to any of our initial stockholders, officers, directors or special advisor, or any of their affiliates, for any services rendered prior to or in connection with the consummation of a business combination, other than repayment of non-interest bearing loans of $277,000 in the aggregate made by SSC Mandarin Group Limited, an affiliate of Robin Lee. However, such individuals and entities will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Our audit committee will review and approve all reimbursements made to our initial stockholders, officers, directors or their affiliates, and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval. Such review will encompass an analysis of the corporate purposes advanced by such expenses and their reasonableness as compared to similar services or products that could have been procured from an independent third party source. There is no limit on the total amount of these out-of-pocket expenses reimbursable by us, and there will be no review of the reasonableness of the expenses other than by our audit committee and, in some cases, by our board of directors as described above, or if such reimbursement is challenged, by a court of competent jurisdiction. Reimbursement for such expenses will be paid by us out of the funds not held in trust. To the extent such out-of-pocket expenses exceed the available funds not held in trust and the interest income that may be released to us as described above, such out-of-pocket expenses will not be reimbursed by us unless we consummate a business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

        Regardless of whether the underwriters' over-allotment option is exercised in full, the net proceeds from this offering and the private placement available to us out of trust for our search for a business combination will be approximately $100,000. In addition, interest earned on the funds held in the trust account, net of taxes payable on such interest, of up to $1,500,000 may be released to us from time to time upon our request to fund our expenses relating to investigating and selecting a target business and other working capital requirements. We intend to use these funds for director and officer liability insurance premiums, due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our initial stockholders in connection with activities on our behalf as described above. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We believe that these funds will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We may request the release of such funds for a number of purposes that may not ultimately lead to a business combination. For instance, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment with respect to a particular proposed business combination, or enter into a letter of intent where we pay for the right to receive exclusivity from a target business, where we may be required to forfeit funds (whether as a result of our breach or otherwise). In any of these cases, or in other situations where we expend the funds available to us outside of the trust account for purposes that do not result in a business combination, we may not have sufficient remaining funds to continue searching for, or to conduct due diligence with respect to, a target business, in which case we would be forced to obtain alternative financing or liquidate.

        The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be held as cash or cash equivalents or will be invested only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

        The allocation of net proceeds not held in trust and amounts available from the interest income earned on the trust account represents our best estimate of the intended uses of these funds. We do not expect to use such amounts for anything other than the purposes stated above. However, management may be required to pay a different amount than the amount indicated in the table above for legal, accounting and other expenses attendant to the due diligence investigation, structuring and negotiation of a business combination, depending upon the level of complexity of such business combination. The difference, if any, will be allocated to, or deducted from, our working capital.

        We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the acquired business or businesses. Such working capital funds could be used in a variety of ways, including, without limitation, for maintenance or expansion of the operations of an acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our business combination, to fund strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders' fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

        To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Robin Lee, our Chairman and Chief Executive Officer, has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

        SSC Mandarin Group Limited, an affiliate of Robin Lee, has loaned us a total of $277,000 for the payment of offering expenses. The loan bears no interest and is due on the earlier of November 15, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

        A public stockholder will be entitled to receive funds from the trust account, including interest earned on his, her or its portion of the trust account, only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate or in connection with an extension of the time period within which we must complete our initial business combination which such public stockholder voted against but is approved by the stockholders. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        At March 31, 2008, our net tangible book value was a deficiency of $595,439, or approximately $0.32 per share of common stock. After giving effect to the sale of 7,500,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at March 31, 2008 would have been $33,684,186 or $5.28 per share, representing an immediate increase in net tangible book value of $5.60 per share to the initial stockholders and an immediate dilution of $2.72 per share or 34% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $23,800,000 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our initial stockholders) may result in the conversion into cash of up to 40% (minus one share) of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (not including $2,100,000, or $2,415,000 if the underwriters' over-allotment option is exercised in full, in deferred underwriting discounts and commissions, which is payable in full upon our completion of our initial business combination) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

        The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$8.00
Net tangible book value before this offering	(0.32)
Increase attributable to new investors and concurrent sale of private warrants	5.60

Pro forma net tangible book value after this offering		5.28

Dilution to new investors		$2.72

        The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased			Total Consideration
						Average Price Per Share
	Number		Percentage	Amount	Percentage
Initial stockholders	1,875,000	(1)	20.00%	$25,000	0.04%	$0.01
New investors	7,500,000		80.00%	$60,000,000	99.96%	$8.00

	9,375,000		100.00%	$60,025,000	100.00%

(1)
On November 15, 2007, our initial stockholders purchased an aggregate of 2,500,000 shares of our common stock. In June 2008, the aggregate outstanding 2,500,000 initial shares were decreased to 1,875,000 shares as a result of a 3-for-4 stock split declared by our board of directors and approved by our initial stockholders.

        The pro forma net tangible book value per share after this offering is calculated as follows:

Numerator:
Net tangible book value before this offering and concurrent sale of private warrants	$(595,439)
Net proceeds from this offering and the sale of the insider warrants (net of deferred underwriting discounts and commissions)	57,465,000
Offering costs accrued for and paid in advance, excluded from net tangible book value before this offering and the sale of the insider warrants	604,617
Less: Proceeds held in trust subject to conversion to cash	(23,789,992)

$33,684,186

Denominator:
Shares of common stock outstanding prior to this offering	1,875,000
Shares of common stock included in the units offered	7,500,000
Less: Shares subject to conversion	(2,999,999)

6,375,001

CAPITALIZATION

        The following table sets forth our capitalization at March 31, 2008 and as adjusted to give effect to the sale of our units and insider warrants, and the application of the estimated net proceeds derived from the sale of such securities:

	March 31, 2008
	Actual	As Adjusted(1)
Note payable(2)	$277,000	$—
Common stock, $0.0001 par value, -0- and 2,999,999 shares which are subject to possible conversion, shares at conversion value	$—	$23,789,992
Stockholders' equity:
Preferred stock, $0.0001 par value, 500,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 30,000,000 shares authorized; 1,875,000 shares issued and outstanding, actual(3); 6,375,001 shares issued and outstanding (excluding 2,999,999 shares subject to possible conversion), as adjusted	188	638
Additional paid-in capital	24,812	33,699,370
Deficit accumulated during the development stage	(15,822)	(15,822)

Total stockholders' equity	$9,178	$33,684,186

Total capitalization	$286,178	$57,474,178

(1)
Includes the $2,500,000 we will receive from the sale of the insider warrants; excludes $2,100,000 of deferred underwriting discounts.

(2)
The loans from SSC Mandarin Group Limited, an affiliate of Robin Lee, our Chairman and Chief Executive Officer, are due at the earlier of November 15, 2008 or the consummation of this offering. The unpaid principal balance under these loans as of March 31, 2008 was $277,000.

(3)
On November 15, 2007, our initial stockholders purchased an aggregate of 2,500,000 shares of our common stock. In June 2008, the aggregate outstanding 2,500,000 initial shares were decreased to 1,875,000 shares as a result of a 3-for-4 stock split declared by our board of directors and approved by our initial stockholders.

        If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our initial stockholders) may result in the conversion into cash of up to 40% (minus one share) of the aggregate number of shares sold in this offering at a per share conversion price equal to the amount in the trust account, including the $2,100,000 in deferred underwriting discounts and commissions, or $2,415,000 if the underwriters' over-allotment option is exercised in full, and inclusive of any interest thereon (net of taxes payable), net of interest income (net of taxes payable) (i) of up to $1,500,000 accrued and reserved or released to us for working capital purposes or (ii) accrued and reserved or released to us to pay our income or other tax obligations, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

        We are a blank check company organized under the laws of the State of Delaware on September 27, 2007. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination or contractual arrangement, with one or more operating businesses. We may acquire less than 100% of the interests or assets of the target business but in all instances we would control the target company. The key factor that we will rely on in determining control would be our acquisition of more than 50% of the voting securities of the target business and/or control of the majority of any governing body of the target company through contractual arrangements or otherwise. While our efforts in identifying prospective target businesses will not be limited to a particular industry or country, we expect to focus on businesses in the Chinese mineral mining industry. We have not established specific criteria that would trigger our consideration of businesses outside of the Chinese mineral mining industry. In addition, we intend to initially focus our search on businesses in China, but we may also explore other opportunities in other countries.

        We do not have any specific business combination under consideration, and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. We intend to effect a business combination using cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt. The issuance of additional shares of our capital stock in a business combination:

  •
  may significantly reduce the equity interest of our stockholders;

  •
  may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

  •
  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock.

        Similarly, if we issue debt securities, it could result in:

  •
  default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

  •
  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

  •
  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

        We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until consummation of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering.

Results of Operations and Known Trends or Future Events

        We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through this offering, and concurrent private placement of insider warrants, of our equity securities. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying monthly fees of $10,000 per month to SSC Mandarin Financial Services Limited for office space and administrative and support services and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement.

Internal Control

        We are not currently required to document and test our internal control as defined by Section 404 of the Sarbanes-Oxley Act of 2002. However, we will be required to comply with Section 404 of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment of our systems of internal control. We expect that we will assess the internal control of our target business or businesses preceding the completion of a business combination and will then implement a schedule for testing and enhancing internal control as required. As management of a target business or businesses may not be familiar with United States securities laws and may not have the knowledge to implement and maintain the necessary accounting and other controls, the target business or businesses may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. Because it will take time, management involvement and perhaps outside resources to develop effective internal controls for our operation of a target business or businesses to achieve compliance with the Sarbanes-Oxley Act, we may require more time and incur additional costs as necessary to complete such acquisitions.

Related Party Transaction

        SSC Mandarin Group Limited, an affiliate of Robin Lee, our Chairman and Chief Executive Officer, has provided us with a total of $277,000 in loans for payment of offering expenses. The loans bear no interest and are due on the earlier of November 15, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

Liquidity and Capital Resources

        Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of 2,500,000 shares of our common stock to the initial stockholders and loans of $277,000 in the aggregate from SSC Mandarin Group Limited, an affiliate of Robin Lee, for the payment of offering expenses. In June 2008, the aggregate outstanding 2,500,000 initial shares were decreased to 1,875,000 shares as a result of a 3-for-4 stock split declared by our board of directors and approved by our initial stockholders. The loans bear no interest and are due at the earlier of November 15, 2008 or the closing of this offering. The loans will be repaid out of the proceeds of this offering available to us for payment of offering expenses. We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $835,000 and underwriting discounts of approximately $4,200,000, or $4,830,000 if the underwriters' over-allotment option is exercised in full, will be approximately $55,000,000, or approximately $63,200,000 if the underwriters' over-allotment option is exercised in full. However, the underwriters have agreed that $2,100,000 of the underwriting discounts and commissions, or $2,415,000 if the underwriters' over-allotment option is exercised in full, will not be payable unless and until we consummate a business combination. Accordingly, approximately $57,000,000, or approximately $65,500,000 if the underwriters' over-allotment option is exercised in full, of the net proceeds of this offering (including deferred underwriting discounts and commission in the amount of $2,100,000, or $2,415,000 if the underwriters' over-allotment option is exercised in full) will be held in trust and the remaining $100,000 in either case will not be held in trust. Robin Lee, our Chairman and Chief Executive Officer, and our other officers, have agreed to purchase warrants exercisable for 2,500,000 shares of our common stock at a purchase price of $1.00 per warrant in a private placement that will occur simultaneously with the consummation of this offering. See "Certain Transactions." Therefore, an additional $2,500,000 will also be deposited into trust upon consummation of this offering from the sale of the insider warrants.

        We intend to use substantially all of the net proceeds of this offering and the private placement, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to acquire one or more target businesses and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the acquired business or businesses. Such working capital funds could be used in a variety of ways, including, without limitation, for maintenance or expansion of the operations of an acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our business combination, to fund strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders' fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

        We believe that, upon consummation of this offering, the $100,000 in funds available to us outside of the trust account, together with up to $1,500,000 of interest earned on the trust account balance, net of taxes payable on such interest, that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We may request the release of such funds for a number of purposes that may not ultimately lead to a business combination. For instance, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment with respect to a particular proposed business combination, or enter into a letter of intent where we pay for the right to receive exclusivity from a target business, where we may be required to forfeit funds (whether as a result of our breach or otherwise). In any of these cases, or in other situations where we expend the funds available to us outside of the trust account for purposes that do not result in a business combination, we may not have sufficient remaining funds to continue searching for, or to conduct due diligence with respect to, a target business, in which case we would be forced to obtain alternative financing or liquidate. Following this offering, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

  •
  $500,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigation, structuring and negotiating of a business combination;

  •
  $240,000 of expenses for office space and administrative and support services payable to SSC Mandarin Financial Services Limited ($10,000 per month for two years) (or if the time period within which we may complete our initial business combination is extended to three years after the date of this prospectus, $360,000);

  •
  $200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

  •
  $660,000 for general working capital that will be used for miscellaneous expenses and general corporate purposes (including director and officer liability insurance premiums).

        The amount of available proceeds is based on management's estimates of the costs needed to fund our operations for the next 24 months and consummate a business combination. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we will rely on interest earned of up to $1,500,000 on the trust account to fund such expenditures and, to the extent that the interest earned is below our expectations, we may have insufficient funds available to operate our business prior to our initial business combination. Based upon current market conditions, we expect to receive $1,500,000 in interest income within approximately sixteen months of this offering. Moreover, we may need to raise additional funds through a private offering of debt or equity securities if such funds were required to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination or the extended period, in which case we may issue additional securities or incur debt in connection with such business combination. Such debt securities may include a working capital revolving debt facility or a longer term debt facility. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of a business combination.

PROPOSED BUSINESS

Overview

        We are a blank check company organized under the laws of the State of Delaware on September 27, 2007. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or contractual arrangement, with one or more operating businesses, which we refer to as the initial business combination. Although our efforts in identifying prospective target businesses will not be limited to a particular industry or country, we expect to focus on businesses located in or serving China that are engaged primarily in the mineral mining industry and related industries, focusing primarily on, but not limited to, base minerals used in the production of steel such as iron ore, nickel, zinc, lead and vanadium. We do not have any specific business combination under consideration, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. To date our efforts have been limited to organizational activities as well as activities related to this offering.

        Certain members of our management team, board of directors and special advisor group have extensive experience advising companies on sourcing mining projects in China, managing the operation of mines in China, acquiring and investing in mining companies and helping to raise growth capital for companies doing business in China. Robin Lee, our Chairman and Chief Executive Officer, is currently Group Managing Director of SSC Mandarin Financial Services Limited (SSCM), a corporate finance advisory firm registered under the Hong Kong Securities and Futures Ordinance (HKSFO) that provides financial advice to international companies with respect to mining industry acquisitions in China. In this capacity, Mr. Lee has been active in numerous M&A, restructuring and financing transactions relating to the gold and base mineral mining industry in China and has also assisted several Chinese enterprises in listing on the Hong Kong and Singapore stock exchanges. Mr. Lee has over 25 years of financial and M&A advisory, banking, and public and private corporate finance experience, much of which has been focused on the Chinese mineral mining industry. Bill Zhao, our director and Vice President of Mining Investment, has more than 20 years of experience in the mineral mining industry in China and other countries, with specific expertise in the development, financing, and environmental and safety management of mines. Mr. Zhao also has extensive experience in sustainable mine development and mining project evaluation. Guoli Wan, our Special Advisor, is the Vice General Secretary and Chief Director of the International Co-operation Division of the China Gold Association, a leading Chinese gold industry organization. Mr. Wan has more than 20 years of experience in the gold industry in China and has substantial experience in the evaluation and development of mining properties as well as the management and improvement of mining technologies.

        In September 2007, SSCM was the principal investor in the purchase of an 80% interest in Taizhou Mining, a company focused on the exploration and exploitation of precious metals and mineral resources in the PRC. In April 2008, SSCM and the other investors exchanged their interests in Taizhou Mining for shares of Espco Technology, a public company trading on the Hong Kong Stock Exchange (stock code: 8299). The board of directors of Espco Technology recently approved a proposal to change the name of the entity to "Grand T G Gold Holdings Limited" and this proposal has been submitted to the shareholders of the entity for their consideration. In June 2008, Messrs. Lee and van Aswegen became directors of Espco Technology. See "Risk Factors—Members of our management team and our directors may become aware of business opportunities that may be appropriate for presentation to us as well as other entities with which they are or may become affiliated and, as a result, may have conflicts of interest that may adversely affect us" and "Management—Conflicts of Interest."

        We believe, based solely on our management's collective business experience, that there are numerous attractive acquisition opportunities in the Chinese mineral mining industry. However, neither we nor any of our agents have conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates within such industry or the likelihood or probability of success of any proposed business combination. Accordingly, we cannot assure you that we will be able to locate a target business in such industry or that we will be able to engage in a business combination with a target business on favorable terms.

Chinese Mineral Mining Industry Trends

        As reported by the United Nations Conference on Trade and Development (UNCTAD), the worldwide mining of metallic minerals was valued at approximately $265 billion in 2005. Metals, in particular steel, are essential components in the production of a wide range of industrial and consumer goods, as well as for the construction of buildings, transportation systems and other infrastructure components. According to the UNCTAD, base minerals used in the production of steel, in particular iron ore, nickel and zinc, together accounted for more than 30% of the total value of metallic minerals produced worldwide in 2005.

        In recent years the Chinese mineral mining industry has undergone a period of significant growth and expansion. Some key trends currently impacting the industry include:

  Large and growing Chinese economy

        China is one of the world's fastest growing economies. According to the Economist Intelligence Unit, (EIU), China's gross domestic product in nominal terms, or nominal GDP, grew from $1.45 trillion in 2002 to $2.77 trillion in 2006, representing a compound annual growth rate (CAGR) of 17.5%. EIU also projects that China's GDP will reach $6.62 trillion by 2011, representing a CAGR of 19% from 2006 levels, which would make it the world's second largest economy.

        China's economy differs from those of other developed and developing countries in various respects. In general, the Chinese government continues to own a substantial portion of the financial and productive assets and continues to exert substantial control over much of the economy. Since the late 1970's, however, China has been reforming its economy to become more market-oriented and to decrease its reliance on government economic planning. These reforms have included a reduction of state ownership of productive assets, an easing of restrictions on private lending transactions, the promotion of improved corporate governance in private business enterprises and greater emphasis on indirect guidance of the economy instead of direct control. China's economy now generates a significant amount of private economic activity which in effect limits somewhat the impact of government regulation of the economy.

        China's economic reforms greatly increased the economic role of the banking system. Private lending transactions have become a major source of financing for start-up companies and for the expansion, modernization or privatization of existing enterprises. Increasing amounts of funds are now made available through the banks for economic and commercial purposes.

        The chief instruments of financial and fiscal control in China are the People's Bank of China and the Ministry of Finance. Both of these institutions are government controlled, as are most financial institutions in China. Foreign exchange transactions are controlled by the State Administration of Foreign Exchange (SAFE). Foreign exchange controls on transactions by foreign investment enterprises differ as between capital account items or current account items. Capital account items, which continue to require prior approval from the SAFE, are transactions that increase or decrease debt or equity due to international receipts and payments, including direct investment and all forms of loans. Current account items include ordinary receipts and payments attributable to goods and services, for which currency transactions generally may be processed without prior SAFE approval through designated banks on the interbank foreign exchange trading system.

        Although economic reforms have likely contributed to China's industrial development and economic growth, significant variations exist in the regional economies of China. Economic development has generally been more rapid in coastal provinces than in the interior, and there are large disparities in per capita income between regions. In an attempt to prevent widening inequalities, the Chinese government has derived numerous development strategies aimed at the relatively poorer regions in China, including the Great Western Development, which is designed to increase the economic situation of the western provinces through capital investment and development of natural resources.

        China's industrial development has also caused environmental problems, including increased pollution, degradation of natural resources, soil erosion and desertification. In response to these problems, China has strengthened its environmental laws to reduce environmental deterioration. During the tenth Five-Year Plan, China planned to reduce total emissions by 10%. Beijing in particular has invested heavily in pollution control as part of its preparation of the 2008 Olympic Games.

        Foreign investment has contributed to the expansion of China's economy. China received almost $80 billion in foreign investment during 2005 according to World Bank statistics. And at the end of 2007 China's foreign exchange reserves stood at $1.53 trillion as reported by the SAFE.

        As part of its World Trade Organization accession, China implemented certain reforms relating to foreign investment. These reforms opened new sectors of the Chinese economy to foreign investment, and added certain protections to foreign investment. Although the Chinese legal system is similar to a civil law system based on written statutes and may not be as certain in implementation and interpretation as in other developed countries, recent legislation in China has improved the protection afforded to various forms of foreign investment.

        On January 1, 2008, China's new corporate income tax law became effective. This new law combined into one income tax regime what had previously been two separate regimes applicable to foreign investment enterprises and foreign enterprises, on the one hand, and domestic enterprises, on the other hand. The new tax law will require significant interpretation through detailed implementing regulations to be issued by the State Council.

  Significant demand for mineral resources

        A large portion of China's economic growth has occurred in sectors that require significant amounts of mineral resources. According to the National Bureau of Statistics of China, in 2006 approximately 48% of China's GDP was derived from sectors defined as "secondary" industries, which include construction spending, manufacturing production and other industrial activities. Growth in these sectors has been driven in part by the sizable infrastructure investments that have been required in recent years to facilitate China's rapid industrialization, to modernize its vast transportation and communication networks and to support the on-going urbanization of its population. Manufacturing growth has also been driven by China's increasing prominence as the low-cost manufacturing center of choice for a broad range of products. In addition, rising disposable incomes, as evidenced by the increase in GDP per capita from $1,041 in 2001 to $1,638 in 2006, have driven increased consumer demand for metal-intensive durable goods such as motor vehicles and household appliances. For example, the National Bureau of Statistics of China reports that production of motor vehicles in China has increased from 2.3 million in 2001 to 7.3 million in 2006, representing a CAGR of 25.5%.

        China's rapid economic growth has caused the demand for mineral resources used in the manufacturing of a wide range of products to increase significantly over the past few years. We believe this trend is demonstrated in the production of steel and the mineral resources used in steel production. According to the International Iron and Steel Institute, China is now the world's largest producer of steel, with total production reaching 423 million metric tons (or 34% of global production) in 2006, as compared to 143 million metric tons (or 17% of global production) in 2001, representing a CAGR of 24.2%. As a result, China has become the leading global consumer of the various mineral raw materials required for steel production, such as iron ore, lead and zinc. According to Standard & Poor's, steel production in China is expected to reach 525 million metric tons by 2010. As such, the annual demand for steel-related minerals is expected to increase significantly from current levels.

  Current mineral production is insufficient to meet demand

        Despite significant investments in recent years to increase production capacity, China's current annual production is insufficient to meet its domestic demand for a variety of minerals consumed in its economy. For example, according to the Australian Bureau of Agricultural and Resource Economics (ABARE), in 2005 China consumed 35% but produced only 15% of the world's iron ore production. China also consumed 15% but produced only 4% of the world's nickel production. Such imbalances require China to buy large quantities of materials on the world market. For example, according to Standard & Poor's, China is currently the largest global purchaser of iron ore, having increased its imports from 55 million tons in 1999 to 326 million tons in 2006, representing a CAGR of 28.9%. Such large scale buying can have a significant impact on global pricing dynamics. For example, according to the World Bank, from January 2005 to December 2006 China's iron ore prices increased by 104%. Nickel prices also increased by 143% over this same period, due in part to significant Chinese demand.

  Focus on improving and expanding existing resources

        High prices, strong demand and limited supply in the Chinese mineral mining industry have created strong economic incentives to:

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  Optimize output from existing assets: The Chinese mineral mining industry is highly fragmented with a large number of mining assets controlled by small, privately owned enterprises. Many of these operators have historically employed less advanced technologies and practices in their mining operations, resulting in low recovery rates and poor utilization of mineral resources. As a result, mining operators are now increasing their focus on implementing modern mining and management techniques to increase efficiency and maximize output from their existing projects. In addition, many operators are now exploring mergers and acquisitions as a means to improve their cost structures via increased scale.

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  Develop additional reserves: China has some of the world's largest proven reserves of a variety of minerals, which require funding and expertise to develop and bring into production. For example, the U.S. Geological Survey reports that China has the world's largest base of zinc and vanadium resources, with 20% and 37% of total identified reserves, respectively. In addition, due to the lack of exploration and mine development from 1998 to 2003 worldwide, coupled with the resurgence in global industrial growth, the rate of substantial mineral discoveries has declined in recent years. Also, large regions of China have not been adequately explored to identify their mineral resource potential. As a result, increasing emphasis is now being placed on investing in additional exploration activities in order to prolong the life of existing mines and to increase and replenish the reserve base. Many mine operators are also now considering mergers and acquisitions as a means to achieve their production and reserve objectives.

  Industry encouragement from, and regulation by, Chinese government

        The Chinese government has demonstrated its commitment to fostering the long-term development of healthy, efficient domestic mining industries. For example, in 2005 the National Development and Reform Commission (NDRC) promulgated the "Structural Adjustment of Industrial Policy Guidance Catalogue," in which various industries were categorized into 3 categories, namely "encouraged," "restricted" and "phased-out." Iron ore exploration falls within the encouraged category. As a result, companies operating in this sector now face fewer restrictions and receive more favorable treatment when applying for licenses and approvals. However, from time to time Chinese government policies are inconsistent with the promotion of development through foreign investment. For example, on October 31, 2007, the NDRC and MOFCOM jointly promulgated the new Guiding Catalogue of Foreign Investment Projects which became effective on December 1, 2007 and supersedes the 2004 Catalogue. The 2007 Catalogue severely restricts foreign investors from investing in the exploration and mining of certain nonrenewable and important mineral resources, including tungsten, molybdenum, tin, antimony and fluorite. Tungsten and molybdenum are components used in the production of steel, and, but for the promulgation of this new Catalogue, we could potentially have considered acquisition opportunities in the mining of tungsten or molybdenum to be likely areas for our business combination. Although we believe there are sufficient, unrestricted acquisition opportunities in mining of minerals and metals in China, including other components used in steel, to permit us to find an attractive initial business combination, we would nevertheless encounter very significant regulatory challenges in the event we seek acquisition opportunities in the mining of tungsten or molybdenum.

        The government has also accelerated the privatization of state-owned enterprises in order to increase competition and provide economic incentives for growth and investment. We believe this privatization presents an opportunity for both domestic and foreign investors and mining operators to acquire smaller mineral mining businesses and introduce more advanced production processes, and to leverage economies of scale to increase operating efficiency.

        In recent years the government has also given specific priority to the development of China's western region, which covers an area of 5.4 million square kilometers, representing 56% of the country's total area. Because of its remoteness, the western region lags behind other parts of China in terms of economic development. The region is known to have abundant mineral resources, but exploration and mining activities are less developed compared to other parts of the country. As a result, we believe that both the central and local governments will encourage foreign investors and sophisticated local mining operators to acquire mineral mining businesses in the region, and will provide additional on-going support in the form of reduced restrictions and timely approvals for licenses and related development requests.

        Finally, the Chinese government has proven itself willing in certain circumstances to implement regulations and controls to promote increased operating efficiency, reduced pollution and sustainable long-term growth. An example of this can be seen with the government's recent decision to implement a 15% export tax on molybdenum. While this action may limit the near-term economic gains that could be achieved by selling Chinese molybdenum on the world market, over the long-term having increased supplies of molybdenum available in China will encourage the development of higher quality, more profitable domestic steel applications. Under the 2007 Catalogue, foreign investment in the mining of molybdenum is now severely restricted.

Our Competitive Strengths

        We believe that we have the following competitive strengths, which will help us consummate an attractive business combination opportunity. However, we cannot assure you that we will be able to locate a target business or that we will succeed in consummating a business combination.

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  Track record with mergers and acquisitions: Our management team has experience in all phases of merger and acquisition transactions in both the public and private markets as an advisor and a principal. In particular, Robin Lee is a 25-year veteran of the banking and financial advisory industries in Hong Kong, China, South Africa and Canada, with expertise in M&A transactions. Mr. Lee has advised his clients in all aspects of M&A transactions, including identifying and valuing opportunities, structuring, financing, due diligence and negotiation. In September 2007, SSCM was the principal investor in the purchase of an 80% interest in Taizhou Mining, a company focused on the exploration and exploitation of precious metals and mineral resources in the PRC. In April 2008, SSCM and the other investors exchanged their interests in Taizhou Mining for shares of Espco Technology, a public company trading on the Hong Kong Stock Exchange (stock code: 8299). In June 2008, Messrs. Lee and van Aswegen became directors of Espco Technology. See "Risk Factors—Members of our management team and our directors may become aware of business opportunities that may be appropriate for presentation to us as well as other entities with which they are or may become affiliated and, as a result, may have conflicts of interest that may adversely affect us" and "Management—Conflicts of Interest." Bill Zhao has over 20 years experience in the Chinese mineral mining industry, which has included significant involvement in financings and investment. John Ambruz, one of our directors, has completed over one hundred transactions in fifteen countries as an investment banker and as an executive at Masonite International Corporation.

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  Chinese mineral mining industry expertise: Certain members of our management group have extensive experience in the Chinese mineral mining industry as senior executives, financial advisors, and/or business consultants. Robin Lee has been active in numerous M&A, restructuring and financing transactions relating to the gold and base mineral mining industry in China and has also assisted several Chinese enterprises in listing on the Hong Kong and Singapore stock exchanges. Robin Lee has advised clients on 14 Chinese mining-related engagements, representing an aggregate of nearly $1,400,000,000 of value, across a broad range of minerals. After the acquisition of 80% of Taizhou Mining, Mr. Lee and SSCM assisted Taizhou Mining with the development of an updated operating plan which included the expansion of mining rights and the introduction of improved management and operating practices. Bill Zhao has substantial experience in the mining industry in China and overseas, with specific expertise in mine management, sustainable mine development and mining project evaluation. In addition, Merrill Weingrod, one of our directors, has also advised corporations regarding entering, operating in and investing in China for 25 years. This collective experience provides our management team with an understanding of Chinese mineral mining industry policies, laws and regulations, as well as international best practices in mining management and development, which we believe will serve as a competitive advantage for our company.

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  Deal sourcing capabilities: Robin Lee and certain other members of our management team have extensive experience in the financial, strategic and operational aspects of the Chinese mineral mining industry. They have also been active in a variety of industry organizations and conferences. In these roles they have developed a network of relationships with relevant industry executives, investment advisors, government officials and investment institutions both in China and other countries active in the global mining industry, such as South Africa and Canada. We believe this experience, covering various aspects of the mining industry, makes us particularly qualified to find attractive business combination opportunities in the Chinese mineral mining industry. In addition, our advisor, Guoli Wan, having served in the China Gold Association, a leading Chinese gold industry organization with extensive activities in other mining sectors, and other prominent Chinese gold institutions for more than 20 years, has substantial Chinese mineral mining industry experience and numerous valuable relationships. Also, Denis Worrall, one of our directors, has served as director of various mining corporations in South Africa and has developed relationships with several mining corporations and investment institutions in South Africa and internationally. We believe this added experience will provide our management team with a competitive advantage in identifying and evaluating target businesses. We also believe certain affiliates of our management and special advisors will assist our efforts to find target businesses. Certain of our management, including Mr. Lee, are affiliated with SSC Mandarin Financial Services Limited (SSCM). Some of SSCM's senior advisors and management have extensive business networks in the PRC. From 2003 until May 2008, an affiliate of SSCM had a relationship with China Gold Association through that affiliate's ownership of a 90% interest in SSC Sino Gold Mining Investment Company Limited ("SSC Sino Gold"), the entity that acquired an 80% interest in Taizhou Mining in September 2007. China Gold Association, a leading Chinese gold industry organization, owns the remaining 10% interest in SSC Sino Gold. Since May 2008, SSCM continues to own an indirect interest in SSC Sino Gold through the ownership of shares of Espco Technology. We believe this knowledge and network will benefit us in identifying attractive potential target businesses. For a discussion of the conflicts of interest that could arise as a result of Messrs. Lee and van Aswegen being directors of Espco Technology, please see the discussion elsewhere in this prospectus under the caption "Management—Conflicts of Interest."

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  Close connections with relevant government and government-related agencies: Our management team has worked closely with key government organizations, government-related agencies and administrators active in China's mining sector. For example, some of the senior advisors and management of SSCM Group are former members of management of the State Administration of Foreign Exchanges, the State Administration for Industry and Commerce, the Shanghai and Shenzhen stock exchanges, the People's Bank of China and the China Securities Regulatory Commission. As described above, an affiliate of SSCM had a strategic relationship with China Gold Association through that affiliate's ownership of a 90% interest in SSC Sino Gold, the entity that acquired an 80% interest in Taizhou Mining in September 2007; China Gold Association had a 10% interest in SSC Sino Gold. In addition, SSCM assisted Taizhou Mining in obtaining government approvals for the expansion of mining rights. We believe the relationships developed at these institutions may prove valuable to us in identifying and completing an initial business combination, as well as in achieving timely approvals for the acquisition and development of additional mining projects in China.

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  Expertise in growth financing for Chinese mining companies: Robin Lee has advised clients on a broad range of strategic financing transactions including restructurings, venture capital investments and public and private corporate finance experience. The majority of these assignments have been focused on small and mid-sized enterprises with significant growth potential. Additionally, John Ambruz has extensive experience in various aspects of strategic development and M&A transactions in many international markets. We believe their experience will be valuable in evaluating whether acquisition targets have the necessary attributes to operate as publicly traded companies.

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  Relevant management operating experience: Our management group has significant experience in operating and building companies in a variety of industries. Robin Lee, for example, has been active in the formation and growth of several financial services companies and joint ventures, such as SSCM, SSC-Sino Gold Mining Investment Co. Ltd., a Sino-foreign equity joint venture with China Gold Association. Bill Zhao has experience with South China mining property acquisitions for Red Stone China (Gold) and its Yunnan Crescent Mining Company, a joint venture gold mining company in Yunnan. Pieter van Aswegen, one of our directors, has extensive experience in the development and operation of gold projects internationally. His expertise includes due diligence studies as well as the development and processing of gold projects and ores. Guoli Wan has also participated in the evaluation and development of numerous mining properties, as well as the improvement and management of mining technologies. We believe that their experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities.

Effecting a Business Combination

  General

        We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of our insider warrants, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. If we engage in a business combination with a target business using our capital stock and/or debt financing as the consideration to fund the combination, proceeds from this offering and the private placement of the insider warrants will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in a business combination with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

  We Have Not Identified a Target Business

        We do not have any specific business combination under consideration. Neither we nor any related party have, directly or indirectly, nor has anyone on our or any such party's behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, neither we nor any of our agents or affiliates have been approached by any candidates or representatives of any candidates with respect to a potential business combination transaction with us. In addition, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination transaction with a target business on favorable terms.

        Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses or other entities with whom we contract, which we refer to as potential contracted parties or a potential contracted party, execute agreements with us waiving any right, title, interest or claim of any kind whatsoever in or to any funds held in the trust account for the benefit of our public stockholders. Such a waiver will apply to any kind of right, title, interest or claim that a potential contracted party may have. In the event that a potential contracted party refuses to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a vendor or service provider or a prospective target business refuses to execute such a waiver, then Robin Lee, our Chairman and Chief Executive Officer, will be liable to us if and to the extent any claims by any such party would reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation. We have not received any waiver agreements at this time.

        Subject to the limitations that a target business have a fair market value in excess of 80% of the net assets held in trust (excluding deferred underwriting discounts and commissions of $2,100,000, or $2,415,000 if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any proposed extended period) at the time of our execution of a definitive agreement relating to a business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Although we expect to focus on businesses in the Chinese mineral mining industry, we have not established any specific attributes or criteria for prospective target businesses. Accordingly, there is no reliable basis for investors in this offering to currently evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a company that does not have a stable history of earnings and growth or an entity in a relatively early stage of its development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of that company. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

  Sources of Target Businesses

        We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis. Our officers and directors as well as their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future. In addition, we may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses that we have not previously identified. Such fees or compensation may be calculated as a percentage of the dollar value of the transaction and/or may involve monthly retainer payments. We will seek to negotiate the lowest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. Payment of finder's fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account and released to us following the business combination. Although it is possible that we may pay finder's fees in the case of an uncompleted transaction, we consider this possibility to be remote. In no event will we pay any of our initial stockholders, officers, directors or special advisor, or any entity with which they are affiliated, any finder's fee, consulting fee or other compensation for services rendered to us, prior to, or in connection with, the consummation of a business combination (regardless of the type of transaction that it is), other than repayment of non-interest bearing loans of $277,000 in the aggregate made by SSC Mandarin Group Limited, an affiliate of Robin Lee.

        There is no business affiliated with our initial stockholders, officers, directors or special advisor that is currently being considered as a potential target, but if we decide to enter into a business combination with a target business that is affiliated with any of our initial stockholders, officers, directors or special advisor, we would do so only if such transaction is approved by our audit committee (or, if any member of our audit committee is affiliated with such target, then such approval shall be by a majority of the members of our audit committee who are not so affiliated) and we obtained an opinion from an unaffiliated, independent investment banking firm that the business combination is fair to our stockholders from a financial perspective.

  Selection of a Target Business and Structuring of a Business Combination

        Bill Zhao, our Vice President of Mining Investment, will supervise the process of evaluating prospective target businesses by our management team, and we expect that they will devote substantial time to the search for an acquisition candidate. They will be assisted by our outside attorneys, accountants and other representatives.

        Subject to the requirement that our initial business combination must be with a target business with a fair market value in excess of 80% of the net assets held in trust (excluding deferred underwriting discounts and commissions of $2,100,000, or $2,415,000 if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any proposed extended period) at the time of our execution of a definitive agreement relating to a business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any specific attributes or criteria for prospective target businesses, although we intend to focus on acquiring businesses in the Chinese mineral mining industry with proven reserves of metals or minerals used in the production of steel, current cash flow and experienced management with a demonstrated history of successful mining operations. In addition, in evaluating a prospective target business in any industry, our management will consider, among other factors, the following:

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  financial condition and results of operation;

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  cash flow potential;

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  mineral resources and growth potential;

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  experience and skill of management and availability of additional personnel;

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  capital requirements;

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  competitive position;

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  regulatory or technical barriers to entry;

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  stage of development of the products, processes or services;

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  degree of current or potential market acceptance of the products, processes or services;

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  regulatory environment of the industry; and

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  costs associated with effecting the business combination.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. Management will consider these criteria as a whole. For example, one target with a balance sheet that is stronger than another target due to the existence of higher stockholder's equity or other indicia of financial strength, may have a less established competitive position in its market. We cannot say in advance which criteria will be most important when evaluating two or more potential business combinations. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

        We intend to acquire an operating business through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination; however, there are a number of industries in China in which direct foreign investment is restricted. Therefore, if our target business operates in an industry that is subject to these requirements we may seek to acquire control of our target business through contractual arrangements with licensed companies operating in China and their owners. We may enter into a business combination in which we, our subsidiaries and/or affiliates, and the target business and its stockholders enter into a series of contracts that are designed to secure for us economic benefits and to assume by us the risks of losses that are substantially similar to full ownership, although we would not be allowed to own the assets or obtain direct control of the operating company in a restricted industry in China. These contracts could, for example, result in a structure where, in exchange for our payment of the acquisition consideration, the target business would be owned 100% by Chinese residents whom we designate, and the target business would continue to hold the requisite licenses necessary to operate its business. We may also establish a new subsidiary in China which would provide technology, technical support, consulting and related services to the target business in exchange for fees, which are designed to transfer to us substantially all of the economic benefits of ownership of the target business. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, a combination of common and preferred stock, or debt securities, to complete a business combination.

        We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and its stockholders. The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

  Fair Market Value of Target Business

        The target business that we acquire must have a fair market value in excess of 80% of the net assets held in trust (excluding deferred underwriting discounts and commissions of $2,100,000, or $2,415,000 if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any proposed extended period) at the time of our execution of a definitive agreement relating to a business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the amount in our trust account at such time. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. We may have a greater need for such equity or debt financing because, while the value of our target must be in excess of 80% of the net assets held in trust (excluding deferred underwriting discounts and commissions of $2,100,000 or $2,415,000 if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any proposed extended period) at the time of our execution of a definitive agreement relating to a business combination, we may be required to pay or set aside up to 40% (minus one share) of the amount in our trust account to fund conversions of the shares held by stockholders who properly exercise their conversion rights, as described in this prospectus. If stockholders exercise their conversion rights, the amounts available in the trust account to fund our initial business combination will decrease. There is no limitation on our ability to raise funds through equity or debt financing. We have not entered into and are not currently contemplating any financing arrangements with any third parties to raise additional funds. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, book value and, where appropriate, upon the advice of appraisers or other professional consultants. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criterion. Since any opinion, if obtained, would merely state that fair market value meets the 80% of the net assets held in trust threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. If we obtain such an opinion, it will likely be addressed to our board of directors for their use in evaluating the transaction, and we do not anticipate that our stockholders will be entitled to rely on such opinion. However, since any such opinion would be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. Accordingly, whether the independent investment banking firm allows stockholders to rely on their opinion will not be a factor in determining which firm to hire. Other factors expected to be considered by our board of directors in making such decision include, among others, cost, timing and reputation of the investment bank, including its knowledge of the target business' industry. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% of the net assets held in trust threshold. To reduce potential conflicts of interest, we will not consummate a business combination with an entity that is affiliated with any of our initial stockholders, which includes our officers, directors and special advisor, unless our audit committee approves such transaction and we obtain an opinion from an unaffiliated, independent investment banking firm that the business combination is fair to our stockholders from a financial perspective. In the event that we obtain such opinion, we will file it with the SEC.

  Lack of Business Diversification

        Our business combination must be with a target business or businesses that satisfy the minimum valuation standard at the time of our execution of a definitive agreement relating to a business combination, as discussed above, although this process may entail the simultaneous acquisitions of several businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

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  result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

        If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. In no instance will we acquire less than majority voting control of a target business, whether by acquisition of at least more than 50% of the voting securities of the target company and/or by control of the majority of any governing body of the target company through contractual arrangement or otherwise. However, this restriction will not preclude a reverse merger or similar transaction where we will acquire the target business.

  Limited Ability to Evaluate the Target Business' Management

        Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that one or more of our officers, directors and special advisor will remain associated in some capacity with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

        Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

  Opportunity for Stockholder Approval of Business Combination

        Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. We will consummate a business combination only if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

        In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business. In connection with the establishment of our record date for the meeting of stockholders to approve a business combination, we agree to issue a press release five calendar days in advance of the public announcement of the record date as determined by our board of directors.

        In connection with the vote required for any proposed initial business combination, all of our initial stockholders have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders, officers and directors. Our initial stockholders and each of our officers and directors have agreed to vote all shares of common stock acquired by them in or following this offering in favor of any initial business combination and any amendment to our amended and restated certificate of incorporation to extend our corporate existence to up 36 months from the date of this prospectus or, in connection with the stockholder vote on a business combination, to perpetuity. We will proceed with the business combination only if (i) a majority of the outstanding shares of our common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and such business combination and (iii) less than 40% of the shares sold in this offering are voted against the business combination and are converted on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote required to approve the extended period, if any.

  Extension of time to complete a business combination to up to 36 months

        We have a period of 24 months from the consummation of this offering within which to effect our initial business combination. However, unlike other blank check companies, if we have entered into a definitive agreement within such 24-month period, and if we anticipate that we may not be able to consummate such business combination within the 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional 12 months (thereby allowing us a total of up to 36 months from the date of this prospectus to consummate our business combination), which period we refer to in this prospectus as the extended period. In order to extend the period of time to up to 36 months, (i) the amendment to our amended and restated certificate of incorporation providing for such extended period must be approved, at a stockholder meeting duly held for such purpose, by (A) a majority of the outstanding shares of our common stock and (B) a majority of the shares of common stock sold in this offering that are voted (in person or by proxy) at such meeting; and (ii) fewer than 40% of the shares of common stock sold in this offering may be (A) voted (in person or by proxy) at such meeting against such amendment and (B) converted into the right to receive a pro rata share of our trust account as described in this prospectus. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

        In connection with the vote required to approve such amendment, if any, our initial stockholders have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our initial stockholders and each of our officers and directors have agreed to vote all shares of common stock acquired by them in or following this offering in favor of any amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus.

        We believe that extending the date before which we must complete our business combination to up to 36 months may be necessary due to the circumstances involved in the evaluation and closing of a business combination in China, including obtaining audited U.S. GAAP financial statements of potential targets that have previously kept their accounts in accordance with PRC GAAP, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to state-owned enterprises) and the requirements of Chinese regulatory filings and approvals. If we enter into such agreement near the end of the 24-month period following consummation of this offering, we may not have sufficient time to accomplish the necessary accounting reconciliations, complete the restructuring of the company, satisfy PRC regulatory requirements, secure the approval of our stockholders and satisfy customary closing conditions.

        While such 24-month period may be sufficient to accomplish all of these necessary tasks prior to effectuating the business combination, if, in the course of this process, we conclude that such period may be insufficient, we may, pursuant to our amended and restated certificate of incorporation, call a special (or annual) meeting of our stockholders for the purpose of extending by up to an additional 12 months the date before which we must complete our business combination.

        If an amendment to our amended and restated certificate of incorporation providing for an extension is not approved, or 40% of more of the shares sold in this offering are converted on a cumulative basis in connection with such amendment, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders.

        If the amendment to our amended and restated certificate of incorporation providing for an extension is approved, we will still be required to seek stockholder approval before effectuating our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. We will consummate our initial business combination only if (i) a majority of the outstanding shares of our common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and such business combination, and (iii) less than 40% (minus one share) of the shares sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the special (or annual) meeting of stockholders called for the purpose of approving the extended period, if any, are voted against the initial business combination and are converted, as described below.

        If at the end of such 36-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote and liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes payable on such interest and net of the interest income previously released to us to fund our working capital and general corporate requirements.

  Conversion Rights

        At the time we seek stockholder approval of an extended period or our initial business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the extended period or business combination and the extended period or business combination is approved and completed. Public stockholders who properly exercise their conversion rights, as described in this prospectus, will be paid their pro rata portion of the trust account as promptly as practicable after the date of (i) stockholder approval of the extended period or (ii) consummation of a business combination, as the case may be.

        Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group" will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Shares converted in connection with the vote to extend the period within which we must effect the initial business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. If the extension of time to effect the initial business combination is not approved, then public stockholders voting against such extension will not be entitled to convert their shares. Such a public stockholder would still be entitled to vote against a proposed business combination or an extension of the time period within which we must complete our initial business combination with respect to all shares owned by him or his affiliates. We believe the 10% limit on conversion rights will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination or an extension of the time period within which we must complete our initial business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns more than 10% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By eliminating a stockholder's ability to convert more than 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders' ability to vote all of their shares against the transaction.

        Our initial stockholders will not be able to convert shares of our common stock owned by them, directly or indirectly, whether acquired prior to, in or after this offering (nor will they seek appraisal rights with respect to such shares if appraisal rights would be available to them).

        The actual per-share conversion price will be equal to the amount in the trust account (including $2,100,000 in deferred underwriting discounts and commissions, or $2,415,000 if the underwriters' over-allotment option is exercised in full), inclusive of any interest thereon and not previously released to us for working capital requirements, as of two business days prior to the proposed consummation of a business combination or effectuation of the extension of the period of time to consummate the business combination, as applicable, divided by the number of shares of common stock sold in this offering. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be approximately $7.93, or $0.07 less than the per-unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or extension of time at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination or extension of time and the business combination or extension of time is approved and completed. The specific procedures for conversion in connection with a stockholder vote for a proposed initial business combination or extension of time will be set forth in the proxy statement relating to such vote.

        We may require public stockholders who wish to convert their shares to deliver their shares to us or our transfer agent prior to the meeting either by physical delivery of stock certificates or electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System. The method of delivery will be at the election of the stockholder, and therefore such election will likely depend on whether the shares are held in certificated or electronic form. We will notify investors on a current report on Form 8-K and in our proxy statement related to the initial business combination if we impose this requirement. Traditionally, in order to perfect conversion rights in connection with a blank check company's business combination, a holder could simply vote against a proposed business combination or an extension of the time period within which we must complete our initial business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an "option window" after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a "put" right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder's election to convert is irrevocable once the business combination is approved.

        If stockholders vote against our initial business combination or an extension of the time period within which we must complete our initial business combination but do not properly exercise their conversion rights, such stockholders will not be able to convert their shares of common stock into cash at the conversion price. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting.

        We will not complete an initial business combination if 40% or more of the shares sold in this offering are voted against the proposed business combination and are converted, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve the extended period and the stockholder vote required to approve our initial business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which 40% (minus one share) of the shares sold in this offering may be converted and the business combination will still go forward. Our board of directors, however, reserves the right to be more restrictive by establishing an even lower percentage threshold of permitted conversions if it believes such is appropriate for any proposed business combination.

        If an initial business combination is not approved or completed for any reason, then public stockholders voting against such business combination will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholder.

        Public stockholders who convert their common stock into a pro rata share of the trust account will be paid their conversion price following their exercise of conversion rights, promptly after approval of the extended period of time to consummate our business combination or promptly after the consummation of our business combination, as applicable, and will continue to have the right to exercise any warrants they own. The initial conversion price, without taking into account any interest earned on the trust account, is approximately $7.93 per share. Since this amount is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights, particularly for those stockholders who do not sell, or receive less than an aggregate of $0.07 of net sales proceeds for, the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $7.93 per share. Because converting stockholders will receive their proportionate share of deferred underwriting compensation, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters as a consequence of the reduction in our net assets resulting from such distribution.

  Liquidation if No Business Combination

        Our amended and restated certificate of incorporation provides that we will continue in existence only until            , 2010 [twenty four months from the date of this prospectus] (or            , 2011 [thirty six months from the date of this prospectus] if extended pursuant to a stockholder vote as described in this prospectus). If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our stockholders to formally vote to approve our dissolution and liquidation. We view the provision terminating our corporate life by            , 2010 [twenty four months from the date of this prospectus] (or            , 2011 [thirty six months from the date of this prospectus] if extended pursuant to a stockholder vote as described in this prospectus) as an obligation to our stockholders. This provision will be amended only in connection with, and upon consummation of, our initial business combination by such date.

        If we are unable to complete a business combination by            , 2010 [twenty four months from the date of this prospectus] (or            , 2011 [thirty six months from the date of this prospectus] if extended pursuant to a stockholder vote as described in this prospectus), we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account including:

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  all accrued interest, net of income taxes payable on such interest and interest income (net of taxes payable on such interest) of up to an aggregate of $1,500,000 on the trust account balance that has been released to us prior to such distribution to fund our expenses relating to investigating and selecting a target business and other working capital requirements, including the costs of liquidation; and

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  all deferred underwriting discounts and commissions,

as well as any of our remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

        We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Robin Lee, our Chairman and Chief Executive Officer, has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account after payments to us for working capital and amounts paid or accrued for taxes, the initial per-share liquidation price would be $7.93, or $0.07 less than the per unit offering price of $8.00 (assuming that the entire purchase price of the units was allocated to the common stock). The per-share liquidation price includes $2,100,000 in deferred underwriting discounts and commissions (or $2,415,000 if the underwriters' over-allotment option is exercised in full) that would also be distributable to our public stockholders.

        The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which would have higher priority than the claims of our public stockholders. We believe that the rights of our public stockholders to receive their pro rata shares of the amount held in our trust account upon our liquidation will be superior to claims by vendors of services or goods who execute valid and enforceable waivers pursuant to which they agree not to seek to recover any amounts from the trust account. Robin Lee has agreed that he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claimed amounts owed to a third party who executed a valid and enforceable waiver. We have not received any waiver agreements at this time. In the event that our board of directors determines that it is in our best interest to bring a claim against Robin Lee to enforce our right to obtain indemnification from him, they will have a fiduciary obligation to bring such a claim (it may for example not be in our best interest to do so if the cost to bring the claim would be greater than the anticipated amount that we would receive if we successfully prosecuted the claim). We have questioned Robin Lee on his financial net worth and reviewed his financial information and believe that he will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that he will be able to satisfy those obligations, if he is required to do so. Accordingly, the actual per-share liquidation price could be less than $7.93, plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.93 per share.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination or an extended period which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

        Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after            , 2010 [twenty four months from the date of this prospectus] (or            , 2011 [thirty six months from the date of this prospectus] if extended pursuant to a stockholder vote as described in this prospectus) and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all third parties we engage and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind whatsoever they may have in or to any assets held in the trust account. Such a waiver will apply to any kind of right, title, interest or claim that a potential contracted party may have. As a result, we believe the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. We have not received any waiver agreements at this time.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders in our dissolution could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after             , 2010 [twenty four months from the date of this prospectus] (or            , 2011 [thirty six months from the date of this prospectus] if extended pursuant to a stockholder vote as described in this prospectus), this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

  Possible Redomestication Merger

        At the time we seek stockholder approval for an acquisition, we may also consider seeking stockholder approval to move our jurisdiction of organization outside the United States. Such a change of jurisdiction would likely be effected by means of a merger into a subsidiary corporation formed under the laws of another country or other jurisdiction, or a similar transaction. The purpose of such a change in jurisdiction would be to better align our legal, regulatory and tax obligations with the location of our activities. Our ability to effect such a change in domicile will be subject to various legal, regulatory and tax considerations, and there is no assurance that we will determine that such a change in jurisdiction will benefit us or our stockholders.

Determination of Offering Amount

        In determining the size of this offering, the members of our management team, based on their collective experience, including their experience in the Chinese mineral mining industry, took into consideration the amount of capital they estimate will be required for us to complete an initial business combination with one or more attractive acquisition targets of sufficient size to enable us to operate as a stand-alone public company. Based on this determination, our management believes that an offering of this size, together with the proceeds of the private placement warrants, would provide us with sufficient equity capital to execute our business plan. We believe that the amount of capital to be held in our trust account, plus our ability to finance an acquisition using stock or debt, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. However, we have not conducted any research, studies, analyses, evaluations or compilations of information with respect to any particular acquisition target or otherwise to support this belief, and this belief may not be correct. We may not be able to successfully identify suitable acquisition targets, obtain necessary financing or consummate a transaction with one or more operating companies.

Competition

        In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours, including venture capital firms, leveraged buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

  •
  our obligation to seek stockholder approval of a business combination may delay or threaten the completion of a transaction;

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  our obligation to convert into cash shares held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

  •
  our outstanding warrants, and the potential future dilution they represent.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

        If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

        We maintain our principal executive offices at c/o SSC Mandarin Group, Room 4710, 47th Floor, The Center, 99 Queen's Road, Central, Hong Kong. The cost for this space is included in the $10,000 per-month fee that SSC Mandarin Financial Services Limited will charge us for office space and administrative and support services commencing on the date of the closing of this offering pursuant to an agreement between us and SSC Mandarin Group. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

        We have four executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, the course of negotiations with target businesses, and the due diligence preceding and accompanying a possible business combination. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of a business combination.

Legal Proceedings

        We are not involved in any litigation or administrative proceedings incidental to our business.

Periodic Reporting and Audited Financial Statements

        On or about the date on which the SEC declares effective the registration statement, we will register our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

        We will not acquire a target business if audited financial statements cannot be obtained for the target business. Additionally, we will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison of this offering to those of blank check companies subject to Rule 419

        The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $57,000,000 of the net offering proceeds plus the $2,500,000 we will receive from the sale of the insider warrants will be deposited into a trust account at JPMorgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$50,220,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depository institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interest in the account.
Investment of net proceeds
The $57,000,000 of net offering proceeds plus the $2,500,000 we will receive from the sale of the insider warrants held in trust will only be invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds
Interest on proceeds from trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest generated and, only after such taxes have been paid or funds sufficient to pay such taxes have been set aside and (ii) up to $1,500,000 that can be used for working capital purposes, including the costs of our dissolution and liquidation in such an event.
Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value in excess of 80% of the net assets held in trust (excluding deferred underwriting discounts and commissions of $2,100,000, or $2,415,000 if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any proposed extended period) at the time of our execution of a definitive agreement relating to a business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.
Trading of securities issued
The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Lazard Capital Markets LLC informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report
No trading of the units or the common stock and warrants included in the units would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

on Form 8-K. If the underwriters' over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if Lazard Capital Markets LLC allows separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.
Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given an opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain in stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder.

Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline
	Under the terms of our amended and restated certificate of incorporation, our corporate existence will cease 24 months (or up to 36 months if the period is extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus except for the purposes of winding up our affairs and we will dissolve and liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds
	Except for (i) up to $1,500,000 we may need to fund our expenses related to investigating and selecting a target business and our other working capital requirements, (ii) any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance, and (iii) payments to the converting stockholders, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time. The proceeds held in the trust account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Government regulations

  Government regulations relating to foreign exchange controls

        The principal regulation governing foreign exchange in China is the Foreign Currency Administration Rules, as amended. Under these rules, the Renminbi, China's currency, is freely convertible for trade and service related foreign exchange transactions (such as normal purchases and sales of goods and services from providers in foreign countries), but not for direct investment, loan or investment in securities outside of China without the prior approval of the State Administration of Foreign Exchange, or the SAFE, of China. Foreign investment enterprises, or FIEs, are required to apply to the SAFE for "Foreign Exchange Registration Certificates for FIEs." Following a business combination involving a change of equity ownership of a PRC operating entity or through contractual arrangements with a PRC operating entity, our subsidiary will likely be a FIE as a result of our ownership structure. With such registration certificates, which need to be reviewed annually, FIEs are allowed to open foreign currency accounts including a "current account" and "capital account." Currency translation within the scope of the "current account," such as remittance of foreign currencies for payment of dividends, can be effected without the prior approval from the SAFE. Under a notice issued by the SAFE on August 13, 2007, Chinese entities have even been allowed to keep their foreign currencies in their current accounts at discretion, so as to satisfy their business needs. However, conversion of currency in the "capital account," including capital items, such as overseas direct investment, loans and securities, still require approval of the SAFE. This prior approval may delay or impair our ability to operate following a business combination. On October 21, 2005, the SAFE issued Circular No. 75 on "Relevant Issues Concerning Foreign Exchange Control on Domestic Residents' Corporate Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles." Circular No. 75 confirms that the use of offshore special purpose vehicles as holding companies for PRC investments are permitted as long as proper foreign exchange registrations are made with the SAFE. To implement Notice 75, SAFE issued an implementation notice, Circular No. 106, in May 2007. Circular 106 specified the circumstances under which PRC residents are required to comply with Notice 75 and which procedures are to be followed. Under this circular, if a PRC resident fails to file for SAFE registration under Notice 75 as of March 31, 2006 for an existing special purpose overseas company, the dividends remitted by a domestic subsidiary to its overseas parent since April 21, 2005 will be deemed illegal and a penalty will be imposed on the domestic company and its actual controlling person(s). In addition, failure to comply with the registration procedures set forth in Notice 75 and Circular 106 may result in restrictions on the relevant onshore subsidiary, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity. Non-compliance may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations, and may result in liability under PRC law for foreign exchange evasion.

  Government regulations relating to taxation

        Under the New Income Tax Law and its implementation rules, FIEs and domestic companies are subject to a uniform tax rate of 25%. The New Income Tax Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the New Income Tax Law and which were entitled to a preferential lower tax rate under the then effective tax laws or regulations. In accordance with regulations issued by the State Council, the tax rate of such enterprises gradually transition to the uniform tax rate within the transition period. For those enterprises which are enjoying tax holidays, such tax holidays continue until their expiration in accordance with the regulations issued by the State Council, but where the tax holiday had not yet started because of losses, such tax holiday shall be deemed to commence from the first day the New Income Tax Law and its implementation rules took effect. While the New Income Tax Law equalizes the tax rates for FIEs and domestic companies, preferential tax treatment would continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies supported by the PRC government, whether FIEs or domestic companies. According to the New Income Tax Law and its implementation rules, entities that qualify as high-technology companies especially supported by the PRC government are expected to benefit from a tax rate of 15% as compared to the uniform tax rate of 25%. Following the effectiveness of the New Income Tax Law, our effective tax rate may increase, unless we are otherwise eligible for preferential treatment.

        In addition, under the New Income Tax Law and its implementation rules, income from the PRC derived by a foreign enterprise which has no establishment in the PRC is subject to 10% withholding tax. This 10% withholding tax complies with the relevant provision of the tax treaty between the USA and China.

        Note that, subject to certain limitations, the U.S. holding company would be entitled to credit foreign withholding taxes (including Chinese withholding taxes) on dividends or interest received, and non-U.S. corporate income taxes of its subsidiaries paid with respect to income distributed as dividends or deemed distributed under Subpart F of the U.S. Internal Revenue Code from such subsidiaries, against the holding company's Federal income tax.

  Government regulations of our proposed industry

        In general, there are three sets of laws governing foreign ownership of businesses in China: the "Sino-foreign Equity Joint-Venture Law," the "Sino-foreign Cooperative Law" and the "Wholly Foreign-owned Enterprise Law." These laws, along with the PRC's "Company Law" and "Contract Law," formulate the general framework for foreign entities owning and operating a business in the PRC. The foreign joint-venture laws have been in place for over 20 years and are relatively well developed and predictable. In 2003 alone, the PRC received approximately $53 billion in foreign direct investments.

        In the natural resources sector, the PRC has enacted a series of laws and regulations over the past 20 years. The "China Mineral Resources Law" declares state ownership of all mineral resources in the PRC. However, mineral exploration rights can be purchased, sold and transferred by the PRC to foreign owned companies. Under the law, the central government has issued detailed rules and regulations including the "regulation on mineral resource survey and registration" and the "regulation on mineral resource exploration." In accordance with the Measures for the Administration of the Use Fee and Purchase Price of Mineral Exploration and Mining Rights promulgated by the Ministry of Finance ("MOF") and the Ministry of Land and Resources of the PRC ("MLR") on June 7, 1999, any entity who conducts exploration and mining activities of mineral resources in the PRC is required to pay exploration and mining rights use fees and a purchase price. The exploration rights use fee is calculated according to the exploration period and payable annually based on the size of the licensed area. The purchase price for mineral exploration and mining rights is determined according to the valuation result as validated by the MLR, and is paid by a lump-sum or by installments within two years for exploration rights and within six years for mining rights. However, in accordance with the Exemption or Reduction Measures, any entity engaging in exploration and mining of certain mineral resources considered to be in shortage, such as copper, throughout the country or in the western region of the PRC may apply with the relevant land and resources department for reduction or exemption of the exploration and mining rights use fees.

        The government also publishes the "Guidance on Foreign Direct Investment" and the "Guiding Catalogue of Foreign Investment Projects", which classify into four categories the industries and specific types of minerals in the PRC and their availability to foreign direct investments, which categories are either: "encouraged," "permitted," "restricted" or "prohibited." For example, minerals with radiation, such as uranium, are prohibited from survey exploration by any non-state entity, including foreign owned companies. Minerals such as gold, silver and platinum are "restricted" from foreign ownership, while foreign investments in minerals such as steel, copper, lead and aluminum are "encouraged," or "permitted". The 2007 Catalogue severely restricts foreign investors from investing in the exploration and mining of certain nonrenewable and important mineral resources. Subject to the type of mineral resources to be explored, foreign companies exploring mineral resources may be required to take a specific corporate form in order to comply with PRC laws and regulations (such as a joint venture or cooperative joint venture with a PRC national or an entity majority owned by a PRC national). In recent years, the PRC government has encouraged foreign direct investment into the west inland of China (where most of the unexplored mineral resources are located) and has permitted foreign investors to own all or a majority of the companies exploring mineral resources that would otherwise be in the "restricted" category. For instance, the construction of medium and large-sized mines of copper, aluminum, lead, zinc and nickel are encouraged by the "Structural Adjustment of Industries Guidance Catalogue (2005)," which was promulgated by the NDRC on December 2, 2005. The exploration and mining of non-ferrous metals, such as copper, lead, zinc and nickel in the Xinjiang Autonomous Region, was included in the "Advantageous Industries for Foreign Investment in the Mid-west Regions Guidance Catalogue" promulgated by NDRC and MOFCOM on July 23, 2004. According to the "Eleventh Five-Year Plan for the Economic and Social development of Xinjiang (2006-2010)," Xinjiang will further enhance the exploration and development of non-ferrous metals such as copper, nickel, lead and zinc.

        To implement government policy in natural resource-related industries, the PRC issued several types of permits and certificates to related businesses, such as permits for mineral survey and for mineral exploration. According to the "Circular on Strengthening Reform of the System for Obtaining Mineral Exploration Rights and Mining Rights for Value", jointly issued by MOF and MLR on October 25, 2006 ("Circular"), a system for obtaining mining rights and exploration rights for value has been adopted. Except as otherwise promulgated, the State will grant new mining rights and exploration rights only through competitive mechanisms in the market, such as tenders, auctions and bidding for license. Any owner that holds any mining rights or exploration rights with proven mineral resources without consideration shall pay the purchase price of such mining rights or exploration rights to the State. The purchase price of mining rights and exploration rights shall be paid in full within the requested period in accordance with the relevant regulations of the State. Unless otherwise stated in the Circular, mining rights and exploration rights shall not be paid by way of an increase in the State-owned capital of any enterprise. The Department of Land and Resources of all administrative levels shall impose sanctions against owners of these rights which fail to pay in full the purchase price of their mining rights and exploration rights, and their respective right permits will not be renewed upon expiration. The right that the permits represent may be exploited or they may be purchased, sold or otherwise transferred. The permits normally specify the location, area, type of mineral, scale of production and time period. Other than normal business licenses, the smelting and processing businesses usually do not require any special permits discussed above. Imports and exports of various mineral resources require quota licenses, which are issued by MOFCOM of the PRC. The list of mineral resources subject to such quota licenses is published annually. It is anticipated that foreign ownership in the PRC mineral resources industry will be further accessible with the development of the PRC's economy and the integration of the PRC into the world economy.

        In accordance with the "Provisional Regulations of the PRC on Resource Tax" promulgated by the State Council on December 25, 1993, all enterprises and individuals engaged in the exploitation of mineral products within the PRC are required to pay resource tax. Applicable tax rates are determined by the MOF in consultation with the relevant departments of the State Council based on the resource conditions of the taxable products exploited or produced by the taxpayer. The range of the prescribed tax rate is set out in the Table of Resource Tax Taxable Items and Tax Rates. The tax rate for non-ferrous metals or mines ranges from RMB 0.4 to RMB 30.0 per ton. The tax rate for lead and zinc is RMB 2.0 to RMB 4.0 per ton. A new notice issued by the MOF and the State Administration of Taxation on July 5, 2007 to increase the resource tax rates of copper ore, lead and zinc ore became effective on August 1, 2007. Pursuant to the new notice, the resource tax rate of the lead and zinc ore increases to RMB 10.00 to RMB 20.00 per ton.

        In accordance with the "Measures for Implementation of Safety Production Licensing for Non-coal Mine Enterprises" promulgated by the State of Work Safety of the PRC on May 17, 2004 and the "Regulations on Safety Production License" promulgated by the State Council on January 13, 2004, non-coal mine enterprises must obtain a safety production license pursuant to the relevant regulations. On December 8, 2006, the MOF and the State Safety Production Supervision Bureau promulgated the "Provisional Measures on Financial Management of Safety Production Fees of High Risk Enterprises," which requires PRC mining business to pay safety production fees intended to improve production conditions. The standard safety production fees for metal mines is RMB 4 per ton (surface mine) and RMB 8 per ton (underground mine).

Government regulations of mergers and acquisitions

        The Ministry of Commerce (MOFCOM) of the PRC, together with several other government agencies, has promulgated regulations governing foreign acquisitions of Chinese assets or equity interests and the ownership by a China-based company of equity in a public traded company incorporated outside the PRC. The principal such regulation is titled "The Regulation Concerning the Mergers and Acquisitions of China-based Companies by the Foreign Investors" (the "M&A Rules"). The M&A Rules largely centralize the regulatory authority in MOFCOM, the State Administration for Industry and Commerce (SAIC) or its branch offices, the State Administration of Foreign Exchange (SAFE) or its branch offices, the State Asset Supervision and Administration Commission or its branch offices, and the China Securities Regulatory Commission (CSRC). Depending on the structure of the transaction, the M&A Rules require applications to be submitted to applicable agencies for approval prior to the transaction. These applications may require the presentation of economic data, including appraisals of the business to be acquired and evaluations of the acquirer to assist the Chinese government agencies to accurately assess the economic feasibility of these transactions in addition to the compliance with legal requirements. Approvals of share-exchange transactions will typically have expiration dates by which a transaction must be completed. Violations of certain obligations may result in the rescission of certain transactions. It is expected that compliance with the regulations will be more time-consuming and costly than in the past, and will grant the government greater authority to evaluate and control the terms of the transaction. There is no assurance we will be able to obtain any necessary authorization for a business combination or that, even if approved, we will be able to consummate the transaction within the required time period.

        The M&A Rules restrict foreign ownership in certain industries, including certain aspects of the telecommunications, advertising, food production and energy industries. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in "important industries" that may affect the national economic security or businesses having "famous trademarks" or "traditional Chinese brand names."

        Subject to the review and approval requirements of MOFCOM and other relevant agencies, certain transactions may be consummated through contractual arrangements with permitted Chinese parties. To the extent we use such agreements, they may give us control of specific assets such as intellectual property or certain interests of a company. However, because there has been little implementation guidance provided with respect to the M&A Rules, there can be no assurance that the relevant government agencies would not apply the M&A Rules to a business combination effected through contractual arrangements. If the M&A Rules were held to be applicable to these contractual arrangements, we would likely be required to submit an application with the proper government agencies, and failure to comply with the M&A Rules would empower the governmental agency to levy fines, revoke our business licenses, require us to restructure ownership of our operations or discontinue a portion or all of the acquired business. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that uses these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may incur substantial costs and expend substantial resources to enforce such arrangements. Such contractual arrangements may not be enforceable in China.

        The M&A Rules also provide for antitrust review requirements for certain large transactions or transactions involving large companies and roll-up transactions with the same effect in the relevant Chinese market. In addition, certain mergers and acquisitions among foreign companies occurring outside of the PRC could also be subject to antitrust review in China which is similar to United States antitrust law concepts in certain respects. To determine if the acquisition of a Chinese domestic company by a foreign investor has to be reported to MOFCOM and SAIC, the rule uses various economic tests, including (i) if any of the parties to the transaction has an annual turnover in the Chinese market of more than RMB 1,500,000,000 for the year the transaction occurs, (ii) if any of the parties to the transaction, before its consummation, in the aggregate, has controlled 20% or more of the Chinese market in the relevant industry sector, (iii) if the consummation of the transaction would cause any of the parties to control 25% or more of the Chinese market in the relevant industry sector, (iv) if the foreign investor has acquired 10 or more enterprises in related industries in the PRC within one year. However, exemptions may be sought from MOFCOM and SAIC on the basis that: (i) the transaction will improve market competition, (ii) the transaction will restructure unprofitable entities and ensures employment, (iii) the transaction will introduce high technologies and increase international competitiveness, or (iv) the transaction will improve the environment.

        The recently enacted Chinese Antitrust Law, which will take effect August 1, 2008, prohibits anti-competitive behavior, unfair business practices and certain practices deemed to hurt businesses or consumers, or generally to violate standards of ethical behavior, such as price fixing, customer or market allocation agreements and boycotting. Since implementation regulations relating to this law have not been issued yet, it is unclear how the Antitrust Law will be enforced. If we are not able to comply with these regulations with respect to any proposed business combination, such transaction will have to be abandoned by us. When we evaluate a potential transaction, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction.

MANAGEMENT

Directors and Executive Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
Seng Leong "Robin" Lee	56	Chairman and Chief Executive Officer
Baolong "Bill" Zhao	44	Vice President of Mining Investment and Director
Xiaona "Angela" Ma	32	Vice President of Business Development, Assistant Secretary and Assistant Treasurer
Wing Kai "Brandon" Ho	41	Vice President of Finance, Chief Financial Officer, Secretary and Treasurer
John Ambruz	52	Director
Paul Bernards	44	Director
Pieter van Aswegen	65	Director
Merrill Weingrod	61	Director
Denis Worrall	73	Director

        Seng Leong "Robin" Lee has served as our Chairman and Chief Executive Officer since our inception. From June 2000 to the present, Mr. Lee has been the Group Managing Director of SSC Mandarin Financial Services Limited (SSCM), a corporate finance advisory firm registered under the Hong Kong Securities and Futures Ordinance (HKSFO) that provides financial advice to international companies with respect to mining industry acquisitions in China. In this capacity, Mr. Lee has been active in several restructuring and financing projects relating to the gold and other minerals mining industries in China and has assisted several PRC enterprises in listing on the Hong Kong and Singapore stock exchanges. Since June 2008, Mr. Lee has been a director, the Vice-Chairman, and the Chief Executive Officer of Espco Technology Holdings Limited ("Espco Technology"), a publicly traded company listed on the Hong Kong Stock Exchange (stock code: 8299). Espco Technology is principally focused, through its subsidiary Tongguan Taizhou Mining Company Ltd., on the exploration and exploitation of precious metals and mineral resources in the PRC. See "Management—Conflicts of Interest." From March 2004 until February 2006, Mr. Lee was Chairman of SSC-Sino Gold Consulting Company Limited (now known as SSC—Sino Gold Mining Investment Limited), a joint venture company established in 2003 between SSCM and China Gold Association. From August 1997 to June 2000, Mr. Lee served as Chief Executive Officer of Mandarin Business Consultants (Pty) Limited, a business consulting firm located in Johannesburg, South Africa. From September 1984 to July 1997, Mr. Lee served as General Manager of Nedcor Asia Ltd (Nedcor), a Hong Kong restricted licensed bank, where he held senior management positions in that firm's banking, securities and investment banking businesses. While at Nedcor, Mr. Lee played a leading role in the acquisition of a chrome mine in South Africa and, from October 1994 to March 1996, served as Chief Representative of Nedcor's Chinese banking affiliate where he established a business network in China and South Africa and assisted mining companies in identifying acquisition targets and business opportunities in China and South Africa. From July 1980 to August 1984, Mr. Lee was the Chief Accountant of National Bank of Canada, Hong Kong Branch. From July 1973 to July 1980, Mr. Lee was employed by Oversea Trust Bank Ltd, Hong Kong as an accountant. Mr. Lee holds a diploma in accounting from the University of

Hong Kong Polytechnic and a Master of Business Administration degree from the University of East Asia, Macau. Mr. Lee is a Fellow Member of the Hong Kong Institute of Directors.

        Baolong "Bill" Zhao has served as our Vice President of Mining Investment and a member of our board of directors since November 2007. Since April 2007, Mr. Zhao has been Chief Operating Officer of SSCM, where he is responsible for that firm's mining investment and acquisition activities in China and other countries. From April 2005 to April 2007, Mr. Zhao was Vice President and Director of Red Stone China Ltd., a Hong Kong-based mining company focusing on gold mining and exploration in the South China Golden Triangle region which covers the Yunnan, Guangxi and Guizhou provinces of China. While employed at Red Stone China, Mr. Zhao was also Vice President and Executive Director of Yunnan Crescent Mining Company Limited, a Golden Triangle-based mining affiliate of Red Stone China. While serving as an officer of Yunnan Crescent Mining, Mr. Zhao was involved in project development, financing and investment, as well as environmental and safety management of that company's mines. From 1997 to 2005, Mr. Zhao was an independent consultant and researcher in the fields of mining and environmental management, working principally in Australia and China. From 1992 to 1997, Mr. Zhao served as the managing director of Yantai Sida New Technology Company Limited, a Yantai based joint venture company between Beijing General Institute of Steel Technology and China Rural Development Trust and Investment Corporation focused on mining technology development and investment in Yantai region. From 1985 to 1992, Mr. Zhao was a mining engineering instructor at Baotou Institute of Iron and Steel Technology in the Inner Mongolia, China. Mr. Zhao holds a Bachelor of Engineering degree in mining engineering from the Baotou Institute of Iron and Steel Technology, a Master of Science degree in mining engineering from Beijing University of Science and Technology, and a Master of Science degree in environmental technology and management from the University of Waikato.

        Xiaona "Angela" Ma has served as Vice President of Business Development, Assistant Secretary and Assistant Treasurer since November 2007. Since 1998, Ms. Ma has been in charge of establishing the networks in China for SSCM, serving as representative of its Shanghai Office from May 2002 until December 2006, and as representative of its Beijing office from October 2004 until the present. She also currently serves as director of SSC-Sino Gold Mining Investment Company Limited and Zhejiang Zhegang SSC Mandarin Investment Management Company Limited, SSCM's affiliated foreign equity joint venture companies in China. Ms. Ma has participated in numerous corporate financial advisory projects including the listing of companies on the Singapore and Hong Kong stock exchanges. Ms. Ma holds a Bachelor of Economics degree in international trade and English from China East Science and Technology University in Shanghai, China.

        Wing Kai "Brandon" Ho has served as our Vice President of Finance, Chief Financial Officer, Secretary and Treasurer since November 2007. Since June 2006, Mr. Ho has served as the Project Director of SSCM, where he has participated in several restructuring and financing projects relating to the gold and other minerals mining industries in China. From June 2003 to April 2006, Mr. Ho was employed by On Harvest (HK) Limited, a Hong Kong-based business and financial advisory firm, as a financial consultant in the fields of business advisory, corporate finance advisory and mergers and acquisitions. From December 1993 to June 2003, Mr. Ho was employed by Tem Fat Hing Fung (Holdings) Limited and its affiliated companies, a Hong Kong based group focusing on bullion trading and property investment principally in Hong Kong and China, where he held various positions relating to finance and accounting, including the position of Group Senior Finance Manager. In this capacity, Mr. Ho was responsible for financial reporting and compliance, taxation as well as financial management. Mr. Ho also participated in numerous restructuring and corporate financing transactions. Prior to joining that company, Mr. Ho worked in the fields of accounting and auditing in Hong Kong and Australia. Mr. Ho holds a Bachelor of Business degree in accounting from the University of Southern Queensland, Australia and a Master of Business Administration degree from the Manchester Business School, United Kingdom. Mr. Ho is a fellow member of the Association of Chartered

Certified Accountants, United Kingdom, and a member of the Hong Kong Institute of Certified Public Accountants and is licensed as a certified public accountant in the state of Colorado.

        John Ambruz has served as a member of our board of directors since November 2007. Mr. Ambruz has extensive experience in all aspects of mergers and acquisitions domestically and internationally, having completed over a hundred transactions in fifteen countries. Mr. Ambruz currently serves as the Managing Director of Global Strategic Partners Inc., a strategic and financial advisory and investment firm that he founded in June 2006. From March 1991 to May 2006, Mr. Ambruz held various positions with Masonite International Corporation ("Masonite") and its predecessor, Premdor Inc., including, from November 1992 to May 2004 as advisor and Vice President, Strategic Development of Masonite and from May 2004 to May 2006 as Executive Vice President, Strategic Development of Masonite. At Masonite, Mr. Ambruz was instrumental in the development and execution of that company's industry consolidation and vertical integration strategy, and played a key role in Masonite's $2.6 billion leveraged buyout sale in 2005 to Kohlberg Kravis Roberts & Co. (KKR), a private equity firm. At the time of its sale in 2005, Masonite had annual consolidated sales of $2.4 billion and was the world's largest manufacturer and distributor of residential and commercial doors and door components. From September 1983 to May 1998, Mr. Ambruz was the founder and managing member of The Great Circle Group LLC, a mergers and acquisitions advisory firm, Managing Director and co-head of the New York mergers and acquisitions department of Barclays de Zoete Wedd, and Managing Director in the New York corporate finance department of Wood Gundy (now CIBC World Markets), a leading Canadian investment bank. Prior to entering investment banking, Mr. Ambruz was an industrial engineer and production manager at several manufacturing companies. Mr. Ambruz holds a Bachelor of Science degree in physics and applied math from McMaster University (Hamilton, Canada) and an MBA in finance and management from The Wharton School of the University of Pennsylvania.

        Paul Bernards has served as a member of our board of directors since November 2007. Mr. Bernards has over 20 years of experience in corporate finance and public accounting. Since September 2006, Mr. Bernards has served as Senior Vice President Finance and Chief Financial Officer for Shepell FGI LP, a leading provider of employee assistance programs in Canada. From January 1989 to February 2006, Mr. Bernards held various positions at Masonite International Corporation, including most recently Executive Vice President and Chief Financial Officer. From May 1985 to December 1988, Mr. Bernards served as a Senior Accountant for KPMG LLP. Mr. Bernards holds a Bachelor of Arts in Finance from the University of Toronto and a Master of Business Administration from York University (Toronto). Mr. Bernards in a Chartered Accountant in Canada and a Certified Public Accountant in the United States.

        Pieter van Aswegen has served as a member of our board of directors since November 2007. Mr. van Aswegen has 36 years of experience in the gold mining industry in South Africa and internationally. Since June 2006, Mr. van Aswegen has been the sole proprietor of P Met Consulting cc, a metallurgical processing consulting company which he founded. From April 1998 through June 2006, Mr. van Aswegen was employed by Gold Fields Ltd., an international producer of gold, as a Senior Manager responsible for marketing, development and implementation of bio-oxidation processing of gold ores in Australia, Ghana, Kazakhstan, China and Uzbekistan. Prior to joining Gold Fields, from January 1970 to March 1998 Mr. van Aswegen was employed by Gencor Ltd., an international gold and base metals company located in Johannesburg, South Africa. Gencor was acquired by Gold Fields in April 1998. While employed by Gencor, Mr. van Aswegen was also involved in the development of various international mining projects and held various positions relating to metallurgy and production, including, from June 1989 to March 1998, the position of Senior Manager Metallurgy in the International Gold Division with responsibility for operations in West Africa, Brazil and Indonesia. Mr. van Aswegen also served on the board of directors of Gold Fields of Uzbekistan and PMet Consulting cc. Since June 2008, Mr. van Aswegen has been a director of Espco Technology Holdings Limited ("Espco Technology"), a publicly traded company listed on the Hong Kong Stock Exchange

(stock code: 8299). Espco Technology is principally focused, through its subsidiary Tongguan Taizhou Mining Company Ltd., on the exploration and exploitation of precious metals and mineral resources in the PRC. See "Management—Conflicts of Interest." Mr. van Aswegen holds a Bachelor of Science degree in Metallurgy from the University of Pretoria and is a Fellow of the South African Institute of Mining and Metallurgy, a Fellow of the Australian Institute of Mining and Metallurgy and registered as a Chartered Professional (Metallurgy).

        Merrill Weingrod has served as a member of our board of directors since November 2007. Mr. Weingrod has 25 years of business experience in China. Since 1997, Mr. Weingrod has served as the Chief Executive Officer of Westport Partners, LLC, D/B/A, China Strategies/CSSL Group, a management consulting company assisting U.S. companies enter, operate in and invest in China. In 2003, China Strategies/CSSL Group formed an alliance with Kurt Salmon Associates (KSA), a consumer goods and retail consulting firm. As a result of that alliance, from 2003 to 2005 Mr. Weingrod served as Director of China Business Development for KSA. In 1995, Mr. Weingrod founded Westport Trading Co. to provide import services to U.S. distributors of China-manufactured leather goods. In 1972, Mr. Weingrod founded The Leather Shop, a leather goods company which outsourced certain manufacturing activities to Asia. Mr. Weingrod sold The Leather Shop in 1994. Mr. Weingrod has a Bachelor of Arts degree in Sociology from Brandeis University.

        Dr. Denis Worrall has served as a member of our board of directors since November 2007. Since 1990, Dr. Worrall has been the Chairman of Omega Investment Research (Pty) Ltd, a consulting firm which he founded, with offices in London and Cape Town. From 1994 to 2001 Dr. Worrall was Vice-Chairman of International Bank of Southern Africa. From 2001 to 2006, he was Chairman of Crown Diamonds NL, a mineral exploration and development company that was engaged in the exploration and production of diamonds in South Africa. From November 2005 to March 2007, Dr. Worrall served as an advisor to Petra Diamonds, an AIM-quoted and ASX-listed diamond mining group engaged in the exploration, mining and beneficiation of diamonds in Africa. From February 2006 to July 2007, Dr. Worrall was a member of the board of directors of Blackstar plc, an AIM-listed investment fund. Dr Worrall is Chairman of Ikosis Mining Resources (Pty) Ltd and NamaKhoi Mineral Resources (Pty) Ltd, both of which are South African mining companies. Dr. Worrall served as the South Africa ambassador to Australia from 1982 to 1984 and the United Kingdom from 1984 to 1987 and is a former member of the South African Senate. From 1991 to 1993 Dr. Worrall was a consultant to the World Bank. Since 2004, he has been chairman of the South African Formula One Grand Prix Bid Company. Dr. Worrall holds a Bachelor of Arts degree in Philosophy and Law and a Master of Arts degree in Political Philosophy from the University of Cape Town, an L.L.B. degree from the University of South Africa and a Ph.D. degree in Political Science from Cornell University, where he was a Fulbright Scholar.

        Except for Messrs. Weingrod and Ambruz, none of our officers and directors currently resides in the United States. There is no family relationship between any of our officers and directors.

Special Advisor

        Guoli Wan has served as an advisor of the company since November 2007. Mr. Wan is the Vice General Secretary and Chief Director of International Co-operation Division of the China Gold Association, a leading Chinese gold industry organization which is regulated by the State-owned Assets Supervision and Administration Commission of the State Council and the Ministry of Civil Affairs of the PRC. Prior to joining a predecessor of the China Gold Association in 1998, Mr. Wan served in various positions for eight years with State Gold Administration Bureau and China National Gold Corporation, the predecessor of China National Gold Group Corporation (CNGGC), which is a state- owned enterprise and an investment institution authorized by the Chinese Central Government to take charge of all gold exploitation projects invested by the government. CNGGC is also the only Chinese member of the World Gold Council. Mr. Wan has over 20 years of experience in gold industry in China and has substantial experience in the evaluation and development of mining properties as well as the management and improvement of mining technologies. Mr. Wan now also serves as chief executive officer of a Chinese gold engineering consulting company. Mr. Wan is a member of the board of directors of SSC-Sino Gold Mining Investment Company Limited, and has participated in the listing of two Chinese gold companies on the Hong Kong Stock Exchange. Mr. Wan holds a master degree in mining mechanic from Beijing Science and Technology University.

        Robin Lee, our Chairman and Chief Executive Officer, and our other officers, have agreed to purchase insider warrants exercisable for 2,500,000 shares of our common stock in a private placement that will occur simultaneously with the consummation of this offering. See "Certain Transactions." Our initial stockholders have agreed to waive any right to receive a liquidation distribution with respect to the initial shares, to waive any right to exercise conversion rights with respect to any shares of our common stock owned or to be owned by them and to vote their initial shares in accordance with the majority of the shares of common stock voted by our public stockholders other than our initial stockholders. Additionally, they have agreed to place their initial shares and the insider warrants purchased by them into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent, subject to certain transfer restrictions. For a discussion of the transfer restrictions applicable to the initial shares and the insider warrants, please see "Principal Stockholders." In addition, all of our initial stockholders will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. For a description of these registration rights, please see "Certain Transactions."

Number and Terms of Directors

        Upon the consummation of this offering, our board of directors will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. van Aswegen and Mr. Bernards, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Ambruz and Mr. Weingrod, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Lee, Mr. Zhao and Dr. Worrall, will expire at the third annual meeting.

        These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

Director Independence

        Our board of directors has determined that Messrs. Bernards, van Aswegen, Weingrod and Worrall are "independent directors" as such term is defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The American Stock Exchange requires that a majority of our board must be composed of independent directors. Our independent directors will have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

        Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Messrs. Bernards, Weingrod and Worrall. Under the American Stock

Exchange listing standards and applicable rules of the SEC, we are required to have an audit committee of at least three members, each of whom must be independent.

        The audit committee's responsibilities will include:

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  reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

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  discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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  discussing with management major risk assessment and risk management policies;

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  monitoring the independence of the independent auditor;

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  reviewing and approving all related-party transactions;

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  inquiring and discussing with management our compliance with applicable laws and regulations;

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  pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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  appointing or replacing the independent auditor;

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  determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

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  preparing the report required by the rules of the SEC to be included in our annual proxy statement; and

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  monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Financial Experts on Audit Committee

        Each member of the audit committee is financially sophisticated, as required by the American Stock Exchange listing standards. In addition, the board of directors has determined that Mr. Bernards qualifies as an "audit committee financial expert," as defined under the applicable rules of the SEC.

Nominating Committee

        Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Messrs. Bernards, van Aswegen, and Weingrod. Under the American Stock Exchange Company Guide, each member of the nominating committee must be independent, with limited exceptions. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others.

  Guidelines for Selecting Director Nominees

        The nominating committee will consider a number of qualifications relating to management, leadership experience, background, integrity and professionalism in evaluating a person's candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee will not distinguish among nominees recommended by stockholders and other persons.

Code of Conduct and Ethics

        Effective upon consummation of this offering, we will adopt a code of conduct and ethics that applies to all of our executive officers, directors and employees. The code of conduct and ethics codifies the business and ethical principles that govern all aspects of our business.

Executive Compensation

        No executive officer has received any cash or other compensation for services rendered to us. No compensation of any kind, including finder's, consulting or other similar fees, will be paid to any of our initial stockholders, officers, directors or special advisor, or any of their affiliates, for any services rendered in any capacities prior to or in connection with the consummation of a business combination, other than the repayment of non-interest bearing loans of $277,000 in the aggregate made by SSC Mandarin Group Limited, an affiliate of Robin Lee. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review and approve all reimbursements made to our initial stockholders, officers, directors or their affiliates, and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval. Such review will encompass an analysis of the corporate purposes advanced by such expenses and their reasonableness as compared to similar services or products that could have been procured from an independent third party source. There is no limit on the total amount of these out-of-pocket expenses reimbursable by us, provided that members of our management team will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account (initially, approximately $100,000) and interest income on the trust account balance, net of taxes payable on such interest, of up to $1,500,000 that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, unless a business combination is consummated. There will be no review of the reasonableness of the expenses other than by our audit committee and, in some cases, by our board of directors as described above, or if such reimbursement is challenged, by a court of competent jurisdiction.

        After the consummation of a business combination, our officers, directors and special advisor who remain associated with us in some capacity may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Conflicts of Interest

        Possible Conflicts of Interest in Connection with the Presentation of Opportunities in the Chinese Mineral Mining Industry.    In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

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  the corporation could financially undertake the opportunity;

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  the opportunity is within the corporation's line of business; and

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  it would not be fair to the corporation and its stockholders if the opportunity were not brought to the attention of the corporation.

        Due to affiliations with other business entities, certain of our directors and officers may have pre-existing legal obligations relating to the presentation of business opportunities that may conflict with their obligations to us. In addition, our directors and officers may in the future enter into relationships with other business entities that may create new conflicts. For a more complete description of the affiliations of our directors and officers, please see "Management—Directors and Executive Officers."

        In order to clarify the obligations of our directors and officers as to the presentation of acquisition opportunities to us, each of our officers and directors has:

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  confirmed to us that he or she is not currently an officer or director of any blank check company;

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  agreed with us that, subject to the conflict of interest described below that could arise as a result of Messrs. Lee and van Aswegen being directors of Espco Technology, until we consummate our business combination, he or she will not become an officer, director or employee of any company (including any blank check company) the purpose of which is to engage in a business combination in the Chinese mineral mining industry;

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  agreed with us that, subject to any pre-existing fiduciary obligations, he or she will present to us for consideration, prior to presentation to any other entity, any business opportunity with a value in excess of $30,000,000 in the Chinese mineral mining industry;

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  confirmed to us that, subject to the conflict of interest described below that could arise as a result of Messrs. Lee and van Aswegen being directors of Espco Technology, they have no pre-existing fiduciary obligations, whether directly to their current businesses or indirectly to clients of their current businesses, or otherwise, that would conflict with their obligations to present such opportunities to us; and

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  agreed with us that, to the extent they are able to control the entities to which they currently owe fiduciary obligations, they will cause such entities not to enter into agreements or otherwise accept new engagements that would obligate such individuals to present opportunities in the Chinese mineral mining industry with a value above $30,000,000 to any third party.

        The foregoing agreements will not prevent any individual, including Robin Lee and other members of our management, from providing assistance to their employers, in connection with the consummation of an acquisition of a pre-identified target. For example, Mr. Lee would be permitted to render service to SSCM in the event a client of SSCM seeks assistance with the consummation of an acquisition of a target acquisition opportunity if such target was first identified by the client, including any such opportunity in the Chinese mineral mining industry.

        Possible Conflict of Interest Relating to Messrs. Lee and van Aswegen.    In September 2007, SSCM was the principal investor in the purchase of an 80% interest in Tongguan Taizhou Mining Company Ltd. ("Taizhou Mining"), a company focused on the exploration and exploitation of precious metals and mineral resources in the PRC. In April 2008, SSCM and the other investors exchanged their interests in Taizhou Mining for shares of Espco Technology, a public company trading on the Hong Kong Stock Exchange (stock code: 8299). The board of directors of Espco Technology recently approved a proposal to change the name of the entity to "Grand T G Gold Holdings Limited" and this proposal has been submitted to the shareholders of the entity for their consideration.

        In June 2008, Messrs. Lee and van Aswegen became directors of Espco Technology and, as a result, have fiduciary obligations to Espco Technology that conflict with their fiduciary obligations and with their covenants to us to present us with any business opportunity with a value in excess of $30,000,000 in the Chinese mineral mining industry. In the event Espco Technology seeks acquisition opportunities in the Chinese mineral mining industry, such conflicts of interest could result in Messrs. Lee and van Aswegen being unable to present opportunities to us that otherwise may be attractive to us, unless Espco Technology has declined to accept such opportunities. Moreover, because of Mr. Lee's position as Group Managing Director of SSCM, the employer of Mr. Zhao, Mr. Ho and Ms. Ma, the ability of Mr. Zhao, Mr. Ho and Ms. Ma to present us with such business opportunities could be limited. However, we do not believe that such conflicts of interest will impair our ability to identify, negotiate and consummate our initial business combination in the Chinese mineral mining industry. Espco Technology is focused, through its subsidiary Taizhou Mining, on the exploration and exploitation of precious metals and mineral resources in the PRC. Messrs. Lee and van Aswegen have advised us that they believe Espco Technology is not currently seeking acquisition opportunities in the PRC or elsewhere, and is currently engaged primarily in the operation of its gold mining project in the Shaanxi Province of the PRC.

        Given the foregoing arrangements with our officers and directors, we do not believe there is a material likelihood that a conflict will arise with respect to the presentation of opportunities in the Chinese mineral mining industry with a value in excess of $30,000,000, subject to the conflicts of interest described above that could arise as a result of Messrs. Lee and van Aswegen being directors of Espco Technology. However, we have adopted procedures for resolving any such conflicts if and when they may arise. Each of our officers and directors has agreed with us that he or she will notify us in the event they are aware of an acquisition opportunity in the Chinese mineral mining industry with a value above $30,000,000 (other than client-identified opportunities on which they may render assistance as noted above), and which they believe they are required for any reason to present to a third party prior to presentation to us. In such event, our full board of directors (excluding, if applicable, the affected individual) will review the facts and circumstances regarding such opportunity with the individual. If a conflict exists with respect to such opportunity due to a contractual or fiduciary obligation that existed prior to the time such individual became associated with us, such opportunity will be presented to the third party. However, if our board of directors, excluding the interested individual, determines in its reasonable good-faith discretion that such conflict arises from a relationship that arose after the individual became associated with us, then each of our officers and directors has agreed that the conflict will be resolved in our favor. The foregoing procedures would not apply to any conflict of interest arising from the positions of Messrs. Lee and van Aswegen as directors of Espco Technology. In the event Espco Technology seeks acquisition opportunities in the Chinese mineral mining industry, Messrs. Lee and van Aswegen would have a fiduciary obligation to Espco Technology that could result in Messrs. Lee and van Aswegen being unable to present opportunities to us that otherwise may be attractive to us, unless Espco Technology has declined to accept such opportunities. However, for the reasons described in the preceding paragraph, we do not believe that such conflicts of interest will impair our ability to identify, negotiate and consummate our initial business combination in the Chinese mineral mining industry.

        Possible Additional Conflicts.    Potential investors should also be aware of the following additional potential conflicts of interest:

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  None of our officers and directors is required to commit any specified amount of time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

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  The initial shares and insider warrants owned by our initial stockholders, which includes our officers, directors and special advisor, will be released from escrow only if a business combination is successfully completed and subject to the satisfaction of the other transfer restrictions described herein. In addition, the insider warrants purchased by our initial stockholders and any warrants which our initial stockholders may purchase in this offering or in the aftermarket will expire worthless if an initial business combination is not consummated. Additionally, our initial stockholders will not receive liquidation distributions with respect to any of their initial shares. For the foregoing reasons, our board of directors may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders.

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  Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination. Additionally, our officers and directors may enter into employment or consulting agreements with us in connection with a business combination pursuant to which they may be entitled to compensation for any services provided following such business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business.

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  The ability of the holders of our insider warrants to exercise the insider warrants on a cashless basis if we call such warrants for redemption may cause a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.

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  Our officers and directors may purchase shares of common stock as part of this offering or in the open market. If they did, they are required to vote such shares in favor of a proposal to approve a business combination or an extended period of time within which we must consummate our business combination. Because the initial shares and warrants owned by the initial stockholders will be released from escrow only upon consummation of our business combination or as otherwise described herein, and because such shares and warrants will be worthless if we do not consummate our business combination, our initial stockholders will have a greater interest than our public stockholders in consummating a business combination, and therefore any purchases of our common stock in this offering, in the aftermarket or otherwise by our initial stockholders will make it more likely that a business combination will be approved.

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  Our special advisor has no fiduciary obligations to us. Therefore, he has no obligation to present business opportunities to us at all and will only do so if he believes it will not violate any fiduciary obligations he has. For a description of our special advisor's other affiliations, please see the previous section entitled "Special Advisor."

        Voting of Shares by Initial Stockholders.    In connection with the vote required for any business combination, our perpetual corporate existence or an extension of the time period within which we must complete our initial business combination, all of our initial stockholders, which includes our officers, directors and special advisor, have agreed to vote their respective shares of common stock which were owned prior to this offering in the same manner in which the majority of the holdings of our public stockholders that are voted with respect to the business combination or the extension of the time period, as applicable, are voted. Any shares of common stock acquired by our initial stockholders in this offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these initial stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, our initial stockholders and each of our officers and directors have agreed to vote all shares of common stock acquired by them in or following this offering in favor of any initial business combination and any amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus or, in connection with the stockholder vote on a business combination, to perpetuity.

        Business Combinations with Targets Affiliated with a Director.    In the event we consider a target business affiliated with a member of our board of directors, we would establish a special committee consisting of disinterested members of our board of directors to oversee the negotiations with such affiliated entity and evaluate and vote upon the business combination. To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders, which includes our officers, directors and special advisor, unless we obtain an opinion from an unaffiliated, independent investment banking firm that the business combination is fair to our stockholders from a financial perspective. Accordingly, to the extent any of our initial stockholders are affiliated with an entity that is a portfolio company of, or that has received a financial investment from, any company that is affiliated with our initial stockholders, we would not consummate a business combination with such entity unless such transaction is approved by our audit committee (or, if any member of our audit committee is affiliated with such target, then such approval shall be by a majority of the members of our audit committee who are not so affiliated) and we obtained an opinion from an unaffiliated, independent investment banking firm that the business combination is fair to our stockholders from a financial perspective. We currently do not anticipate entering into a business combination with an entity affiliated with our management team or our initial stockholders.

        Restriction of Compensation to Insiders.    In no event will we pay any of our initial stockholders, officers, directors or special advisor, or any entity with which they are affiliated, any finder's fee, consulting fee or other compensation for services rendered to us, prior to, or in connection with, the consummation of a business combination (regardless of the type of transaction that it is), other than the repayment of non-interest bearing loans of $277,000 in the aggregate made by SSC Mandarin Group Limited, an affiliate of Robin Lee. In addition, our initial stockholders, officers, directors and special advisor have agreed that neither they, nor any of their affiliates, will accept a finder's fee, consulting fee or any similar fees from any person or other entity in connection with the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus and assuming no purchase of units in this offering by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our officers, directors and special advisors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The information in the following table has been adjusted to reflect a 3-for-4 stock split declared by our board of directors on June 13, 2008 and approved by our initial stockholders.

	Prior to Offering and Private Placement(1)			After Offering and Private Placement(1)(3)
Name and Address of Beneficial Owner(2)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
5% Holders
Global Strategic Partners, Inc.(4)	468,750	(5)	25.0%	468,750	(5)	5.0%

Officers and Directors
Robin Lee(13)	1,065,000		56.8%	1,065,000		11.4%
Brandon Ho(13)	45,000		2.4%	45,000		*	%
Bill Zhao(13)	52,500		2.8%	52,500		*	%
Angela Ma(13)	56,250		3.0%	56,250		*	%
John Ambruz(5)(7)(13)	491,250	(6)	26.2%	491,250	(6)	5.2%
Paul Bernards(8)(13)	22,500		1.2%	22,500		*	%
Pieter van Aswegen(9)(13)	22,500		1.2%	22,500		*	%
Merrill Weingrod(10)(13)	22,500		1.2%	22,500		*	%
Denis Worrall(11)(13)	22,500		1.2%	22,500		*	%
Special Advisor
Guoli Wan(12)(13)	75,000		4.0%	75,000		*	%

All directors and executive officers as a group (9 individuals)	1,800,000		96.0%	1,800,000		19.2%
Total	1,875,000		100.0%	1,875,000		20.0%

*
Less than 1.0%

(1)
Shares are subject to forfeiture as described elsewhere in this "Principal Stockholders" caption.

(2)
Unless otherwise indicated, the business address of each of the individuals is c/o SSC Mandarin Group, Room 4710, 47th Floor, The Center, 99 Queen's Road, Central, Hong Kong.

(3)
Does not reflect 2,500,000 shares of common stock issuable upon exercise of the insider warrants, which are not exercisable until the later of our completion of a business combination and one year from the date of this prospectus. For details concerning the individuals who have agreed to purchase these insider warrants, please refer to the discussion elsewhere within this "Principal Stockholders" caption.

(4)
Global Strategic Partners Inc. ("GSP") is a strategic and financial advisory and investment firm controlled by John F. Ambruz, a member of our board of directors.

(5)
The business address of GSP is 1107 China Merchants Tower, Shun Tak Centre, 168-200 Connaught Road C., Hong Kong.

(6)
Includes 468,750 shares owned by GSP. Mr. Ambruz is a principal stockholder and executive officer of GSP.

(7)
The business address of John Ambruz is 106 Stonewall Circle, West Harrison, New York 10604.

(8)
The business address of Paul Bernards is 130 Bloor Street West, Suite 200, Toronto, Ontario, M5S 1N5 Canada.

(9)
The business address of Pieter van Aswegen is 9 Reading Country Estates, 26 Fore Street, New Redruth, Alberton 1449, Republic of South Africa.

(10)
The business address of Merrill Weingrod is 165 Brown St., Providence, Rhode Island.

(11)
The business address of Denis Worrall is 2 Milner Road, Rondebosch, Cape Town 7700, Republic of South Africa

(12)
The business address of Guoli Wan is No. 1, Qingnianhubei Jie, Anwai, Beijing 100011, the People's Republic of China.

(13)
Robin Lee has been granted an option to purchase certain shares owned by the other officers and directors and by our special advisor in the event such individual ceases to be affiliated with us as a result of a voluntary termination by the individual or as the result of a termination by us under circumstances considered to be "for cause," as more particularly described elsewhere under this "Principal Stockholders" caption. This option will expire upon the consummation of our initial business combination. In the case of John Ambruz, the call option does not apply to the 468,750 shares held by Global Strategic Partners Inc. which are deemed to be beneficially owned by Mr. Ambruz.

        Immediately after this offering, our initial stockholders will own an aggregate of 20% of the then issued and outstanding shares of our common stock. None of our initial stockholders has indicated to us any intent to purchase our securities in this offering. However, neither our initial stockholders, nor our directors or officers, nor affiliates of any such persons, are prohibited from purchasing shares of our common stock in the offering or in the aftermarket or otherwise. To the extent any of such persons make purchases of shares of our common stock in the offering or in the aftermarket or otherwise, all such purchases would be in compliance with all applicable securities laws. Because of the ownership block held by our initial stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

        Robin Lee, Bill Zhao, Angela Ma and Brandon Ho, each of whom is one of our officers, have agreed to purchase 1,400,000, 500,000, 300,000 and 300,000 warrants, respectively, or an aggregate of 2,500,000 warrants, each exercisable for one share of our common stock, at a purchase price of $1.00 per warrant, in a private placement that will occur simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants included in the units being offered by this prospectus except that they will be subject to transfer restrictions described in this prospectus and that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by Mr. Lee or such other individuals or their respective affiliates. The insider warrants were priced in relation to prices paid by insider purchasers of other similar blank check companies for comparable warrants of such other blank check companies offered on similar terms. In the case of each of Bill Zhao, Angela Ma and Brandon Ho, each such individual will fund the purchase price for the 500,000, 300,000 and 300,000 warrants, respectively, to be purchased in the private placement from a combination of such individual's personal funds and funds to be borrowed by such individual from Robin Lee pursuant to a non-recourse promissory note payable on the fourth anniversary of the date of the closing of this offering and bearing simple interest, compounded semiannually, at an annual rate equal to three percent above the U.S. prime rate in effect from time to time. The obligations under the promissory notes will be non-recourse to any assets of the borrowers other than the insider warrants and shares of our common stock that may be purchased pursuant to the insider warrants. The amounts of personal and borrowed funds to be used by such individuals for this purpose will be as follows: Bill Zhao, $166,667 personal funds and $333,333 borrowed funds; Angela Ma, $100,000 personal funds and $200,000 borrowed funds; and Brandon Ho, $100,000 personal funds and $200,000 borrowed funds.

        On or prior to the date of this prospectus, all of our initial stockholders will place the 1,875,000 initial shares and the insider warrants into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Approximately 70.6% of the initial shares, or 1,323,529 shares, will be released to the initial stockholders one year after we consummate our initial business combination or earlier if, following our business combination, we engage in a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities or if we liquidate and dissolve. The remaining 29.4% of the initial shares, or an aggregate of 551,471 initial shares, will be held in escrow for a maximum of five years after the closing of this offering and will be released to the initial stockholders only if (i) our stock price is greater than or equal to $11.50 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of our common stock) for any 20 trading days within any 30-trading-day period ending prior to the fifth anniversary of the closing of this offering and (ii) the other 70.6% of initial shares have been released to the initial stockholders. If the conditions set forth in the preceding sentence, which we refer to in this prospectus collectively as the retention condition, are not satisfied, the 551,471 shares, including any dividends or other distributions thereto, will be forfeited. The insider warrants will not be released from escrow until 90 days after the completion of our business combination. Except as described below, the initial shares and the insider warrants will not be transferable during the applicable escrow period.

        Our initial stockholders are permitted, subject to applicable securities laws, to transfer all or a portion of the initial shares and insider warrants held by them to members of our management team, our employees and other persons or entities affiliated with members of our management team and employees. In addition, our initial stockholders may transfer the initial shares and insider warrants held by them in certain other limited circumstances, such as to immediate family members and to trusts for estate planning purposes, and any entity holding initial shares or insider warrants may transfer such securities to persons or entities controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity. Transferees receiving initial shares or insider warrants must agree to be subject to the transfer restrictions described above. Additionally, transferees receiving initial shares must agree to waive any right to receive a liquidation distribution with respect to the initial shares in the event of our liquidation, to waive any right to exercise conversion rights with respect to the initial shares, to vote the initial shares in accordance with the majority of the shares of common stock voted by our public stockholders other than our initial stockholders in connection with the vote required to approve an extended period or an initial business combination and to forfeit 29.4% of the initial shares if the retention condition is not satisfied.

        During the escrow period applicable to the initial shares, our initial stockholders will retain their rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

        Call Option at $0.01 Per Share on Certain Shares of our Common Stock Granted by our Officers and Directors and Special Advisor to Robin Lee.    Robin Lee, our Chairman and Chief Executive Officer, has been granted an option by each of the other officers and directors, and by our special advisor, to purchase two-thirds of the shares held by the grantor at a purchase price of $0.01 per share, which is the purchase price originally paid by the grantor for the shares. This option will expire upon the consummation of our initial business combination. In addition, this option is exercisable only if the grantor ceases to continue as an officer and/or director, as applicable, as a result of either a voluntary termination by the grantor (other than death or disability) or a termination by the Company for cause. For this purpose, "cause" will be deemed to exist, and the option will be exercisable by Mr. Lee, if: (i) the Grantor (A) is convicted of any criminal offense that, under the laws of the United States of any of the 50 states thereof, is classified as a felony (or its equivalent under the laws or regulations of any country or political subdivision thereof in which such act occurs), (B) is convicted of any other criminal offense that, under the laws of the United States of any of the 50 states thereof, involves a violation of securities laws or regulations (or equivalent laws or regulations of any country or political subdivision thereof in which such act occurs), (C) is convicted of any crime of embezzlement, fraud, wrongful taking or misappropriation of property, theft, or any other dishonest or immoral conduct, or (D) is found, or by his act or omission the Company is found, by a self-regulatory, quasi-regulatory or self-governing authority (such as a stock exchange or industry association) to have violated any material rules or regulations of such self-regulatory, quasi-regulatory or self-governing authority; (ii) the Grantor persistently fails to perform his duties as an officer or director (as applicable) of the Company and such failure continues for a period of not less than twenty (20) days following written notice from the Company to the Grantor setting forth in reasonably specific detail the nature of such failure; or (iii) the Grantor performs any reckless act or takes any act in bad faith that is reasonably likely at the time such act is taken to result in material financial harm to the Company. The initial stockholders have determined with Mr. Lee that their mutual interests, as well as the interest of the Company, will be best served if the officers and directors other than Mr. Lee have an increased incentive to remain with the Company until the initial business combination is consummated. In addition, Mr. Lee may, but is not required to, use any shares purchased pursuant to these options to offer an incentive to an individual who may be identified as a replacement for the departing individual whose shares have been purchased.

CERTAIN TRANSACTIONS

        On November 15, 2007, in connection with the formation of our company, we issued 2,500,000 shares of our common stock to our initial stockholders for $0.01 per share or a total of $25,000. In June 2008, the aggregate outstanding 2,500,000 initial shares were decreased to 1,875,000 shares as a result of a 3-for-4 stock split declared by our board of directors and approved by our initial stockholders. Additionally, Robin Lee, our Chairman and Chief Executive Officer, Bill Zhao, our Vice President of Mining Investment and a Director, Angela Ma, our Vice President of Business Development, Assistant Secretary and Assistant Treasurer, and Brandon Ho, our Vice President of Finance, Chief Financial Officer, Secretary and Treasurer, have agreed to purchase warrants exercisable for an aggregate of 2,500,000 shares of our common stock, for $1.00 per warrant or a total of $2,500,000, in a private placement that will occur simultaneously with the consummation of this offering. The table below sets forth the number of initial shares purchased and the number of insider warrants to be purchased by each of our initial stockholders.

	Number of Initial Shares
Name	If Retention Condition is Satisfied(1)	If Retention Condition is Not Satisfied(2)	Number of Insider Warrants
Global Strategic Partners Inc.	468,750	330,883	—
Robin Lee	1,065,000	751,765	1,400,000	(3)
Bill Zhao	52,500	37,059	500,000	(3)
Angela Ma	56,250	39,706	300,000	(3)
Brandon Ho	45,000	31,765	300,000	(3)
John Ambruz	22,500	15,882	—
Paul Bernards	22,500	15,882	—
Pieter van Aswegen	22,500	15,882	—
Merrill Weingrod	22,500	15,882	—
Denis Worrall	22,500	15,882	—
Guoli Wan	75,000	52,941	—

Total	1,875,000	1,323,529	2,500,000	(3)

(1)
The number of shares set forth for our initial stockholders in this column is the number of shares currently outstanding. On or prior to the date of this prospectus, our initial stockholders will place the initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Approximately 70.6% of the initial shares, or 1,323,529 shares, will be released to the initial stockholders one year after we consummate our initial business combination or earlier if, following our business combination, we engage in a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities or if we liquidate and dissolve. In addition, approximately 29.4% of the initial shares, or an aggregate of 551,471 initial shares, will be held in escrow for a maximum of five years after the closing of this offering and will be released to the initial stockholders only if (i) within five years following the closing of this offering the trading price of our common stock is greater than or equal to $11.50 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of our common stock) for any 20 trading days within any 30-trading-day period, and (ii) the other 1,323,529 initial shares have been released to the initial stockholders. If the conditions set forth in the preceding sentence, which we refer to in this prospectus collectively as the retention condition, are not satisfied, the 551,471 shares, including any dividends or other distributions thereto, will be forfeited. Our initial stockholders will have the right to vote and to receive dividends and other distributions with respect to all of the initial shares, including the shares subject to possible forfeiture, provided that any dividends or other distributions on the initial shares will be held in escrow together with the initial shares. The initial stockholders may not transfer the initial shares while they are held in escrow other than to certain permitted transferees as set forth in this prospectus.

(2)
The number of shares set forth for the stockholder in this column does not include the shares subject to forfeiture as described in footnote (1).

(3)
Such individual has agreed to purchase insider warrants exercisable for the indicated number of shares of our common stock at a purchase price of $1.00 per warrant for a purchase price of $1.00 per warrant in a private placement that will occur simultaneously with the consummation of this offering. Bill Zhao, Angela Ma and Brandon Ho will fund the purchase price for their 500,000, 300,000 and 300,000 warrants, respectively, from a combination of personal funds and funds to be borrowed from Robin Lee pursuant to a non-recourse promissory note payable on the fourth anniversary of the date of the closing of this offering, and bearing simple interest, compounded semiannually, at an annual rate equal to three percent above the U.S. prime rate in effect from time to time. The obligations under the promissory notes will be non-recourse to any assets of the borrowers other than the insider warrants and shares of our common stock that may be purchased pursuant to the insider warrants. The amounts of personal and borrowed funds to be used by such individuals for this purpose will be as follows: Bill Zhao, $166,667 personal funds and $333,333 borrowed funds; Angela Ma, $100,000 personal funds and $200,000 borrowed funds; and Brandon Ho, $100,000 personal funds and $200,000 borrowed funds. For additional information concerning the purchase of these insider warrants, please refer to the discussion elsewhere within this prospectus under the caption "Principal Stockholders."

        The proceeds from the sale of the insider warrants will be deposited in the trust account pending our completion of a business combination. The insider warrants will be identical to the warrants included in the units being offered by this prospectus except that they will be subject to the transfer restrictions described below and that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as such warrants are held by our initial stockholders or their permitted transferees. Robin Lee, and our other officers who are purchasing the insider warrants have agreed that the insider warrants will not be sold or transferred by him until 90 days after we have completed a business combination, provided however that transfers can be made to certain permitted transferees who agree in writing to be bound by such transfer restrictions. Accordingly, the insider warrants will be placed in escrow and will not be released until 90 days after the completion of a business combination.

        The holders of the initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities will be entitled to make up to two demands that we register such securities. As at least approximately 70.6% of the initial shares will be released from escrow one year after the consummation of a business combination, our initial stockholders will be able to make a demand for registration of the resale of their initial shares that have been released from escrow at any time commencing nine months after the consummation of a business combination. Additionally, our initial stockholders will be able to elect to exercise these registration rights with respect to the insider warrants (and underlying securities) at any time after we consummate a business combination. In addition, the holders will have certain "piggy-back" registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

        During January 2007 certain of our founders formed a British Virgin Islands corporation under a name identical to ours, China Mining Resources Holdings Limited. During March 2007 this British Virgin Islands corporation entered into an engagement letter with Global Strategic Partners Inc. ("GSP") pursuant to which GSP was retained to render certain financial advisory services. The British Virgin Islands corporation paid GSP an initial retainer of $38,462. The engagement letter stated that it was binding on any affiliates and successors of the original China Mining Resources Holdings Limited. In September 2007, our founders determined to pursue potential acquisitions in the Chinese mineral mining industry through a corporation formed in the United States, and for that purpose the founders formed us as a Delaware corporation. The British Virgin Islands corporation has been dormant since that time. The engagement letter required GSP to perform certain services for the British Virgin Islands corporation, and the British Virgin Islands corporation to pay certain compensation to GSP. In December 2007, we entered into an agreement with the British Virgin Islands corporation and GSP pursuant to which GSP agreed that there will be no claims on us other than the periodic reimbursement of out-of-pocket expenses related directly to this offering under the engagement letter. As of March 31, 2008, out-of-pocket expenses incurred by both GSP and its Managing Director totaled $49,392, of which $12,820 had been paid by us. We believe the terms of the GSP transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

        SSC Mandarin Group Limited, an affiliate of Robin Lee, our Chairman and Chief Executive Officer, loaned a total of $277,000 to us for the payment of offering expenses. The loans bear no interest and are due on the earlier of November 15, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

        We have agreed to pay SSC Mandarin Financial Services Limited (SSCM) a monthly fee of $10,000 for office space and administrative and support services. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders. This arrangement was agreed to by SSCM for our benefit and is not intended to provide SSCM compensation in lieu of a management fee. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

        We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Our audit committee will review and approve all reimbursements made to our initial stockholders, officers, directors or their affiliates, and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval. Such review will encompass an analysis of the corporate purposes advanced by such expenses and their reasonableness as compared to similar services or products that could have been procured from an independent third party source. There is no limit on the total amount of out-of-pocket expenses reimbursable by us, provided that members of our management team will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account (initially, approximately $100,000) and interest income on the trust account balance, net of taxes payable on such interest, of up to $1,500,000 that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, unless a business combination is consummated. Additionally, there will be no review of the reasonableness of the expenses other than by our audit committee and, in some cases, by our board of directors as described above, or if such reimbursement is challenged, by a court of competent jurisdiction.

        No compensation of any kind, including finder's, consulting or other similar fees, will be paid to any of our initial stockholders, officers, directors or special advisor, or any of their affiliates, for any services rendered prior to or in connection with the consummation of a business combination, other than the repayment of non-interest bearing loans of $277,000 in the aggregate made by SSC Mandarin Group Limited, an affiliate of Robin Lee, and the $10,000 per month administrative fees and reimbursable out-of-pocket expenses payable to SSCM.

        All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested "independent" directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested "independent" directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

        Robin Lee, our Chairman and Chief Executive Officer, has agreed that he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claimed amounts owed to a third party who executed a valid and enforceable waiver. Because we will seek to have all third parties we engage and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind whatsoever they may have in or to any assets held in the trust account, we believe the likelihood of Mr. Lee having any such obligations is minimal. We have not received any waiver agreements at this time. Notwithstanding the foregoing, we have questioned Mr. Lee on his financial net worth and reviewed his financial information and believe that he will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that he will be able to satisfy those obligations. Therefore, if we liquidate, we cannot assure you that the per-share distribution from the trust account will not be less than $7.93 plus interest, due to such claims.

        Robin Lee, our Chairman and Chief Executive Officer, has been granted an option by each of the other officers and directors, and by our special advisor, to purchase two-thirds of the shares held by the grantor at a purchase price of $0.01 per share, which is the purchase price originally paid by the grantor for the shares. This option will expire upon the consummation of our initial business combination. In addition, this option is exercisable only if the grantor ceases to continue as an officer and/or director, as applicable, as a result of either a voluntary termination by the grantor (other than death or disability) or a termination by the Company for cause (as defined). Additional details concerning these options are provided in this prospectus under the caption "Principal Stockholders—Call Option at $0.01 Per Share on Certain Shares of our Common Stock Granted by our Officers and Directors and Special Advisor to Robin Lee."

DESCRIPTION OF SECURITIES

General

        As of the consummation of this offering, we will be authorized to issue 30,000,000 shares of common stock, par value $0.0001 per share, and 500,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 1,875,000 shares of common stock are outstanding, held by 11 stockholders of record. No shares of preferred stock are currently outstanding.

        The following describes all of the material terms and conditions of units, common stock, preferred stock and warrants of the Company.

Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless Lazard Capital Markets LLC informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the underwriters' over-allotment option is exercised prior to the filing of the Form 8-K. If the underwriters' over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if Lazard Capital Markets LLC has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common Stock

        Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for an extended period or any business combination, all of our initial stockholders, which includes our officers, directors and special advisor, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders, officers and directors. Our initial stockholders and each of our officers and directors have agreed to vote all shares of common stock acquired by them in or following this offering in favor of any initial business combination and any amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus or, in connection with the stockholder vote on a business combination, to perpetuity. Additionally, our initial stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with the business combination only if (i) a majority of the outstanding shares of our common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and such business combination and (iii) less than 40% of the shares sold in this offering are voted against the extended period and the business combination and are converted on a cumulative basis, taking into consideration shares converted in connection with the proposal that may be presented to our stockholders in connection with the extended period. Voting against the business combination or an extension of the time period within which we must complete our initial business combination alone will not result in conversion of a stockholder's shares for a pro rata share of the trust account. A stockholder must have also exercised the conversion rights for a conversion to be effective.

        Upon the consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

        As required by our amended and restated certificate of incorporation, if we do not consummate a business combination by            , 2010 [twenty four months from the date of this prospectus] (or            , 2011 [thirty six months from the date of this prospectus] if extended pursuant to a stockholder vote as described in this prospectus), our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including any interest earned on their pro rata portion of the trust account, net of taxes payable on such interest, and net of interest income, net of taxes payable on such interest, of up to $1,500,000 of the interest income on the trust account balance released to us as described above to fund our working capital requirements and pay any of our tax obligations, and any net assets remaining available for distribution to them after payment of liabilities. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed or if they vote against an extension of the time period within which we must complete our initial business combination and such extension is approved. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

        As of the consummation of this offering, our amended and restated certificate of incorporation will authorize the issuance of 500,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

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  the completion of a business combination; and

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  one year from the date of this prospectus.

        The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time. The warrants issuable upon exercise of the unit purchase option are identical to the warrants offered by this prospectus.

        Once the warrants become exercisable, we may call the warrants for redemption (including any of the insider warrants and any outstanding warrants issued upon exercise of the unit purchase option issued to Lazard Capital Markets LLC), without the consent of the underwriters,

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  in whole but not in part,

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  at a price of $0.01 per warrant,

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  upon not less than 30 days' prior written notice of redemption, and

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  if, and only if, the last sale price of the common stock equals or exceeds $11.50 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of our common stock) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided that we have an effective registration statement under the Securities Act covering the shares issuable upon exercise of the warrants and a current prospectus relating to them is available.

        The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder's warrant upon surrender of such warrant.

        The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

        If we call the warrants for redemption as described above, we have agreed to allow our initial stockholders, or their affiliates, to exercise the insider warrants on a "cashless basis." If the holders take advantage of this option, they would pay the exercise price by surrendering their insider warrants for the net value of the warrants in shares of common stock based on the fair market value of our common stock. For purposes of the cashless exercise feature, fair market value means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of warrants. Accordingly, if a holder surrendered insider warrants exercisable for 100 shares of our common stock at an exercise price of $6.00 per share, and the fair market value of our common stock was $10.00, then the net value of the warrant would be $400 (the difference between the fair market value and the exercise price multiplied by the number of shares underlying the warrants), and such holder would receive 40 shares (the net value of the warrants divided by the fair market value of our common stock). The reason that we have agreed that the insider warrants will be exercisable on a cashless basis so long as they are held by our initial stockholders or their affiliates is because it is not known at this time whether they will be affiliated with us following a business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, reclassification of our common stock or our reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised at any time after they become exercisable upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the subscription form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price and any applicable taxes due in connection with the exercise, in cash or by certified check or bank draft payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable and we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and the warrants may expire worthless. If the warrants expire worthless, this would mean that a person who paid $8.00 for a unit in our initial public and who did not sell the warrants included in the unit would have effectively paid $8.00 for one share of common stock. Also, in no event will we be required to net cash settle any warrant exercise. Because the warrants will not be exercisable without an effective registration statement covering the shares underlying the warrants, we will not call the warrants for redemption unless there is an effective registration statement in place.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

        The insider warrants to be purchased by our initial stockholders will be identical to the warrants included in the units being offered by this prospectus except that they will be subject to the transfer restrictions described below and that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by our initial stockholders or their affiliates. The insider warrants will be purchased separately and not in combination with the common stock or in the form of units. Robin Lee and each of our other officers who are purchasing the insider warrants have agreed that the insider warrants will not be sold or transferred by him until 90 days after we have completed a business combination, provided however that transfers can be made to certain permitted transferees who agree in writing to be bound by such transfer restrictions. Accordingly, the insider warrants will be placed in escrow and will not be released until 90 days after the completion of a business combination.

        The proceeds from the sale of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one of more business combinations that meet the criteria described in this prospectus, then the $2,500,000 purchase price of the insider warrants will become part of the liquidating distribution to our public stockholders, and the insider warrants will expire worthless.

Purchase Option

        We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 375,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Dividends

        We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. After we complete a business combination, the payment of cash dividends will depend upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends subsequent to a business combination will be within the discretion of our then board of directors. Our board of directors currently intends to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

American Stock Exchange Listing

        There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol "RCP.U" on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols "RCP" and "RCP.WS" respectively.

Certain Anti-takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

        Upon the closing of this offering, we will be governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally has an anti-takeover effect for transactions not approved in advance by our board of directors. This may discourage takeover attempts that might result in payment of a premium over the market price for the shares of common stock held by stockholders. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination," under Section 203, includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's voting stock.

        Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

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  before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

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  at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

  Staggered Board of Directors

        Upon the consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

  Stockholder Action; Special Meeting of Stockholders

        Our amended and restated certificate of incorporation provides that our stockholders will not be able to take any action by written consent subsequent to the consummation of this offering, but will only be able to take action at duly called annual or special meetings of stockholders. Our bylaws further provide that special meetings of our stockholders may only be called by our board of directors with a majority vote of our board of directors, by our Chairman or Chief Executive Officer and will be called by our President or Secretary upon the written request of the holders of a majority of the outstanding shares of our common stock.

  Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder's notice will need to be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder's notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders' meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

  Authorized but Unissued Shares

        Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

  Removal of Directors

        Our bylaws provide that a director on our board of directors may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of our directors.

  Limitation on Liability and Indemnification of Directors and Officers

        Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

        Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors' and officers' liability insurance that insures members of our management team against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers. Prior to the closing of this offering, we will also enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided in our amended and restated certificate of incorporation.

        These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, directors and officers liability insurance and indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Shares Eligible for Future Sale

        Immediately after this offering, we will have 9,375,000 shares of common stock outstanding, or 10,500,000, shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 7,500,000 shares sold in this offering, or 8,625,000 shares if the underwriters' over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. However, all of the 1,875,000 shares of common stock included in the initial shares will be placed in escrow. Approximately 70.6% of the initial shares, or 1,323,529 shares, will be released to the initial stockholders one year after we consummate our initial business combination or earlier if, following our business combination, we engage in a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities or if we liquidate and dissolve. In addition, approximately 29.4% of the initial shares, or an aggregate of 551,471 initial shares, will be held in escrow for a maximum of five years after the closing of this offering and will be released to the initial stockholders only if (i) our stock price is greater than or equal to $11.50 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of our common stock) for any 20 trading days within any 30-trading-day period ending prior to the fifth anniversary of the closing of this offering and (ii) the other 70.6% of initial shares have been released to the initial stockholders. If the conditions set forth in the preceding sentence are not satisfied, the 551,471 shares, including any dividends or other distributions thereto, will be forfeited. Our initial stockholders will have the right to vote and to receive dividends and other distributions with respect to all of the initial shares, including the shares subject to possible forfeiture, provided that any dividends or other distributions on the initial shares will be held in escrow together with the initial shares. The initial stockholders may not transfer the initial shares while they are held in escrow other than to certain permitted transferees who agree in writing to be bound by such transfer restrictions. Additionally, Robin Lee, and our other officers who are purchasing the insider warrants have agreed that the insider warrants will not be sold or transferred by him until 90 days after we have completed a business combination, provided however that transfers can be made to certain permitted transferees who agree in writing to be bound by such transfer restrictions. Such insider warrants will be placed in escrow and will not be released until 90 days after we have completed a business combination.

  Rule 144

        Under Rule 144 as in effect on the date of this prospectus, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, are subject to additional restrictions, by which such persons are entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

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  1% of the total number of securities of the same class then outstanding, which will equal 93,750 shares and 100,000 warrants immediately after this offering (or 105,000 shares and 111,250 warrants if the underwriters exercise their over-allotment option); or

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  the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales must also comply with the manner of sale and notice provisions of Rule 144.

  Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

        Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

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  the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

        As a result, our initial stockholders will be able to sell the initial shares and initial warrants (and underlying ordinary shares) pursuant to Rule 144 without registration one year after we have completed our initial business combination if we meet all conditions set forth above.

  Registration Rights

        The holders of the initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities will be entitled to make up to two demands that we register such securities. As at least approximately 70.6% of the initial shares will be released from escrow one year after the consummation of a business combination, our initial stockholders will be able to make a demand for registration of the resale of their initial shares that have been released from escrow at any time commencing nine months after the consummation of a business combination. Additionally, our initial stockholders will be able to elect to exercise these registration rights with respect to the insider warrants (and underlying securities) at any time after we consummate a business combination. In addition, the holders will have certain "piggy-back" registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION

United States Federal Income Tax Considerations

        The following is a discussion of material United States federal income tax consequences of the acquisition, ownership, and disposition of our units, common stock, and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular investor in light of the investor's individual investment or tax circumstances. In addition, this discussion does not address (a) United States gift or estate tax laws, (b) state, local or non-U.S. tax consequences, (c) the special tax rules that may apply to certain investors, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers who have elected mark-to-market accounting, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or United States expatriates or former long-term residents of the United States, or (d) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common stock or warrants through such entities.

        This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service, or IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

        As used in this discussion, the term "U.S. person" means a person that is, for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this prospectus, the term "U.S. holder" means a beneficial owner of our securities that is a U.S. person and the term "non-U.S. holder" means a beneficial owner of our securities (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

        The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes may wish to consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of units, common stock and warrants.

        This discussion is only a summary of material United States federal income tax consequences. Holders may wish to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any state, local, non-U.S. or non-income tax laws and any applicable tax treaty.

Personal Holding Company Status

        We could be subject to additional U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation's adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents).

        Depending on the dates and sizes of our business combinations, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including our founders and certain tax-exempt organizations and pension funds, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional 15% PHC tax on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2010, the PHC tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals (currently 35%).

General

        There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values.

        Our view of the characterization of the units described above and a holder's purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors may wish to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal income tax purposes.

Tax Consequences of an Investment in our Common Stock

  Dividends and Distributions

        If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under "—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" below.

        Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. holder generally will be subject to tax as net capital gain at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. However, the conversion feature of the common stock described under "Proposed Business-Effecting a Business Combination-Conversion Rights" conceivably could affect a U.S. holder's ability to satisfy the holding period requirements with respect to the dividends received, deduction or the capital gains tax rate, as the case may be, with respect to the time period prior to the approval of an initial business combination.

        Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder's conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as maybe specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable tax treaty or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms must be periodically updated. Non-U.S. holders may wish to consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a United States taxpayer identification number).

        Dividends that are effectively connected with a non-U.S. holder's conduct of a trade or business in the United States, and, if provided in an applicable income tax treaty, dividends that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates and are not subject to the United States withholding tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for United States federal income tax purposes may be subject to an additional "branch profits tax" at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

  Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

        In general, a U.S. holder must treat any gain or loss recognized upon a taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the disposed of common stock exceeds one year. However, the conversion feature of the common stock described under "Proposed Business-Effecting a Business Combination-Conversion Rights" conceivably could affect a U.S. holder's ability to satisfy the holding period requirements for long-term capital gains treatment with respect to the time period prior to the approval of an initial business combination. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition and the U.S. holder's adjusted tax basis in the share of common stock. A U.S. holder's adjusted tax basis in the common stock generally will equal the U.S. holder's acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum capital gains rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition of our common stock or warrants if the U.S. holder purchases, or enters into a contract or option to purchase, substantially identical securities within 30 days before or after any disposition.

        Any gain realized by a non-U.S. holder on the disposition of our common stock generally will not be subject to United States federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed place of business of the non-U.S. holder) or (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

        Net gain realized by an individual non-U.S. holder described in clause (i) of the preceding sentence will be subject to tax at generally applicable United States federal income tax rates. Any gains of a foreign corporation non-U.S. holder described in clause (i) of the preceding sentence may be subject to an additional "branch profits tax" at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. holder described in clause (ii) of such sentence will be subject to a flat 30 percent tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

        Any gain to a non-U.S. holder upon the sale or disposition of our common stock also will be subject to U.S. federal income tax if, for such purposes, our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (a"USRPHC") during the relevant statutory period. We believe that we currently are not and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. In the event we do become a USRPHC, as long as our common stock is regularly traded on an established securities market, our common stock will be treated as U.S. real property interests only with respect to a non-U.S. holder that actually or constructively holds more than 5 percent of our common stock.

  Conversion of Common Stock

        In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under "—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is "substantially disproportionate" with respect to the holder, (2) results in a "complete termination" of the holder's interest in the Company or (3) is "not essentially equivalent to a dividend" with respect to the holder. These tests are explained more fully below.

        In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the stockholder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder's interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder's conversion results in a "meaningful reduction" of the holder's proportionate interest in the Company. Whether the conversion will result in a meaningful reduction in a holder's proportionate interest will depend on particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction." A holder may wish to consult with its own tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

        If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under "—Dividends and Distributions". After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder's adjusted tax basis in his remaining common stock, or, if it has none, to the holder's adjusted tax basis in its warrants or possibly in other common stock constructively owned by it.

Tax Consequences of an Investment in our Warrants

  Exercise of a Warrant

        Upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder's tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder's initial investment in the warrant (i.e., the portion of the holder's purchase price for a unit that is allocated to the warrant, as described above under "—General") and the exercise price. The holder's holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

  Sale, Exchange, Call, or Expiration of a Warrant

        Upon a sale, exchange (other than by exercise), call, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition or expiration (or, if the common stock and the warrants are not trading separately at the time of the disposition, the portion of the amount realized on the disposition or expiration that is allocated to the warrant based on the then fair market value of the warrant) and the U.S. holder's tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant, as described above under "—General"). Such gain or loss would generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations.

        The federal income tax treatment of a non-U.S. holder's gains recognized on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder's gains recognized on a disposition of our common stock, as described under "—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" above.

Information Reporting and Backup Withholding

        Under United States Treasury Regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

        The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

        A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. United States information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Code; or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

        Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder's United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders may wish to consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

UNDERWRITING

        In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Lazard Capital Markets LLC is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units
Lazard Capital Markets LLC

Total	7,500,000

        Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

        A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

        We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $                      per unit.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and insider warrants and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and the insider warrants include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

        We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,125,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

        The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$8.00	$60,000,000	$69,000,000
Discount(1)	$0.56	$4,200,000	$4,830,000
Proceeds before expenses(2)	$7.44	$55,800,000	$64,170,000

(1)
$2,100,000 (or $2,415,000 if the over-allotment option is exercised in full) of the underwriting discounts will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. Upon the consummation of our initial business combination, the full amount of such deferred underwriting discounts will be payable without regard to whether conversion rights have been exercised with respect to any shares in connection with a vote to extend the period of time to consummate the business combination or in connection with a vote to approve the business combination.

(2)
The offering expenses are estimated at $835,000.

        No discounts or commissions will be paid on the sale of the insider warrants.

Purchase Option

        We have agreed to sell to the representative, for $100, an option to purchase up to a total of 375,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $10.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. We estimate that the fair value of this option is approximately $1,159,070 (approximately $3.09 per unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 55.66%, (2) risk-free interest rate of 2.46% and (3) expected life of five years. The option, the 375,000 units underlying the option, the 375,000 shares of common stock and the 375,000 warrants included in such units, and the 375,000 shares of common stock underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Also, the option may not be sold, transferred, assigned, pledged or hypothecated for an additional 180-day period (resulting in an aggregate lock-up period of one year when combined with the 180-day lockup under Rule 2710(g)(l)) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and "piggy-back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

        The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

        Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

  •
  Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $8.00.

  •
  Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

  •
  Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

        Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

        The "restricted period" under Regulation M will end upon the completion of this distribution. Under Regulation M, the restricted period will terminate when all of the securities have been distributed and any stabilization arrangements have been terminated. Further, if the representative were to exercise the over-allotment option to purchase securities in excess of the syndicate short position at the time the over-allotment option is exercised, the restricted period could be extended. In such event, the restricted period would not end until the excess securities were distributed by the underwriters or placed in their investment accounts. However, the representative has agreed that it may only exercise the over-allotment option to cover the net syndicate short position, if any.

Other Terms

        Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the Financial Industry Regulatory Authority determines that such payment would not be deemed underwriters' compensation in connection with this offering.

Indemnification

        We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

        The validity of the securities offered in this prospectus is being passed upon for us by Troutman Sanders LLP, New York, New York. Akin Gump Strauss Hauer & Feld LLP, New York, New York is acting as counsel for the underwriters in this offering.

EXPERTS

        The financial statements included in this prospectus and in the registration statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, as of March 31, 2008 and for the period from September 27, 2007 (date of inception) through March 31, 2008 as set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements are included in reliance upon their report given upon the authority of Rothstein, Kass & Company, P.C. as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

CHINA MINING RESOURCES HOLDINGS LIMITED
(a corporation in the development stage)

INDEX TO FINANCIAL STATEMENTS

To the Board of Directors and Stockholders of
China Mining Resources Holdings Limited

        We have audited the accompanying balance sheet of China Mining Resources Holdings Limited (a corporation in the development stage) (the "Company") as of March 31, 2008 and the related statements of operations, stockholders' equity and cash flows for the period from September 27, 2007 (date of inception) to March 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Mining Resources Holdings Limited (a corporation in the development stage) as of March 31, 2008, and the results of its operations and its cash flows for the period from September 27, 2007 (date of inception) to March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

Roseland, New Jersey
June 19, 2008

/s/ Rothstein, Kass & Company, P.C.

 CHINA MINING RESOURCES HOLDINGS LIMITED
(A corporation in the development stage)

BALANCE SHEET

March 31, 2008

ASSETS
Current assets—Cash	$67,292
Deferred offering costs	604,617

Total assets	$671,909

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accrued expenses	$12,900
Accrued offering costs	372,831
Note payable to stockholders	277,000

Total current liabilities	662,731

Stockholders' equity
Preferred stock, par value of $0.0001 per share, 500,000 shares authorized, none outstanding	—
Common stock, par value of $0.0001 per share, 30,000,000 shares authorized, 1,875,000 shares issued and outstanding	188
Additional paid-in capital	24,812
Deficit accumulated during the development stage	(15,822)

Total stockholders' equity	9,178

Total liabilities and stockholders' equity	$671,909

See accompanying notes to financial statements.

CHINA MINING RESOURCES HOLDINGS LIMITED
(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the Period from September 27, 2007 (Inception) to March 31, 2008

Revenue	$—
Formation and operating costs	(15,822)

Net loss applicable to Common Stockholders	$(15,822)

Loss per common share, basic and diluted	$(.01)

Weighted average number of common shares outstanding, basic and diluted	1,875,000

See accompanying notes to financial statements.

CHINA MINING RESOURCES HOLDINGS LIMITED
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS' EQUITY

For the Period from September 27, 2007 (Inception) to March 31, 2008

				Deficit Accumulated During the Development Stage
	Common Stock
			Additional Paid-in Capital		Total Stockholders' Equity
	Shares	Amount
Balances, September 27, 2007 (date of inception)	—	$—	$—	$—	$—
Shares of common stock issued at approximately $0.01 per share to initial stockholders on November 15, 2007	1,875,000	188	24,812	—	25,000
Net loss for the period				(15,822)	(15,822)

Balance, March 31, 2008	1,875,000	$188	$24,812	$(15,822)	$9,178

See accompanying notes to financial statements.

 CHINA MINING RESOURCES HOLDINGS LIMITED
(A corporation in the development stage)

STATEMENT OF CASH FLOWS

For the Period from September 27, 2007 (Inception) to March 31, 2008

Cash flows from operating activities:
Net loss	$(15,822)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating liability
Increase in accrued expenses	12,900

Net cash used in operating activities	(2,922)

Cash flows from financing activities:
Proceeds from note payable to affiliate	277,000
Proceeds from issuance of common stock to initial stockholders	25,000
Payment of offering costs	(231,786)

Net cash provided by financing activities	70,214

Net increase in cash	67,292
Cash at beginning of period	—

Cash at end of period	$67,292

Supplemental disclosure of non-cash financing activities:
Accrual of offering costs	$372,831

See accompanying notes to financial statements.

CHINA MINING RESOURCES HOLDINGS LIMITED

(A corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note 1–Organization and Nature of Business Operations

        China Mining Resources Holdings Limited (a corporation in the development stage) (the "Company") was incorporated in Delaware on September 27, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or contractual arrangement, with one or more operating businesses (collectively the "Business Combination").

        At March 31, 2008, the Company had neither engaged in any operations nor generated revenue to date. All activity through March 31, 2008 relates to the Company's formation and the proposed public offering described below. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7 "Accounting and Reporting by Development Stage Enterprises", and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year-end.

        The Company's management has broad discretion with respect to the specific application of the net proceeds from the proposed public offering (the "Proposed Offering") (see Note 3), although substantially all of the net proceeds of the Proposed Offering are intended to be applied toward consummating a "Business Combination" with one or more operating businesses. As used herein, a "Business Combination" shall mean the acquisition of one or more businesses, that at the time of the Company's initial business combination, has a fair market value in excess of 80% of the net assets held in the trust account (the "Trust Account") (excluding the deferred underwriting discount and commissions of $2,100,000 (see Note 5), or $2,415,000 if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any proposed extended period) at the time of the Company's execution of a definitive agreement relating to a business combination.

        Upon closing of the Proposed Offering, approximately $59,465,000 of the proceeds of this offering and the private placement of warrants (see Note 4) (or approximately $68,150,000 if the over-allotment is exercised in full) will be placed in the trust account invested until the earlier of (i) the consummation of the Company's first Business Combination or (ii) the liquidation of the Company. The proceeds in the Trust Account include the deferred underwriting discount and commissions of $2,100,000 ($2,415,000 if the over-allotment option is exercised in full) that will be released to the underwriters on completion of a Business Combination. The remaining proceeds outside of the Trust Account, as well as up to $1,500,000 of interest earned on funds held in the Trust Account, may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

        The Company will seek stockholder approval before it will effect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any Business Combination, all of the Company's initial stockholders have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders (the "Public Stockholders"). As used herein, Public Stockholders is defined as the holders of common stock sold as part of the units in the Proposed Offering or in the aftermarket. The Company will proceed with a Business Combination only if (i) a majority of the outstanding shares of the Company's common stock are voted in favor of an amendment to the Company's amended and restated certificate of incorporation to provide for our perpetual existence of the Company, (ii) a majority of the shares of common stock voted by the Public Stockholders present in person or by proxy, at a duly held stockholders meeting are voted in favor of such amendment and such Business Combination and (iii) conversion rights have been exercised with respect to less than 40% of the shares sold in the Proposed Offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which the Company may complete the initial Business Combination and the stockholder vote required to approve an initial Business Combination.

        If a Business Combination is approved and completed, Public Stockholders voting against a Business Combination will be entitled to convert their common stock into a pro rata share of the aggregate amount then on deposit in the Trust Account, including deferred underwriting discounts and commissions and any interest earned on their pro rata portion of the trust account net of income taxes payable thereon, and net of any interest income after tax of up to $1,500,000 on the Trust Account accrued and reserved or previously released to the Company. In addition, any stockholders voting against the proposed extension will be eligible to convert their shares into a pro rata portion of the Trust Account if the Company effects the extension. In order to extend the period of time to up to 36 months (i) the amendment to our amended and restated certificate of incorporation providing for such extended period must be approved, at a stockholder meeting duly held for such purpose, by (A) a majority of the outstanding shares of our common stock and (B) a majority of the shares of common stock sold in this offering that are voted (in person or by proxy) at such meeting; and (ii) fewer than 40% of the shares of common stock sold in this offering may be (A) voted (in person or by proxy) at such meeting against such amendment and (B) converted into the right to receive a pro rata share of the Trust Account. However, the Company is not restricting the stockholders' ability to vote all of their shares against the transaction.

        If the Company has entered into a definitive agreement relating to an initial Business Combination within 24 months following the consummation of the Proposed Offering (and if the Company anticipates that it may not be able to consummate a Business Combination within the 24-months period), the Company may seek stockholders' approval to extend the time period up to 36 months. In connection with the vote required for any such extension, all of the Company's initial stockholders have agreed to vote the shares of common stock owned by them immediately before the Proposed Offering in accordance with the majority of the shares of common stock voted by the Public Stockholders. In the event that the Company is not able to complete a Business Combination within 24 months after the consummation of the Proposed Offering and the Company does not receive stockholder approval for such extension or if the holders of 40% or more of the shares sold in the Proposed Offering vote against such extension and elect to convert their shares into a pro rata share of the Trust Account on a cumulative basis, the corporate existence of the Company will cease and it will promptly distribute only to the Public Stockholders the amount in the Trust Account. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the warrants contained in the units to be offered in the Proposed Offering discussed in Note 3).

Note 2–Summary of Significant Accounting Policies

Basis of presentation

        The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP)

and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the "SEC").

Development stage company

        The Company complies with the reporting requirements of SFAS No. 7, "Accounting and Reporting by Development Stage Enterprises".

Concentration of credit risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which may, at times, exceed federally insured limits. The Company has not experienced a loss on this account and management believes the Company is not exposed to significant risks on such account.

        The Company has agreed to sell to the representative of the underwriters, an option to purchase up to 375,000 options at $10 per share, for $100, as additional compensation. The Company has determined, based upon a Black-Scholes-Merton option-pricing model, that the fair value of the option at the date of the sale will be approximately $3.09 per option or $1.2 million in total.

Deferred offering costs

        The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A "Expenses of Offering". Deferred offering costs consist principally of accounting, legal and other fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to stockholders' equity upon the receipt of the Proposed Offering proceeds or charged to expense if the Proposed Offering is not completed. The Company had incurred deferred offering costs of approximately $605,000 relating to expenses connected with the Proposed Offering as of March 31, 2008.

Share based compensation

        The Company complies with the accounting and reporting requirements of SFAS No. 123R "Share Based Payments". The cost of services received in exchange for an award of equity instruments is measured based on the grant-date fair value of those instruments. The Company has determined the fair value of the option using a Black-Scholes-Merton option-pricing model, expected life of five years, expected volatility if approximately 56% (based on an appropriate industry sector) and a risk free rate of 2.46% (See Note 5).

Fair value of financial instruments

        The Company has agreed to sell to the representative of the underwriters, an option to purchase up to 375,000 options at $10 per share, for $100, as additional compensation. The Company has determined, based upon a Black-Scholes-Merton option-pricing model, that the fair value of the option at the date of the sale will be approximately $3.09 per option or $1.2 million in total.

        The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107 "Disclosure About Fair Value of Financial Instruments", approximates the carrying amounts presented in the accompanying balance sheet.

        The Company complies with SFAS No. 157 "Fair Value Measurements", issued by the FASB in September 2006 and effective for financial statements issued for fiscal years beginning after November 15, 2007. SFAS No. 157 defines fair value, establishes a framework for measuring fair value, expands disclosures about fair value measurements and applies under other accounting pronouncements that require or permit fair value measurements. The guidance in SFAS No. 157 applies to derivatives and other financial instruments measured at estimated fair value under SFAS No. 133 and related pronouncements.

        In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities", effective for fiscal years beginning after November 15, 2007. This Statement permits entities to choose to measure many financial instruments at fair value. Unrealized gains and losses on items for which this option has been elected are reported in earnings. For the period from September 27, 2007 to March 31, 2008 the Company has not elected the fair value option available under this standard.

Income taxes

        The Company complies with SFAS No. 109 "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

        Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

        The Company also complies with the provisions of the Financial Accounting Standards Board ("FASB") Interpretation No. 48 "Accounting for Uncertainty in Income Taxes–an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties for the period from September 27, 2007 (date of inception) to March 31, 2008. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The Company adopted FIN 48 effective September 27, 2007 (date of inception).

Loss per common share

        The Company complies with accounting and reporting requirements of SFAS No. 128 "Earnings per Share". Basic loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock and would then share in the earnings of the Company except where the result would be anti-dilutive. There were no potentially dilutive securities or other contracts outstanding as of March 31, 2008; as a result, diluted loss per common share is the same as basic loss per common share.

CHINA MINING RESOURCES HOLDINGS LIMITED
(a corporation in the development stage) (Continued)

Use of estimates

        The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from these estimates.

Geographical risk

        The Company's operations, if a Business Combination is consummated outside the United States, will be subject to local government regulations and to the uncertainties of the economic and political conditions of those areas.

Recently issued accounting standards

        In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. SFAS 141(R) provides companies with principles and requirements on how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree, as well as the recognition and measurement of goodwill acquired in a business combination. SFAS 141(R) also requires certain disclosures to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combination will generally be expensed as incurred. SFAS 141(R) is effective for business combinations occurring in fiscal years beginning after December 15, 2008, which will require the Company to adopt these provisions for business combinations occurring in fiscal 2009 and thereafter. Early adoption of SFAS 141(R) is not permitted.

        In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB 51," which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent's equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and will apply prospectively, except for the presentation and disclosure requirements, which will apply retroactively. The Company is currently assessing the impact of SFAS 160 on its financial statements.

Note 3–Proposed Offering

        The Proposed Offering calls for the Company to offer for public sale up to 7,500,000 units ("Units") at $8.00 per unit. Each Unit consists of one share of the Company's common stock at $0.0001 par value, and one redeemable common stock purchase warrant ("Warrant"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (i) one year from the date of the prospectus for the Proposed Offering or (ii) the completion of the initial Business Combination, and will expire five years from the date of the prospectus for the Proposed Offering. The Warrant will be redeemable at a price of $0.01 per Warrant upon 30 days prior written notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given, provided that the Company has an effective registration statement under the Securities Act covering the shares issuable upon exercise of the warrants and a current prospectus relating to them is available. In the event that a registration is not effective at the time of exercise, the holder of such Warrant will not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

        The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder's warrant upon surrender of such warrant.

Note 4–Related Party Transactions

        The Company issued a $277,000 unsecured promissory note to an affiliate of the Company's principal stockholder and director, SSC Mandarin Group Limited, on November 15, 2007. The note is non-interest bearing and is payable on the earlier of November 15, 2008 or the consummation of the Proposed Offering.

        The Company owed an affiliate of the Company's principal stockholder and director out-of-pocket expenses of approximately $15,000 as of March 31, 2008, which are included in deferred offering costs.

        The Company currently occupies office space provided by an affiliate of our Chairman and Chief Executive Officer. Such affiliate has agreed that, until the consummation of the initial Business Combination by the Company or the distribution of the Trust Account to the Public Stockholders, it will make such office space, as well as general and administrative services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $10,000 per month for such services.

        Robin Lee, director and officer of the Company, and three other officers of the Company (one of whom is also a director), have agreed to purchase in a private placement an aggregate of 2,500,000 warrants simultaneously with the consummation of the Proposed Offering at a price of $1.00 per warrant (an aggregate purchase price of approximately $2,500,000) from the Company and not as part of the Proposed Offering. These warrants purchased by such individuals will be placed into an escrow account and will not be released until 90 days after the completion of a Business Combination. Management does not believe that the sale of warrants to such individuals will result in the recognition of stock-based compensation expense because the warrants are being sold at or above fair value. However, the actual fair value of the warrants and any stock-based compensation will be determined on the date of issuance.

        The Company has entered into agreements with Global Strategic Partners, Inc., an entity for which an initial stockholder and director of the Company is the Managing Member. The agreements provide for financial advisory and co-ordination services related to the Proposed Offering. The Company will also reimburse Global Strategic Partners, Inc. for its reasonable out-of-pocket expenses. As of March 31, 2008, costs for services provided by both Global Strategic Partners, Inc. and its Managing

Director included in deferred offering costs and accrued offering costs totaled approximately $887,000 and $37,000, respectively.

Note 5–Commitments

        The Company is committed to pay an underwriting discount of 3.5%, or $2,100,000 ($2,415,000 if the over-allotment option is exercised in full) of the gross proceeds from the Proposed Offering to the underwriters at the closing of the Proposed Offering, with an additional 3.5%, or $2,100,000 ($2,415,000 if the over-allotment option is exercised in full) of deferred underwriting discounts and commissions (see Note 1) payable upon the Company's consummation of a Business Combination.

        The Company has agreed to sell to the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 375,000 units at $10 per unit. The units issuable upon exercise of this option are identical to those offered in the Proposed Offering.

        The sale of the option to purchase will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the proceeds of $100 from the sale.

        The Company has determined, based upon a Black-Scholes-Merton option-pricing model, that the fair value of the option on the date of sale will be approximately $3.09 per option or $1,159,070 in total, using an expected life of five years, volatility of approximately 56% and a risk-free interest rate of 2.46%. The purchase option may be exercised for cash or on a "cashless" basis, at the holder's option, such that the holder may use the appreciated value of the purchase option (the difference between the exercise prices of the purchase option and the underlying warrants and the market price of the units and underlying securities) to exercise the purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from a registration is available. If the holder is unable to exercise the purchase option or the underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

        In accordance with SFAS No. 123R "Share Based Payments", the cost of services received in exchange for an award of equity instruments is to be measured based on the grant-date fair value of those instruments. Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time.

        SFAS 123R requires the Company to measure the option based on an appropriate industry sector index, instead of the expected volatility of its share price. The volatility calculation of approximately 56% is based on the average volatility for ten companies which, management believes, operate in a similar mineral mining or related industry ("Index").

        The Company referred to the Index because management believes that the average volatility is a reasonable benchmark to use in estimating the expected volatility of the Company's common stock post-business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a Business Combination within the prescribed time period and liquidates, the option would become worthless.

        Although the purchase option and its underlying securities have been registered under the registration statement of which the prospectus forms a part, the purchase option will provide for registration rights that will permit the holder of the purchase option to demand that a registration statement will be filed with respect to all or any part of the securities underlying the purchase option within 5 years of the completion of this offering. Further, the holders of the purchase option will be entitled to piggy-back registration rights in the event the Company undertakes a subsequent registered offering within 7 years of the completion of the Proposed Offering.

        The Company has granted the representative of the underwriter for the Proposed Offering a 45-day option to purchase up to an aggregate of 1,125,000 additional units to cover over-allotment. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution.

Note 6–Preferred Stock

        The Company is authorized to issue 375,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

        The underwriting agreement prohibits the Company, prior to a business combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the common stock on a business combination. The Company had not issued shares of preferred stock as of March 31, 2008.

Note 7—Common Stock Issued to Initial Stockholders

        On or prior to the offering, the initial stockholders will place their initial 1,875,000 shares of common stock in escrow. Of these shares, approximately 70.6%, or 1,323,529 shares, will be released to the initial stockholders one year after consummation of the Business Combination or earlier if, following the Business Combination, the Company engages in a subsequent transaction resulting in the stockholders having the right to exchange their shares for cash or other securities or if the Company liquidates or dissolves. In addition, approximately 29.4% of the initial shares, or an aggregate of 551,471 initial shares, will be held in escrow for a maximum of five years after the closing of Proposed Offering and will be released to the initial stockholders only if (i) the Company's stock price is greater than or equal to $11.50 per share for any 20 days within any 30-day period ending prior to the fifth anniversary of the closing of the Proposed Offering and (ii) the other 70.6% of the initial shares have been released to the initial stockholders. If the conditions are not satisfied, the 551,471 shares, including any dividends or other distributions, will be forfeited.

Note 8–Subsequent Events

        As of April 2008, Robin Lee, director and officer of the Company, has been granted an option by certain of the initial stockholders to purchase two-thirds of the shares held by the grantor at a purchase price of $0.01 per share. The option will expire upon the consummation of the Business Combination and is exercisable only if the grantor ceases to continue as an officer and/or director, as applicable, as a result of either a voluntary termination (other than death or disability) or a termination by the Company for cause, as defined in the Call Option Agreement.

        In June 2008, the Board of Directors of the Company approved a 3-for-4 reverse stock split pursuant to which each four shares of Common Stock outstanding as of June 13, 2008 were converted to three shares of Common Stock. All transactions and disclosures in the financial statements, related to the Company's common stock, have been adjusted to reflect the effects of the stock split.

        Until            , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$60,000,000

CHINA MINING RESOURCES HOLDINGS LIMITED

7,500,000 Units

PROSPECTUS

LAZARD CAPITAL MARKETS

                        , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the underwriters' non-accountable expense allowance) will be as follows:

Initial Trustees' fee	$1,000	(1)
SEC Registration Fee	5,188
FINRA filing fee	17,400
American Stock Exchange filing and listing fee	55,000
Accounting fees and expenses	70,000
Printing and engraving expenses	65,000
Legal fees and expenses (including blue sky services and expenses)	400,000
D&O Insurance	12,000
Miscellaneous	209,412	(2)

Total	$835,000

(1)
In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant's common stock, $2,400 for acting as warrant agent for the registrant's warrants and $2,400 for acting as escrow agent.

(2)
This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

        Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

          (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Article Eight, Paragraph B of our amended and restated certificate of incorporation provides:

          "The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

        Article VIII of our bylaws provides for indemnification of any of our directors, officers and other persons in accordance with our amended and restated certificate of incorporation.

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

        On November 15, 2007, in connection with the formation of our company, we issued 2,500,000 shares to our officers, directors and special advisor, for $0.01 per share or a total of $25,000. Such shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to a small number of sophisticated and/or accredited individuals and entities each of whom has a relationship with us and is familiar with our business. Each purchaser represented his, her or its intention at such time to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were or will be affixed to the instruments representing the securities issued in such transactions. In June 2008, the aggregate outstanding 2,500,000 initial shares were decreased to 1,875,000 shares as a result of a 3-for-4 stock split declared by our board of directors and approved by our initial stockholders.

        On June 13, 2008, pursuant to the amended and restated warrant purchase agreement among the company, Robin Lee, Baolong Zhao, Xiaona Ma and Wing Kai Ho, certain of our officers committed to purchase from us an aggregate of 2,500,000 warrants at a purchase price of $1.00 per warrant (for an aggregate purchase price of $2,500,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

        No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

          (a)   The following exhibits are filed as part of this Registration Statement:

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.
3.1	*	Certificate of Incorporation and amendment thereto.
3.2	*	Bylaws.
3.3	*	Form of Amended and Restated Certificate of Incorporation.
3.4	*	Amended and Restated Bylaws.
4.1.1	*	Specimen Public Unit Certificate.
4.1.2	*	Specimen Representative Unit Certificate.
4.2	*	Specimen Common Stock Certificate.
4.3.1	*	Form of Public Warrant Certificate.
4.3.2	*	Form of Representative Warrant Certificate.
4.4	*	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company.
4.5	*	Form of Unit Purchase Option to be granted to Representative.
5.1		Opinion of Troutman Sanders LLP.
10.1	*	Form of Letter Agreement among the Registrant and each officer, director and initial stockholder.
10.2	*	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company.
10.3	*	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders.
10.4	*	Letter Agreement between the Registrant and SSC Mandarin Financial Services Limited regarding office space and related services.
10.5	*	Promissory Note issued November 15, 2007 to SSC Mandarin Group Limited.
10.6	*	Form of Registration Rights Agreement among the Registrant and the initial stockholders.
10.7	*	Warrant Purchase Agreement dated April 23, 2008 among the Registrant and the purchasers named therein.
10.8	*	Letter agreement between the registrant and Global Strategic Partners Inc.
10.9		Amended and Restated Warrant Purchase Agreement dated June 13, 2008 among the Registrant and the purchasers named therein.
14	*	Code of Ethics
23.1		Consent of Rothstein, Kass & Company, P.C.
23.2		Consent of Troutman Sanders LLP (included in Exhibit 5.1).
24	*	Power of Attorney (included on the signature page of this Registration Statement).
99.1	*	Audit Committee Charter
99.2	*	Nominating Committee Charter

*
Previously filed.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i.      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            i.      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            ii.     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            iv.    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hong Kong Special Administrative Region, the People's Republic of China, on June 26, 2008.

CHINA MINING RESOURCES HOLDINGS LIMITED
By:	/s/ SENG LEONG "ROBIN" LEE Name: Seng Leong "Robin" Lee Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ SENG LEONG "ROBIN" LEE Seng Leong "Robin" Lee	Chairman and Chief Executive Officer (Principal Executive Officer)	June 26, 2008
* Wing Kai Ho	Vice President of Finance, Chief Financial Officer, Secretary and Treasurer (Principal Accounting Officer)	June 26, 2008
* Baolong Zhao	Director	June 26, 2008
* John Ambruz	Director	June 26, 2008
* Paul Bernards	Director	June 26, 2008
* Pieter van Aswegen	Director	June 26, 2008
* Merrill Weingrod	Director	June 26, 2008

* Denis Worrall	Director	June 26, 2008
*By:	/s/ SENG LEONG "ROBIN" LEE Attorney-in-fact

Exhibit Index

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.
3.1	*	Certificate of Incorporation and amendment thereto.
3.2	*	Bylaws.
3.3	*	Form of Amended and Restated Certificate of Incorporation.
3.4	*	Amended and Restated Bylaws.
4.1.1	*	Specimen Public Unit Certificate.
4.1.2	*	Specimen Representative Unit Certificate.
4.2	*	Specimen Common Stock Certificate.
4.3.1	*	Form of Public Warrant Certificate.
4.3.2	*	Form of Representative Warrant Certificate.
4.4	*	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company.
4.5	*	Form of Unit Purchase Option to be granted to Representative.
5.1		Opinion of Troutman Sanders LLP.
10.1	*	Form of Letter Agreement among the Registrant and each officer, director and initial stockholder.
10.2	*	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company.
10.3	*	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders.
10.4	*	Letter Agreement between the Registrant and SSC Mandarin Financial Services Limited regarding office space and related services.
10.5	*	Promissory Note issued November 15, 2007 to SSC Mandarin Group Limited.
10.6	*	Form of Registration Rights Agreement among the Registrant and the initial stockholders.
10.7	*	Warrant Purchase Agreement dated April 23, 2008 among the Registrant and the purchasers named therein.
10.8	*	Letter agreement between the registrant and Global Strategic Partners Inc.
10.9		Amended and Restated Warrant Purchase Agreement dated June 13, 2008 among the Registrant and the purchasers named therein.
14	*	Code of Ethics
23.1		Consent of Rothstein, Kass & Company, P.C.
23.2		Consent of Troutman Sanders LLP (included in Exhibit 5.1).
24	*	Power of Attorney (included on the signature page of this Registration Statement).
99.1	*	Audit Committee Charter
99.2	*	Nominating Committee Charter

*
Previously filed.

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
Our Business
THE OFFERING
SUMMARY FINANCIAL DATA
RISK FACTORS
Risks related to our business and this offering
Risks associated with acquiring and operating a target business in China
Risks associated with the Chinese mineral mining industry
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DILUTION
CAPITALIZATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
PROPOSED BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN TRANSACTIONS
DESCRIPTION OF SECURITIES
TAXATION
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
CHINA MINING RESOURCES HOLDINGS LIMITED (a corporation in the development stage) INDEX TO FINANCIAL STATEMENTS
CHINA MINING RESOURCES HOLDINGS LIMITED (A corporation in the development stage)
BALANCE SHEET March 31, 2008
CHINA MINING RESOURCES HOLDINGS LIMITED (a corporation in the development stage)
STATEMENT OF OPERATIONS For the Period from September 27, 2007 (Inception) to March 31, 2008
CHINA MINING RESOURCES HOLDINGS LIMITED (a corporation in the development stage)
STATEMENT OF STOCKHOLDERS' EQUITY For the Period from September 27, 2007 (Inception) to March 31, 2008
CHINA MINING RESOURCES HOLDINGS LIMITED (A corporation in the development stage)
STATEMENT OF CASH FLOWS For the Period from September 27, 2007 (Inception) to March 31, 2008
NOTES TO FINANCIAL STATEMENTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES
Exhibit Index